                                                                    EXHIBIT 10.5





                                CREDIT AGREEMENT

                                     Among

                     PAXSON COMMUNICATIONS TELEVISION, INC.

                                      and

                       MERRILL LYNCH CAPITAL CORPORATION,

                       As Arranger and Syndication Agent,

                                      and

                      CANADIAN IMPERIAL BANK OF COMMERCE,
                                NEW YORK AGENCY,

                            As Administrative Agent
                             and Collateral Agent,

                                      and

                     THE LENDING INSTITUTIONS LISTED HEREIN

                              ____________________


                            Dated as of May 17, 1995

                              ____________________

                                  $75,000,000

                               TABLE OF CONTENTS

                                                                                                           Page
                                                                                                           ----
SECTION 1.          Amount and Terms of Credit; Extension of
                    Maturity Date   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2

         1.01       Commitments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           2
         1.02       Minimum Amount of Each Borrowing;
                      Maximum Number of Borrowings    . . . . . . . . . . . . . . . . . . . . . . .           2
         1.03       Notice of Borrowing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           3
         1.04       Disbursement of Funds   . . . . . . . . . . . . . . . . . . . . . . . . . . . .           3
         1.05       Revolving Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           4
         1.06       Conversions/Continuations   . . . . . . . . . . . . . . . . . . . . . . . . . .           5
         1.07       Pro Rata Borrowings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           6
         1.08       Interest    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           7
         1.09       Interest Periods    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           8
         1.10       Special Provisions Governing
                      LIBOR Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           9
         1.11       Capital Requirements    . . . . . . . . . . . . . . . . . . . . . . . . . . . .          14
         1.12       Total Commitments; Limitations on
                      Outstanding Loan Amounts    . . . . . . . . . . . . . . . . . . . . . . . . .          15
         1.13       Extension of Maturity Date    . . . . . . . . . . . . . . . . . . . . . . . . .          15
         1.14       Replacement of Lenders    . . . . . . . . . . . . . . . . . . . . . . . . . . .          16

SECTION 2.          Commitments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          16

         2.01       Voluntary Reduction of Commitments    . . . . . . . . . . . . . . . . . . . . .          16
         2.02       Termination of Commitments    . . . . . . . . . . . . . . . . . . . . . . . . .          17
         2.03       Commitment Commission   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          17

SECTION 3.          Payments; Commitment Reductions   . . . . . . . . . . . . . . . . . . . . . . .          17
         3.01       Voluntary Prepayments   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          17
         3.02       Mandatory Prepayments; Commitment
                      Reductions    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          18
         3.03       Repayment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          19
         3.04       Method and Place of Payment   . . . . . . . . . . . . . . . . . . . . . . . . .          19
         3.05       Net Payments; Tax Certificates    . . . . . . . . . . . . . . . . . . . . . . .          20

SECTION 4.          Conditions Precedent    . . . . . . . . . . . . . . . . . . . . . . . . . . . .          22

         4.01       Conditions Precedent to Initial Loans   . . . . . . . . . . . . . . . . . . . .          22
                    (a)      Credit Documents; Revolving Notes  . . . . . . . . . . . . . . . . . .          22
                    (b)      Officer's Solvency Certificate   . . . . . . . . . . . . . . . . . . .          22
                    (c)      Opinions of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . .          22
                    (d)      Financial Statements, Etc.   . . . . . . . . . . . . . . . . . . . . .          23
                    (e)      Mortgaged Real Property and Real
                               Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          23
                    (f)      Security Documents   . . . . . . . . . . . . . . . . . . . . . . . . .          26
                    (g)      Capital and Organizational
                             Structure, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . .          27
                    (h)      Corporate Proceedings  . . . . . . . . . . . . . . . . . . . . . . . .          27

                                                                                                           Page
                                                                                                           ----
                    (i)      Organizational Documentation, Etc.   . . . . . . . . . . . . . . . . .          27
                    (j)      Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . .          28
                    (k)      Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          28
                    (l)      Payment of Certain Fees  . . . . . . . . . . . . . . . . . . . . . . .          28
                    (m)      Transaction Documents  . . . . . . . . . . . . . . . . . . . . . . . .          28
                    (n)      Consummation of Preapproved
                             Acquisition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          28
                    (o)      Tax Sharing, Management, Consulting
                             and Employment Agreements and
                             Arrangements   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          28
                    (p)      Consents, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . .          29
                    (q)      Consummation of Contribution   . . . . . . . . . . . . . . . . . . . .          30
                    (r)      Equity Documents   . . . . . . . . . . . . . . . . . . . . . . . . . .          30
                    (s)      Outstanding Debt   . . . . . . . . . . . . . . . . . . . . . . . . . .          30
                    (t)      Other Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . .          30
                    (u)      Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . .          30
                    (v)      Certain Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . .          31
                    (w)      Performance of Agreements  . . . . . . . . . . . . . . . . . . . . . .          31
                    (x)      Due Diligence  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          31
                    (y)      Other Documents, Etc.  . . . . . . . . . . . . . . . . . . . . . . . .          31

         4.02       Conditions Precedent to Acquisition
                      Loans   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          32
                    (a)      Credit Documents   . . . . . . . . . . . . . . . . . . . . . . . . . .          32
                    (b)      Officers' Certificates   . . . . . . . . . . . . . . . . . . . . . . .          32
                    (c)      Opinions of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . .          33
                    (d)      Mortgaged Real Property and Real
                               Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          33
                    (e)      Security Documents   . . . . . . . . . . . . . . . . . . . . . . . . .          33
                    (f)      Corporate Proceedings  . . . . . . . . . . . . . . . . . . . . . . . .          34
                    (g)      Organizational Documentation, Etc.   . . . . . . . . . . . . . . . . .          34
                    (h)      Compliance with Law  . . . . . . . . . . . . . . . . . . . . . . . . .          34
                    (i)      Pro Forma Covenant Compliance  . . . . . . . . . . . . . . . . . . . .          34
                    (j)      Consents, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . .          35
                    (k)      Acquisition Documents; Acquisitions  . . . . . . . . . . . . . . . . .          36
                    (l)      Due Diligence  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          37
                    (m)      Total Debt to Total Capitalization
                               Ratio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          37

         4.03       Conditions Precedent to Loans for Future
                      Acquisitions    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          37

                    (a)      Transaction Structure; Due Diligence   . . . . . . . . . . . . . . . .          37
                    (b)      Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . .          38
                    (c)      Acquisition Documents  . . . . . . . . . . . . . . . . . . . . . . . .          38
                    (d)      Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . .          38
                    (e)      Other Documents, Etc.  . . . . . . . . . . . . . . . . . . . . . . . .          38

                                                                                                           Page
                                                                                                           ----
         4.04       Conditions Precedent to All Loans   . . . . . . . . . . . . . . . . . . . . . .          39
                    (a)      Notice of Borrowing; Officers'
                               Certificate; Interest Rate Certificate   . . . . . . . . . . . . . .          39
                    (b)      No Material Adverse Effect, Etc.   . . . . . . . . . . . . . . . . . .          39
                    (c)      No Default; Representations and
                               Warranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          40
         4.05       Delivery of Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          40
         4.06       Conditions for the Benefit of the Agents
                      and the Lenders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          40

SECTION 5.          Representations, Warranties and Agreements    . . . . . . . . . . . . . . . . .          40

         5.01       Corporate Status; Governmental Consents   . . . . . . . . . . . . . . . . . . .          41
         5.02       Corporate Power and Authority   . . . . . . . . . . . . . . . . . . . . . . . .          41
         5.03       No Conflicts; No Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . .          42
         5.04       Litigation    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          43
         5.05       Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          43
         5.06       Governmental Approvals, Etc.    . . . . . . . . . . . . . . . . . . . . . . . .          44
         5.07       Governmental Regulation   . . . . . . . . . . . . . . . . . . . . . . . . . . .          45
         5.08       True and Complete Disclosure; No Material
                      Adverse Effect    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          45
         5.09       Financial Condition; Financial Statements;
                      Fiscal Year End   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          46
         5.10       Representations and Warranties in Other
                      Agreements    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          47
         5.11       Security Interests    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          47
         5.12       Tax Returns and Payments    . . . . . . . . . . . . . . . . . . . . . . . . . .          47
         5.13       ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          48
         5.14       Subsidiaries; Other Ventures    . . . . . . . . . . . . . . . . . . . . . . . .          43
         5.15       Patents, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          43
         5.16       Compliance with Laws, Etc.    . . . . . . . . . . . . . . . . . . . . . . . . .          43
         5.17       Properties    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          50
         5.18       Capital Stock   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          51
         5.19       Labor Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          51
         5.20       Indebtedness    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          51
         5.21       Environmental Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          51
         5.22       [Intentionally Omitted]   . . . . . . . . . . . . . . . . . . . . . . . . . . .          53
         5.23       Broker's Fees   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          53
         5.24       Disaster    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          53
         5.25       Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          53
         5.26       [Intentionally Omitted]   . . . . . . . . . . . . . . . . . . . . . . . . . . .          54
         5.27       LMA Arrangements    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          54
         5.28       FCC Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          54
         5.29       Programming Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . .          56
         5.30       Material Contracts; No Burdensome
                      Restrictions    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          56
         5.31       Management Agreements   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          56

                                                                                                           Page
                                                                                                           ----
SECTION 6.          Affirmative Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          56

         6.01       Information Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          57
                    (a)      Annual Financial Information . . . . . . . . . . . . . . . . . . . . .          57
                    (b)      Quarterly Financial Information  . . . . . . . . . . . . . . . . . . .          57
                    (c)      Monthly Financial Information  . . . . . . . . . . . . . . . . . . . .          58
                    (d)      Accountants' Review  . . . . . . . . . . . . . . . . . . . . . . . . .          58
                    (e)      Yearly Budgets . . . . . . . . . . . . . . . . . . . . . . . . . . . .          58
                    (f)      Compliance Certificate . . . . . . . . . . . . . . . . . . . . . . . .          59
                    (g)      Management Letters . . . . . . . . . . . . . . . . . . . . . . . . . .          59
                    (h)      Investor Information; SEC Filings  . . . . . . . . . . . . . . . . . .          59
                    (i)      Notice of Certain Events . . . . . . . . . . . . . . . . . . . . . . .          59
                    (j)      Litigation Reports . . . . . . . . . . . . . . . . . . . . . . . . . .          60
                    (k)      Insurance Report . . . . . . . . . . . . . . . . . . . . . . . . . . .          60
                    (l)      Amendments to Indebtedness . . . . . . . . . . . . . . . . . . . . . .          61
                    (m)      Financial Plans; Revised Projected
                               Financial Statements . . . . . . . . . . . . . . . . . . . . . . . .          61
                    (n)      FCC Proceedings, Etc.  . . . . . . . . . . . . . . . . . . . . . . . .          61
                    (o)      Accounting Changes . . . . . . . . . . . . . . . . . . . . . . . . . .          62
                    (p)      Other  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          62

         6.02       Books, Records and Inspections    . . . . . . . . . . . . . . . . . . . . . . .          62
         6.03       Maintenance of Property; Insurance    . . . . . . . . . . . . . . . . . . . . .          63
         6.04       Payment of Taxes    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          63
         6.05       Corporate Franchises    . . . . . . . . . . . . . . . . . . . . . . . . . . . .          64
         6.06       Governmental Consents and Governmental
                      Requirements    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          64
         6.07       ERISA   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          65
         6.08       Performance of Obligations    . . . . . . . . . . . . . . . . . . . . . . . . .          65
         6.09       End of Fiscal Years; Fiscal Quarters    . . . . . . . . . . . . . . . . . . . .          65
         6.10       Use of Proceeds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          65
         6.11       Preservation of Status as Senior
                      Indebtedness    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          66
         6.12       Performance and Enforcement Under Certain
                      Agreements    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          66
         6.13       Lender Meeting    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          66
         6.14       Pledge of Additional Collateral   . . . . . . . . . . . . . . . . . . . . . . .          66
         6.15       Security Interests    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          67
         6.16       Environmental Events    . . . . . . . . . . . . . . . . . . . . . . . . . . . .          67
         6.17       Interest Rate Certificate   . . . . . . . . . . . . . . . . . . . . . . . . . .          68
         6.18       Additional Loan Parties   . . . . . . . . . . . . . . . . . . . . . . . . . . .          69
         6.19       Broadcast Licenses    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          69
         6.20       Corporate Separateness    . . . . . . . . . . . . . . . . . . . . . . . . . . .          70
         6.21       Landlord Consents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          70

SECTION 7.          Negative Covenants    . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          71
         7.01       Conduct of Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          71
         7.02       Amendments or Waivers of Certain Documents    . . . . . . . . . . . . . . . . .          71
         7.03       Liens and Related Matters   . . . . . . . . . . . . . . . . . . . . . . . . . .          72
         7.04       Indebtedness    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          74

                                                                                                           Page
                                                                                                           ----
         7.05       Capital Expenditures    . . . . . . . . . . . . . . . . . . . . . . . . . . . .          76
         7.06       Advances, Investments and Loans   . . . . . . . . . . . . . . . . . . . . . . .          76
         7.07       Prepayments of Existing Debt of the Borrower
                      Group   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          78
         7.08       Dividends, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          78
         7.09       Affiliate Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . .          80
         7.10       Financial Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          81
                    (a)      Minimum Total Interest Coverage Ratio  . . . . . . . . . . . . . . . .          81
                    (b)      Minimum Fixed Charge Coverage Ratio  . . . . . . . . . . . . . . . . .          81
                    (c)      Maximum Total Debt Leverage Ratio  . . . . . . . . . . . . . . . . . .          81
                    (d)      Determination Date   . . . . . . . . . . . . . . . . . . . . . . . . .          82
         7.11       Restriction on Leases   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          82
         7.12       Restriction on Tax Consolidation    . . . . . . . . . . . . . . . . . . . . . .          83
         7.13       Sale and Lease-Backs    . . . . . . . . . . . . . . . . . . . . . . . . . . . .          83
         7.14       Limitation on Other Restrictions on
                      Amendment of Credit Documents   . . . . . . . . . . . . . . . . . . . . . . .          83
         7.15       Sale or Discount of Receivables   . . . . . . . . . . . . . . . . . . . . . . .          83
         7.16       Issuance or Disposal of Subsidiary Stock    . . . . . . . . . . . . . . . . . .          83
         7.17       Restriction on Fundamental Changes; Asset
                      Sales and Acquisitions    . . . . . . . . . . . . . . . . . . . . . . . . . .          84
         7.18       Contingent Obligations    . . . . . . . . . . . . . . . . . . . . . . . . . . .          86

SECTION 8.          Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          87

         8.01       Payments    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          87
         8.02       Representations, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .          87
         8.03       Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          87
         8.04       Default Under Other Agreements    . . . . . . . . . . . . . . . . . . . . . . .          87
         8.05       Bankruptcy, Etc.    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          88
         8.06       ERISA Events    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          89
         8.07       Judgments, Etc.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          89
         8.08       Change of Control   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          90
         8.09       Dissolution   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          90
         8.10       Obligations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          90
         8.11       Collateral    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          90
         8.12       Guarantees    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          90
         8.13       Parent Group Equity Event   . . . . . . . . . . . . . . . . . . . . . . . . . .          91
         8.14       Broadcast Licenses and Consents   . . . . . . . . . . . . . . . . . . . . . . .          91
         8.15       LMAs    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          92
         8.16       Material Adverse Effect   . . . . . . . . . . . . . . . . . . . . . . . . . . .          92
         8.17       Environmental Events    . . . . . . . . . . . . . . . . . . . . . . . . . . . .          92
         8.18       Insurance Coverage  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          92

SECTION 9.          Definitions; Rules of Construction    . . . . . . . . . . . . . . . . . . . . .          93

         9.01       Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          93
         9.02       Rules of Construction   . . . . . . . . . . . . . . . . . . . . . . . . . . . .         137

                                                                                                          Page
                                                                                                          ----
SECTION 10.         The Agents    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        138

         10.01      Appointment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        138
         10.02      Delegation of Duties    . . . . . . . . . . . . . . . . . . . . . . . . . . . .        139
         10.03      Exculpatory Provisions    . . . . . . . . . . . . . . . . . . . . . . . . . . .        140
         10.04      Reliance by the Agents    . . . . . . . . . . . . . . . . . . . . . . . . . . .        140
         10.05      Notice of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        141
         10.06      Non-Reliance on the Agents and Other Lenders    . . . . . . . . . . . . . . . .        141
         10.07      Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        142
         10.08      The Agents in Their Respective Individual
                      Capacities    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        143
         10.09      Resignation by Any of the Agents    . . . . . . . . . . . . . . . . . . . . . .        143
         10.10      Security Documents, Etc.    . . . . . . . . . . . . . . . . . . . . . . . . . .        144
         10.11      Determinations Pursuant to Security
                      Documents   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        144
         10.12      Payee of Note Treated as Owner    . . . . . . . . . . . . . . . . . . . . . . .        145

SECTION 11.         Miscellaneous   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        145

         11.01      Payment of Expenses; Indemnification, Etc.    . . . . . . . . . . . . . . . . .        145
         11.02      Right of Setoff   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        149
         11.03      Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        149
         11.04      Benefit of Agreement; Assignments;
                      Participations    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        150
                    (a)      Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        150
                    (b)      Assignments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        150
                    (c)      Participations . . . . . . . . . . . . . . . . . . . . . . . . . . . .        151
                    (d)      Assignments to Federal Reserve Bank  . . . . . . . . . . . . . . . . .        152
                    (e)      Information to Transferees . . . . . . . . . . . . . . . . . . . . . .        152
                    (f)      Register . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        153
         11.05      No Waiver; Remedies Cumulative    . . . . . . . . . . . . . . . . . . . . . . .        153
         11.06      Payments Pro Rata; Ratable Sharing    . . . . . . . . . . . . . . . . . . . . .        153
         11.07      Accounting Principles; Calculations   . . . . . . . . . . . . . . . . . . . . .        154
         11.08      Governing Law; Submission to Jurisdiction;
                      Venue   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        155
         11.09      Counterparts    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        156
         11.10      Effectiveness   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        156
         11.11      Headings Descriptive    . . . . . . . . . . . . . . . . . . . . . . . . . . . .        156
         11.12      Amendment or Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        156
         11.13      Survival    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        158
         11.14      Waivers   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        158
         11.15      Independence of Representations,
                      Warranties and Covenants    . . . . . . . . . . . . . . . . . . . . . . . . .        159
         11.16      Severability; Modification to Conform to
                      Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        159
         11.17      Obligations Several; Independent Nature
                      of Lenders' Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        159
         11.18      Prior Understandings    . . . . . . . . . . . . . . . . . . . . . . . . . . . .        160
         11.19      Agent's or Lender's Consent   . . . . . . . . . . . . . . . . . . . . . . . . .        160
         11.20      Distribution of Documents   . . . . . . . . . . . . . . . . . . . . . . . . . .        160

                                                                                                          Page
                                                                                                          ----
         11.21      Confidentiality   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        161

                                                                                                 Page
                                                                                                 ----

                                             ANNEXES
                                             -------
ANNEX I      - Agents' Addresses
ANNEX II     - Lenders' Addresses and Commitments


                                            SCHEDULES
                                            ---------

SCHEDULE A-1      -    Preapproved Stations
SCHEDULE A-2      -    Preapproved Acquisition Documents
SCHEDULE A-3      -    Preapproved Stations Acquired in the Initial Preapproved Acquisitions
SCHEDULE A-4      -    Contributed Stations
SCHEDULE 4.01(d)  -    Financial Statements of Contributed Stations
                         and Preapproved Stations
SCHEDULE 5.03     -    Conflicting Agreements
SCHEDULE 5.04     -    Litigation
SCHEDULE 5.05     -    Escrow Deposits for the Preapproved
                         Acquisitions and Future Acquisitions;
                         Acquisition Price and Additional Acquisition
                         Costs
SCHEDULE 5.06     -    Certain Judgments, Orders, Injunctions and
                         Restraints
SCHEDULE 5.14A    -    Subsidiaries
SCHEDULE 5.14B    -    Other Ventures
SCHEDULE 5.17A    -    Liens
SCHEDULE 5.17B    -    Mortgaged Real Property
SCHEDULE 5.20     -    Debt of the Borrower Group to Remain
                         Outstanding
SCHEDULE 5.21     -    Environmental Matters
SCHEDULE 5.23     -    Fees
SCHEDULE 5.27     -    LMA Arrangements
SCHEDULE 5.28A    -    Broadcast Licenses
SCHEDULE 5.28B    -    Pending Applications, Complaints or
                         Proceedings
SCHEDULE 5.28C    -    Number of Cable Households for Initial
                         Stations
SCHEDULE 5.29     -    Programming Obligations
SCHEDULE 5.30     -    Material Contracts
SCHEDULE 5.31     -    Management Agreements
SCHEDULE 6.21     -    Certain Landlord Consent Matters
SCHEDULE 7.03     -    Certain Permitted Encumbrances
SCHEDULE 7.06     -    Investments Existing on the Initial Funding
                         Date
SCHEDULE 9.01(a)  -    Initial Adjusted EBITDA
SCHEDULE 9.01(b)  -    LMA Stations
SCHEDULE 9.01(c)  -    Parent Equity Documents

                                                                             Page
                                                                             ----

                                    EXHIBITS
                                    --------
EXHIBIT A         -  Form of Notice of Borrowing
EXHIBIT B         -  Form of Revolving Note
EXHIBIT C         -  Form of Notice of Conversion/Continuation
EXHIBIT D-1       -  Form of Opinion of Holland & Knight, Special
                       Counsel for the Loan Parties
EXHIBIT D-2       -  Form of Opinion of Anthony L. Morrison, General
                       Counsel for the Loan Parties
EXHIBIT D-3       -  Form of Opinion of Cahill Gordon & Reindel,
                       Special Counsel for the Agents
EXHIBIT D-4       -  Form of Local Counsel Opinion
EXHIBIT D-5       -  Form of Opinion of Dow Lohnes & Albertson,
                       Special FCC and Special Counsel in connection
                       with the Initial Preapproved Acquisitions for
                       the Loan Parties
EXHIBIT E         -  Form of Acquisition Certificate
EXHIBIT F         -  Form of Borrower Securities Pledge Agreement
EXHIBIT G         -  Form of Borrower General Security Agreement
EXHIBIT H         -  [Intentionally Omitted]
EXHIBIT I-1       -  Form of Compliance Certificate - Borrower
EXHIBIT I-2       -  Form of Compliance Certificate - Parent
EXHIBIT J         -  Form of Interest Rate Certificate
EXHIBIT K-1       -  Form of Mortgage
EXHIBIT K-2       -  Form of Deed of Trust
EXHIBIT K-3       -  Form of Leasehold Mortgage
EXHIBIT K-4       -  Form of Leasehold Deed of Trust
EXHIBIT L-1       -  Form of Officer's Solvency Certificate - Borrower
EXHIBIT L-2       -  Form of Officer's Solvency Certificate - Parent
EXHIBIT M         -  Form of Parent Guarantee
EXHIBIT N         -  Form of Parent Securities Pledge Agreement
EXHIBIT O         -  Form of Subsidiary Guarantee
EXHIBIT P         -  [Intentionally Omitted]
EXHIBIT Q         -  Form of Subsidiary Securities Pledge Agreement
EXHIBIT R         -  Form of Subsidiary General Security Agreement
EXHIBIT S         -  Form of Assignment Agreement
EXHIBIT T         -  Form of Notice of Assignment

                 CREDIT AGREEMENT, dated as of May 17, 1995, among PAXSON COMMUNICATIONS TELEVISION, INC., a Florida corporation (the "Borrower"), the lending institutions listed in Annex II on the date hereof or that may become parties hereto by virtue of assignments effected pursuant to Section 11.04 (each a "Lender" and, collectively, the "Lenders"), MERRILL LYNCH CAPITAL CORPORATION ("Merrill Lynch") as arranger and as syndication agent for the Lenders (in such capacity, the "Agent") and CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK AGENCY, as administrative agent (in such capacity, the "Administrative Agent") and collateral agent (in such capacity, the "Collateral Agent").
Unless otherwise defined herein, all capitalized terms used herein and defined in Section 9.01 are used herein as so defined, and certain other terms shall be construed in accordance with the rules of construction in Section 9.02.


                             W I T N E S S E T H :

                 WHEREAS, the Parent and the Borrower intend to acquire and operate through the Borrower Group television stations in the United States;

                 WHEREAS, the Parent and the Borrower intend to acquire, or provide programming to, through the Borrower Group (each, a "Preapproved Acquisition" and, collectively, the "Preapproved Acquisitions") on and after the Initial Funding Date each of the broadcast television stations listed on Schedule A-1 (each, a "Preapproved Station" and, collectively, the "Preapproved Stations") on the terms and subject to the conditions set forth in the documents listed on Schedule A-2 (the "Preapproved Acquisition Documents");

                 WHEREAS, the Parent and the Borrower intend to acquire, or provide programming to, on the Initial Funding Date (each, an "Initial Preapproved Acquisition" and, collectively, the "Initial Preapproved Acquisitions") through the Borrower Group each of the Preapproved Stations listed on Schedule A-3 (each, an "Initial Preapproved Station" and, collectively, the "Initial Preapproved Stations") on the terms and subject to the conditions set forth in the Preapproved Acquisition Documents relating thereto (the "Initial Preapproved Acquisition Documents");

                 WHEREAS, on or prior to the Initial Funding Date, the Parent made a contribution (the "Contribution") to the equity of the Borrower in an aggregate amount deemed equal to $26,550,000, by (i) causing each of the Contributed Station Subsidiaries and the respective License Subsidiaries of each Contributed Station to become direct or indirect Wholly Owned Subsidiaries of the Borrower on or prior to the Initial Funding Date and, on the Initial Funding Date, Subsidiary Guarantors and thereby causing the Borrower Group to be the owner or programmer of each of the broadcast television stations listed on Schedule A-4 (each, a "Contributed Station" and, collectively, the "Contributed Stations") and (ii) contributing an aggregate amount deemed equal to $500,000, in the form of cash and the prepayment of miscellaneous costs incurred in connection with the Preapproved Acquisitions and the Contribution;

                 WHEREAS, after the Initial Funding Date, the Parent and the Borrower intend to acquire through the Borrower Group television stations in Future Acquisitions;

                 WHEREAS, each of the Parent and the Borrower desires that the Lenders make Loans to the Borrower for the purpose of effecting the Preapproved Acquisitions and, if additional amounts are available to be borrowed hereunder, the Future Acquisitions, to pay related fees and expenses of the Contribution and the Acquisitions and for general corporate purposes of the Borrower Group (including the making of escrow deposits for Future Acquisitions to the extent permitted hereby); and

                 WHEREAS, the Lenders are willing, upon the terms and subject to the conditions set forth herein, to make Loans to the Borrower for the account of the Borrower for the purposes set forth in the immediately preceding recital;

                 NOW, THEREFORE, IT IS AGREED:

                 SECTION 1. Amount and Terms of Credit; Extension of Maturity Date.

                 1.01 Commitments. Subject to and upon the terms and conditions herein set forth, each Lender severally and not jointly agrees, at any time and from time to time on and after the Initial Funding Date and prior to the Commitment Termination Date, to make loans (each a "Loan" and, collectively, the "Loans") to the Borrower. Loans (i) except as hereinafter provided, shall, at the option of the Borrower, be Base Rate Loans or LIBOR Loans; provided, however, that no LIBOR Loan may be made until after the Syndication Date and (ii) may be repaid and reborrowed in accordance with the provisions hereof.

                 1.02 Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The minimum aggregate principal amount of a Borrowing shall be the Minimum Borrowing Amount (other than a Borrowing of Base Rate Loans in an amount equal to all of the then available Total Commitments) and, if greater, shall be in integral multiples of $100,000. More than one Borrowing may be incurred on any date; provided, however, that at no time shall there be outstanding more than five Borrowings of LIBOR Loans. The proviso in the immediately preceding sentence shall not prevent a Borrowing of

LIBOR Loans on any Acquisition Funding Date; provided, however, that upon the expiration of the Interest Period applicable to such Borrowing, there shall be outstanding no more than five Borrowings of LIBOR Loans.

                 1.03 Notice of Borrowing. Whenever the Borrower desires that the Lenders make Loans, it shall give the Administrative Agent at the Administrative Agent's Office written notice (or telephonic notice promptly followed by such written notice) of Borrowing (each a "Notice of Borrowing"), substantially in the form of Exhibit A, not later than 10:00 A.M. on the date that is three Business Days prior to the proposed date of such Borrowing (two Business Days in the case of Base Rate Loans and one Business Day in the case of the Initial Loans). Each Notice of Borrowing (a) shall be irrevocable, (b) shall be deemed to be a representation and warranty by the Borrower that all conditions precedent to such Borrowing have been or will be on the relevant Funding Date satisfied and (c) shall specify (i) the aggregate principal amount in Dollars of the Loans to be made pursuant to such Borrowing, (ii) the date of Borrowing (which shall be a Business Day) and (iii) whether the respective Borrowing shall consist of Base Rate Loans or LIBOR Loans and, if LIBOR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall as promptly as practicable give each Lender written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Lender's Pro Rata Share thereof and of the other matters covered by the Notice of Borrowing.

                 1.04 Disbursement of Funds. (a) No later than 1:00 P.M. on the date specified in each Notice of Borrowing, each Lender will make available to the Administrative Agent in New York its Pro Rata Share of each Borrowing requested to be made on such date in the manner provided below.

                 (b) Each Lender shall make available all amounts it is to fund under any Borrowing on or after the Initial Funding Date in immediately available funds to the Administrative Agent to the account specified therefor by the Administrative Agent or, if no account is so specified, at the Administrative Agent's Office, and the Administrative Agent will make available to the Borrower by depositing to the account specified therefor by the Borrower or, if no account is so specified, to its account at the Administrative Agent's Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made the same available to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the Federal Funds Rate or (y) if paid by the Borrower (and/or one or more other Loan Parties), the then applicable rate of interest, calculated in accordance with Section 1.08, for the Loans. The Administrative Agent shall also be entitled to recover from any Lender an amount equal to any other losses incurred by the Administrative Agent as a result of the failure of such Lender to provide such amount as provided in this Agreement.

                 (c) Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its commitments hereunder or to prejudice any rights which any Loan Party may have against any Lender as a result of any default by such Lender hereunder.

                 1.05 Revolving Notes. The Borrower's obligation to pay the principal of and interest on all the Loans made to it by each Lender shall be evidenced by a promissory note (each, a "Revolving Note" and, collectively, the "Revolving Notes") duly executed and delivered by the Borrower, substantially in the form of Exhibit B, with blanks appropriately completed in conformity herewith.

                 1.06  Conversions/Continuations.  Subject to the provisions of
Section 1.10, the Borrower shall have the option (i) to convert on any Business Day all or any part of its outstanding Base Rate Loans equal to at least the Minimum Borrowing Amount and in integral multiples of $100,000 in excess of such amount to LIBOR Loans, (ii) to convert on any Business Day all or any part of its outstanding LIBOR Loans equal to at least the Minimum Borrowing Amount and in integral multiples of $100,000 in excess of that amount to Base Rate Loans; provided, however, that (a) except as otherwise provided in Section 1.10(b), LIBOR Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable thereto, (b) no such partial conversion of LIBOR Loans shall reduce the outstanding principal amount of LIBOR Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount (unless reduced to zero),
(c) a Loan may be continued as or converted into a LIBOR Loan only if no Default or Event of Default is in existence on the date of conversion or continuation, as the case may be and (d) no Loan shall be converted into a LIBOR Loan until after the Syndication Date; or (iii) upon the expiration of any Interest Period applicable to LIBOR Loans, to continue all or any portion of such Loans equal to at least the Minimum Borrowing Amount and in integral multiples of $100,000 in excess of that amount as LIBOR Loans (it being understood that succeeding Interest Period(s) of such continued Loans shall commence on the last day of the Interest Period of the Loans to be continued). Each such conversion/continuation shall be effected by the Borrower by giving the Administrative Agent at the Administrative Agent's Office written notice (or telephonic notice promptly followed by such written notice) (each a "Notice of Conversion/Continuation"), substantially in the form of Exhibit C, no later than 10:00 A.M. on the date that is three Business Days prior to the proposed date of conversion/continuation (one Business Day in the case of conversion into Base Rate Loans), which shall specify the Loans to be so converted or continued, the Type of Loans to be converted into, the proposed conversion/continuation date, and, if to be converted into or continued as LIBOR Loans, the requested Interest Period or Interest Periods to be applicable thereto. The Administrative Agent shall give each Lender notice as promptly as practicable of any such proposed conversion or continuation affecting any of such Lender's Loans. Notwithstanding the foregoing or the provisions of
Section 1.09, if a Default or Event of Default is in existence at the time any Interest Period in respect of any Borrowing of LIBOR Loans is to expire, such Loans may not be continued as LIBOR Loans but instead shall be automatically converted on the last day of such Interest Period into Base Rate Loans. If no Notice of Conversion/Continuation has been duly delivered with respect to a LIBOR Loan on or before 10:00 A.M. on the third Business Day prior to the last day of the Interest Period applicable thereto, such LIBOR Loan shall be automatically converted into a Base Rate Loan.

                 Except as provided in Section 1.10, a Notice of Conversion/Continuation for conversion into or continuation of LIBOR Loans or for conversion to Base Rate Loans shall be irrevocable.

                 The giving to the Administrative Agent of a Notice of Conversion/Continuation shall be deemed to be a representation by the Borrower on the date of such Notice of Conversion/Continuation that no Default or Event of Default has occurred and is continuing under any Credit Document.

                 1.07 Pro Rata Borrowings. All Borrowings under this Agreement shall be funded by the Lenders in an amount equal to their respective Pro Rata Shares on the basis of their respective Commitments. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

                 1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Loan made to it from the date made to the date repaid at the rates per annum set forth below:

                   (i) if a Base Rate Loan, then at the sum of the Base Rate in effect from time to time plus the Applicable Borrowing Margin then in effect from time to time; or

                  (ii) if a LIBOR Loan, then at the sum of the LIBOR Rate applicable to such LIBOR Loan plus the Applicable Borrowing Margin then in effect from time to time.

Subject to the terms and conditions of this Agreement, the Borrower shall be entitled to determine, at the time a Notice of Borrowing is given pursuant to
Section 1.03 or a Notice of Conversion/Continuation is given pursuant to
Section 1.06, whether Loans under any Borrowing shall be Base Rate Loans or LIBOR Loans.

                 (b) The Applicable Borrowing Margin shall be (A) prior to August 15, 1995 (the "Three Month Date"), that set forth in clauses A and B, as applicable, of the definition of Applicable Borrowing Margin and (B) on and after the Three Month Date, that determined pursuant to clauses C and D of the definition of Applicable Borrowing Margin based on the Total Debt Leverage Ratio set forth in the Interest Rate Certificate (or Acquisition Certificate, as the case may be) most recently delivered to the Administrative Agent and shall be effective upon such delivery, unless reasonably objected to by the Requisite Lenders or the Administrative Agent within five Business Days of receipt thereof. An Interest Rate Certificate (or Acquisition Certificate, as the case may be) which has been so objected to and is either not resubmitted within five days of such objection or, if resubmitted, is reasonably objected to again within five days of receipt of such resubmission shall be deemed not to have been timely delivered. Upon resolution of the Interest Rate Certificate (or Acquisition Certificate, as the case may be) that was objected to and timely resubmitted (and not further objected to), the Applicable Borrowing Margin shall be adjusted retroactively as of the date of original delivery of such Interest Rate Certificate (or Acquisition

Certificate, as the case may be). Notwithstanding the foregoing, if an Interest Rate Certificate (or Acquisition Certificate, as the case may be) is not, or is deemed (pursuant to the second sentence of this Section 1.08(b)) not to have been, timely delivered and the Total Debt Leverage Ratio as certified in the Interest Rate Certificate (or Acquisition Certificate, as the case may be) is greater than the Total Debt Leverage Ratio as certified in the Interest Rate Certificate (or Acquisition Certificate, as the case may be) last delivered to and accepted by the Administrative Agent, the change in the Applicable Borrowing Margin shall be effective upon the date such Interest Rate Certificate (or Acquisition Certificate, as the case may be) was required to have been delivered pursuant to Section 6.17; provided, however, that the foregoing clause shall not limit any rights of any of the Agents or Lenders under any other provision hereof.

                 (c) Interest on each Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Loan, upon any prepayment of that Loan (to the extent accrued on the amount being prepaid), on the date on which each installment thereof shall become due and payable and at maturity (whether at stated maturity, by acceleration or otherwise).

                 (d) All computations of interest hereunder shall be made in accordance with Section 11.07(c).

                 (e) The Administrative Agent, upon determining the interest rate for any Borrowing of LIBOR Loans for any Interest Period, shall promptly notify the Borrower and the Lenders thereof. Such determination shall, absent manifest error, be final, conclusive and binding upon all parties hereto.

                 1.09 Interest Periods. At the time the Borrower gives a Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, conversion into, or continuation of, a Borrowing of LIBOR Loans, it shall have the right to elect, by giving the Administrative Agent written notice (or telephonic notice promptly confirmed in writing), the Interest Period applicable to such Borrowing, which Interest Period shall, at the option of the Borrower, be a one-, three-, six- or, if available, twelve-month period. Notwithstanding anything to the contrary contained above:

                 (a) all LIBOR Loans comprising a Borrowing shall have the same Interest Period;

                 (b) the initial Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of Base

         Rate Loans), and each Interest Period occurring thereafter (including continuations thereof) in respect of such Borrowing shall commence on the date on which the next preceding Interest Period expires;

                 (c) if any Interest Period relating to a Borrowing of LIBOR Loans begins on a date for which there is no numerically corresponding date in the calendar month in which such Interest Period ends, such Interest Period shall end on the last Business Day of such calendar month;

                 (d) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period in respect of a LIBOR Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                 (e)      no Interest Period shall extend beyond the Maturity
         Date; and

                 (f) no Interest Period shall extend beyond the Scheduled Maturity Date unless and until the Extension Option has been exercised and is in effect.

                 1.10  Special Provisions Governing LIBOR Loans.
Notwithstanding the other provisions of this Agreement, the following provisions shall govern with respect to LIBOR Loans as to the matters covered:

                 (a) On an Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties hereto) the interest rate which shall apply to the LIBOR Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and to each Lender.

                 (b) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clause (ii) or (iii) below, any Lender shall have determined (which determination made in good faith shall, absent manifest error, be final, conclusive and binding upon all parties hereto):

                            (i) on any Interest Rate Determination Date that, by reason of any changes arising on or after March 24,

                 1995 affecting United States money markets or the London interbank Eurodollar market, (I) quotations of interest rates for the relevant deposits are not being provided in the relevant amounts or for the relevant maturities for purposes of determining the rate of interest for such Loans under this Agreement; or (II) the rates of interest referred to in the definition of "LIBOR Base Rate", on the basis of which the rate of interest on any LIBOR Loans for such period is determined, do not accurately reflect the cost to the Lenders of making or maintaining such LIBOR Loans for such period; or
                 (III) adequate and fair means do not exist for ascertaining the LIBOR Base Rate in accordance with the definition thereof;

                           (ii) at any time that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any LIBOR Loan or its obligation to make LIBOR Loans because of (x) any change since March 24, 1995 (including changes proposed or published prior to March 24, 1995) in any applicable law, governmental rule, regulation, guideline, request or order, whether or not having the force of law, or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline or order, such as, for example, but not limited to: (A) a change in the basis of taxation of payments to any Lender of the principal of or interest on the Revolving Notes or any other amounts payable hereunder or under the Revolving Notes (except for changes in the rate of tax on, or determined by reference to, the overall income (whether net or gross income) of a Lender pursuant to the income tax laws of the United States or of the jurisdiction where such Lender is incorporated or the jurisdiction where such Lender's lending office is located) or
                 (B) a change in official reserve requirements or compulsory loan assessment, special deposit or similar requirement relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, any office of such Lender, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the LIBOR Rate relating to such Loans) or (y) other circumstances arising after March 24, 1995 affecting such Lender, the London interbank Eurodollar market, or the position of such Lender in such market; or

                          (iii) at any time that the making or continuance of any LIBOR Loan has become unlawful under, or would be inconsistent with compliance by such Lender in good faith with, any law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), or has become impracticable as a result of a contingency occurring after March 24, 1995 which materially and adversely affects the London interbank Eurodollar market;

         then, and in any such event, the Administrative Agent in the case of clause (i) above or such Lender in the case of clause (ii) or (iii) above shall on such date give notice (by telephone confirmed in writing) to the Borrower of the Loan affected and, in the case of clause (ii) or (iii) to the Administrative Agent, of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, until such time as the Administrative Agent notifies the Borrower and the Lenders (which notice shall be delivered as soon as practicable by the Administrative Agent) that the circumstances giving rise to such notice by the Administrative Agent no longer exist, LIBOR Loans shall no longer be available, any Notice of Borrowing or Notice of Conversion/Continuation given by the Borrower with respect to the borrowing of or conversion into or continuance of LIBOR Loans which have not yet been effected shall be deemed rescinded by the Borrower and all outstanding LIBOR Loans not prepaid on the last day of the applicable Interest Period shall be automatically converted into Base Rate Loans, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its reasonable discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final, conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(c) as promptly as possible and, in any event, within the time period required by law. Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period; provided, however, that no Lender shall be entitled to compensation under this Section 1.10(b) for any costs incurred or reductions suffered with respect to any date unless it shall have notified the Borrower that it will demand compensation for such costs or reductions not more than 90 days after the later of (i) such date and (ii) the date on which an officer of such Lender responsible for the administration of such Lender's Loans shall have become actually aware of such costs or reductions.

                 (c) At any time that any LIBOR Loan is affected by the circumstances described in Section 1.10(b)(ii) or (iii), the Borrower may (and in the case of a LIBOR Loan affected by circumstances described in Section 1.10(b)(iii) shall) either (I) if a Notice of Borrowing or Notice of Conversion/Continuation has been given with respect to the affected LIBOR Loan, cancel said Notice of Borrowing or Notice of Conversion/Continuation by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to Section 1.10(b)(ii) or (iii), or (II) if the affected LIBOR Loan is then outstanding, upon at least three Business Days' notice to the Administrative Agent (or, if shorter, within the time period required by law), require the affected Lender to convert each such LIBOR Loan into a Base Rate Loan, or prepay such LIBOR Loan (which conversion or prepayment, in the case of the circumstances described in Section 1.10(a)(iii), shall occur no later than the last day of the Interest Period then applicable to such LIBOR Loan (or such earlier date as shall be required by law)); provided, however, that if more than one Lender is affected at any time pursuant to clause (I) or (II) of this
         Section 1.10(c), then all affected Lenders must be treated the same pursuant to this Section 1.10(c); provided, further, however, that the Borrower shall compensate all such affected Lenders as set forth in
         Section 1.10(e).

                 (d) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(b)(ii) or (iii), it will, if requested by the Borrower, to the extent not inconsistent with such Lender's internal policies, use reasonable efforts to make, fund or maintain the affected LIBOR Loans of such Lender through another lending office of such Lender if as a result thereof the additional moneys which would otherwise be required to be paid in respect of such Loans pursuant to Section 1.10(b)(ii) would be materially reduced or the illegality or other adverse circumstances which would otherwise require prepayment of such Loans pursuant to
         Section 1.10(b)(iii) would cease to exist, and if, as determined by such Lender, in its reasonable discretion, the making, funding or maintenance of such Loans through such other lending office would not otherwise adversely affect such

         Loans or such Lender. The Borrower hereby agrees to pay all reasonable expenses incurred by any Lender in utilizing another lending office of such Lender pursuant to this Section 1.10(d). Nothing in this Section 1.10(d) shall affect or postpone any of the obligations of the Borrower or the right of any Lender elsewhere herein.

                 (e) The Borrower shall compensate each Lender, upon written request by that Lender (which request shall set forth the basis for requesting such compensation), within 15 days of receipt of such written request, for all losses (including loss of profit), expenses and liabilities (including such factors as any interest paid by that Lender to lenders of funds borrowed by it to make or carry its LIBOR Loans and any loss sustained by that Lender in connection with re-employment of such funds) which that Lender may sustain or incur or to be sustained or incurred with respect to the Borrower's LIBOR
         Loans: (i) if for any reason (other than a default or error by that Lender) a Borrowing of any such LIBOR Loan does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion/Continuation or in a telephonic request for borrowing, conversion or continuation, or a successive Interest Period in respect of any such LIBOR Loan does not commence after notice therefor is given pursuant to Section 1.06 (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(b)), (ii) if any prepayment or repayment (whether voluntarily pursuant to Section 3.01, as required by Section 3.02, by acceleration or otherwise) or conversion of any of such Lender's LIBOR Loans occurs on a date which is not the last day of the Interest Period applicable to that Loan,
         (iii) if any prepayment or repayment of any such Lender's LIBOR Loans is not made on any date specified in a notice of prepayment or repayment given by the Borrower, or (iv) as a consequence of (x) any other failure by the Borrower to repay such Lender's LIBOR Loans when required by the terms of this Agreement or (y) any election made pursuant to Section 1.10(c)(II). A certificate showing in reasonable detail the amount of such losses, expenses and liabilities submitted to the Borrower by such Lender shall, absent manifest error, be final, conclusive and binding for all purposes.

                 (f) Any Lender may make, carry or transfer LIBOR Loans at, to or for the account of any of its branch offices or the office of an Affiliate of that Lender.

                 (g) Calculation of all amounts payable to a Lender under this Section 1.10 shall be made as though that Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate applicable to such LIBOR Loan in an amount equal to the amount of the LIBOR Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore office of that Lender to a domestic office of that Lender in the United States of America; it being understood that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 1.10.

                 (h) During the continuance of a Default or an Event of Default, the Borrower may not elect to have a Loan made or maintained as, or converted into, a LIBOR Loan after the expiration of any Interest Period then in effect for that Loan.

                 (i) The protection of this Section 1.10 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand to such Lender for compensation hereunder; provided, however, that a Lender's claim for protection shall be made in good faith.

                 1.11 Capital Requirements. If, at any time or from time to time after March 24, 1995, any Lender shall have determined that the adoption or effectiveness of any applicable law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Lending Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption or implementation of any legal requirement of any Governmental Authority regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency or authority charged with the interpretation or administration thereof, or compliance by such Lender or such Lender's parent with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency or authority (including in each case any such change proposed or published prior to March 24, 1995), has or would have the effect of reducing the rate of return on the capital or assets of such Lender or such Lender's parent as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such Lender's parent could have achieved but for such adoption, effectiveness, compliance or change or as a consequence of an increase in the amount of capital required to be maintained by such Lender (including in each case with respect to any Lender's Commitment or any Loan), such Lender shall give prompt written notice thereof to the Borrower (with a copy to the Administrative Agent), which notice shall set forth the basis of the calculation of such additional amount as will compensate such Lender or such Lender's parent, as the case may be, for such reduction, and the Borrower shall pay to such Lender such additional amount within 15 days of receipt of such notice. Failure on the part of any Lender to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period; provided, however, that no Lender shall be entitled to compensation under this Section 1.11 for any costs incurred or reductions suffered with respect to any date unless it shall have notified the Borrower that it will demand compensation for such reductions not more than 90 days after the later of (i) such date and (ii) the date on which an officer of such Lender responsible for the administration of such Lender's Loans shall have become actually aware of such reductions. The protection of this Section 1.11 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of any law, regulation or other condition which shall give rise to any demand to such Lender for compensation hereunder; provided, however, that a Lender's claim for protection shall be made in good faith.

                 1.12 Total Commitments; Limitations on Outstanding Loan Amounts. The original amount of the Total Commitments is $75,000,000.
Anything contained in this Agreement to the contrary notwithstanding, (a) in no event shall the aggregate principal amount of all Loans of any Lender at any time exceed the Commitment in effect at such time of such Lender; and (b) in no event shall the aggregate principal amount of all Loans from all Lenders at any time exceed the Total Commitments in effect at such time.

                 1.13 Extension of Maturity Date. The Borrower may, in its sole discretion, by written notice to the Agents and the Lenders not fewer than 60 days prior to the second anniversary of the Initial Funding Date (the "Scheduled Maturity Date"), elect to extend the Maturity Date to the third anniversary of the Initial Funding Date; provided, however, that such extension shall be subject to (i) the payment to each Lender on the Scheduled Maturity Date of a fee (in immediately available funds) equal to 1% of the sum of each such Lender's total outstanding Loans and Unutilized Commitment and, (ii) the Borrower, as of the Scheduled Maturity Date (giving effect to all Loans then outstanding), being in compliance with all covenants set forth in the Credit Documents and (iii) no Default or Event of Default having occurred and being continuing at the Scheduled Maturity Date or arising from such extension (such election effected in accordance with the foregoing, the "Extension Option").

                 1.14 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender or (y) upon the occurrence of any event giving rise to the operation of Section 1.10(b), 1.11 or 3.05 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders, the Borrower shall have the right, if no Default or Event of Default then exists, to require such Lender (the "Replaced Lender") to transfer and assign without recourse (in accordance with and subject to the restrictions set forth in Section 11.04) all of the interests, rights and obligations of the Replaced Lender hereunder to one or more other Persons (collectively, the "Replacement Lender") reasonably acceptable to the Agents; provided, however, that (i) at the time of any replacement pursuant to this Section 1.14, the Replacement Lender shall pay to the Replaced Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender and (B) an amount equal to all accrued, but theretofore unpaid, fees owing to the Replaced Lender pursuant to Section 2.03, (ii) all obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid), including pursuant to Sections 1.10(b), 1.10(e), 1.11 and 3.05, shall be paid in full to such Replaced Lender concurrently with such replacement and (iii) if the Borrower is obligated at any one time to make payments to or indemnify more than one Lender pursuant to Section 1.10, 1.11 or 3.05, all such Lenders shall be treated the same pursuant to this Section 1.14. The assignment shall be effective upon the payment of amounts referred to in clauses (i) and (ii) and the satisfaction of the conditions set forth in Section 11.04(b).

                 SECTION 2.  Commitments.

                 2.01 Voluntary Reduction of Commitments. Upon at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent at the Administrative Agent's Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, without premium or penalty, to terminate the unutilized portion of the Total Commitments in part or in whole; provided, however, that (x) any such termination shall apply to proportionately and permanently reduce the Commitment of each of the Lenders and (y) any partial reduction pursuant to this Section 2.01 shall be in an aggregate amount of at least $1,000,000 and in an integral multiple of $100,000 in excess of that amount; provided, further, that the Total Commitments shall not be reduced pursuant to this Section 2.01 to an amount less than the aggregate principal amount of Loans to be outstanding on the date of such reduction after giving effect to any payments to be made on such date pursuant to Section 3.

                 2.02 Termination of Commitments. The Total Commitments shall terminate on the Commitment Termination Date.

                 2.03 Commitment Commission. The Borrower shall pay to the Administrative Agent a commitment commission ("Commitment Commission") for the account of each Lender for the period from the Allocation Date to the date the Total Commitments have been terminated, computed at a rate equal to 0.5% per annum of (x) prior to the Effective Date, $75,000,000, and (y) from and after the Effective Date, the daily average Unutilized Commitment of such Lender. Accrued Commitment Commission shall be due and payable in arrears (1) on the Initial Funding Date and (2) on the last Business Day of each March, June, September and December commencing June 30, 1995 and on the Commitment Termination Date or such earlier date as the Total Commitments shall have been terminated.

                 SECTION 3.  Payments; Commitment Reductions.

                 3.01 Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole at any time or in part from time to time, without premium or penalty, on the following terms and conditions: (i) the Borrower shall give the Administrative Agent at the Administrative Agent's Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, the amount of such prepayment and, in the case of LIBOR Loans, the specific Borrowing or Borrowings pursuant to which such Loans were made, which notice shall be given by the Borrower at least three Business Days prior to the date of such prepayment and which notice shall promptly be transmitted by the Administrative Agent to each of the Lenders;
(ii) each partial prepayment of any Borrowing shall be in an aggregate principal amount of at least $1,000,000 and in integral multiples of $100,000 above that amount; provided, however, that no partial prepayment of a Borrowing shall reduce the aggregate principal amount of outstanding Loans made pursuant
to such Borrowing to an amount   less than the Minimum Borrowing Amount; (iii)
if LIBOR Loans are prepaid pursuant to this Section 3.01 other than on the last day of an Interest Period applicable thereto, the Borrower shall pay to the Lenders the amounts required by Section 1.10(e); and (iv) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans.

                 3.02  Mandatory Prepayments; Commitment Reductions.

                 A. Requirements. The Borrower shall prepay the outstanding principal amount of the Loans as set forth in Section 3.02B(a):

                 (a) on any date on which the aggregate outstanding principal amount of Loans (after giving effect to any other repayments or prepayments on such date) exceeds the Total Commitments (after giving effect to any reduction of the Total Commitments to be effected on such date), in the amount of such excess;

                 (b) on the date of receipt by the Borrower Group of any Net Cash Proceeds or Net Financing Proceeds (other than any Net Financing Proceeds from the Incurrence of Indebtedness pursuant to
         Section 7.04), in an amount equal to such Net Cash Proceeds or Net Financing Proceeds, as the case may be;

                 (c) beginning on March 31, 1996 and on March 31 of each fiscal year of the Borrower thereafter, in an amount equal to 50% of Excess Cash Flow of the Borrower for the fiscal year ended immediately prior to such March 31 (Excess Cash Flow to be measured from the Effective Date for purposes of calculating the amount of such prepayment due March 31, 1996); and

                 (d) on the date required to be received by the Borrower of any capital contribution by the Parent pursuant to Section 12C(2)(v) of the Parent Guarantee, in the amount of such capital contribution.

                 B. Application. (a) Prepayments to be applied pursuant to this Section 3.02B(a) shall be applied to prepay outstanding Loans pro rata.

                 (b)      With respect to each prepayment of Loans required by
Section 3.02A, the Borrower may designate the specific Borrowing or Borrowings which are to be prepaid; provided, however, that (i)(x) if LIBOR Loans are designated for prepayment pursuant to this Section 3.02 other than on the last day of an Interest Period applicable thereto, the Borrower shall pay to the Lenders the amounts required by Section 1.10(e) and (y) if any prepayment of LIBOR Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount, such Borrowing shall immediately be converted into Base Rate Loans; and (ii) each prepayment of any Loans made pursuant to a single Borrowing shall be applied pro rata among such Loans. In the absence of a designation by the Borrower, the Administrative Agent shall, subject to the above, make such designation in its sole discretion. All prepayments shall include payment of accrued interest on the principal amount so prepaid, shall be applied to the payment of interest before application to principal and shall include amounts payable, if any, under Section 1.10(e).

                 C. Commitment Reductions. The Total Commitments shall be permanently reduced on the date each prepayment is required pursuant to
Section 3.02A(b) or (c) by an amount equal to the amount of any such required prepayment. Each such reduction of the Total Commitments shall be effected pro rata with respect to the Commitment of each Lender.

                 3.03 Repayment. All of the Loans shall be repaid in full on the Maturity Date.

                 3.04 Method and Place of Payment. (a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent, for the ratable account of the Lenders entitled thereto, not later than 1:00 P.M. on the date when due and shall be made in immediately available funds in lawful money of the United States of America to the account specified therefor by the Administrative Agent or, if no account has been so specified, at the Administrative Agent's Office, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Administrative Agent's Office shall constitute the making of such payment to the extent of such funds held in such account. The Administrative Agent will thereafter cause to be distributed on the same day (if payment is actually received by the Administrative Agent in New York prior to 1:00 P.M. on such day) funds for the payment of principal or interest or fees ratably to the Lenders entitled to receive any such payment in accordance with the terms of this Agreement. If and to the extent that any such distribution shall not be so made by the Administrative Agent in full on the same day (if payment is actually received by the Administrative Agent prior to 1:00 P.M. on such day), the Administrative Agent shall pay to each Lender its ratable amount thereof and each such Lender shall be entitled to receive from the Administrative Agent, upon demand, interest on such amount at the Federal Funds Rate for each day from the date such amount is paid to the Administrative Agent until the date the Administrative Agent pays such amount to such Lender.

                 (b) Any payment under this Agreement which is made by the Borrower later than 1:00 P.M. on the date such payment is due shall, for purposes of determining the amount of interest owing hereunder or amounts owing under Section 1.10(e), be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension, except that with respect to LIBOR Loans, if such next succeeding applicable Business Day is not in the same month as the date on which such payment would otherwise be due hereunder or under any Revolving Note, the due date with respect thereto shall be the next preceding applicable Business Day.

                 3.05 Net Payments; Tax Certificates. (a) All payments by any Loan Party under any Credit Document shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments (after deduction or withholding for or on account of any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any Governmental Authority, other than any tax on or measured by the income (whether gross or net income) (collectively, "Taxes") of a Lender pursuant to the income tax laws of the United States or of the jurisdiction where such Lender is incorporated or the jurisdiction where such Lender's lending office is located) shall not be less than the amounts otherwise specified to be paid under any Credit Document. If any Loan Party is required by law to make any deduction or withholding on account of Taxes from any payment due under any Credit Document, then (i) such Loan Party shall timely remit such Taxes to the Governmental Authority imposing the same and (ii) the amount payable under such Credit Document will be increased to such amount which, after deduction from such increased amount of all amounts required to be deducted or withheld therefrom, will not be less than the amount otherwise due and payable. Without prejudice to the foregoing, if any Lender, or any of the Agents on its behalf, is required by law to make any payment on account of Taxes, the Borrower shall, upon notification by such Lender or any of the Agents, promptly indemnify such Person against such Taxes payable or incurred in connection therewith computed in a manner consistent with the first sentence of this Section 3.05. For purposes of this Section 3.05, the term "Taxes" includes interest, penalties and expenses (including fees and expenses of counsel) payable or incurred in connection therewith. The Borrower shall also reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income of such Lender pursuant to the laws of the jurisdiction in which the principal office or lending office of such Lender is located, or under the laws of any political subdivision or taxing authority of any such jurisdiction, as such Lender shall determine are or were payable by such Lender, in respect of Taxes paid to or on behalf of such Lender pursuant to this Section 3.05. A certificate showing in reasonable detail the calculation of any additional amounts payable to a Lender under this Section 3.05 submitted to the Borrower by such Lender shall, absent manifest error, be final, conclusive and binding for all purposes upon all parties hereto. With respect to each deduction or withholding for or on account of any Taxes, the Borrower shall promptly furnish to each Lender such certificates, receipts and other documents as may be required (in the judgment of such Lender) to establish any tax credit to which such Lender may be entitled.

                 (b) Each Lender that is organized under the laws of any jurisdiction other than the United States of America or any State thereof (including the District of Columbia) agrees to furnish to the Borrower and the Administrative Agent, prior to the first interest payment date (or in the case of any Person that becomes a Lender after the date hereof, prior to the first interest payment date after such Person becomes a Lender), two copies of either U.S. Internal Revenue Service Form 4224 or U.S. Internal Revenue Service Form 1001 or any successor forms thereto (wherein such Lender claims entitlement to complete exemption from or reduced rate of U.S. federal withholding tax on interest paid by the Borrower hereunder) and upon request of the Borrower to provide to the Borrower and the Administrative Agent a new Form 4224 or Form 1001 or any successor form thereto if any previously delivered form is found to be incomplete or incorrect in any material respect or upon the obsolescence of any previously delivered form. Notwithstanding any other provision of this
Section 3.05(b), a Lender shall not be required to deliver any form pursuant to this Section 3.05(b) that such Lender is not legally able to deliver.

                 (c) Notwithstanding anything in this Section 3.05 to the contrary, the Borrower shall not be required to pay any amounts on account of Taxes pursuant to this Section 3.05 to any Lender, or the Administrative Agent on its behalf, to the extent that such amounts would not have been payable if such Lender had furnished a form (properly and accurately completed in all material respects) which it was otherwise required to furnish in accordance with Section 3.05(b).

                 SECTION 4.  Conditions Precedent.

                 4.01 Conditions Precedent to Initial Loans. The obligations of the Lenders to make the Initial Loans to the Borrower hereunder are subject to the satisfaction of each of the following conditions (in addition (but without duplication) to each of the conditions precedent specified in Sections
4.02 and 4.04) on or prior to the Initial Funding Date:

                 (a) Credit Documents; Revolving Notes. (i) Each Credit Document shall (x) be reasonably satisfactory to the Agents and the Lenders and
(y) have been duly authorized, executed and delivered by each of the Loan Parties (to the extent a party thereto) and be in full force and effect on the Initial Funding Date.

                (ii) There shall have been delivered to the Administrative Agent Revolving Notes executed by the Borrower to the order of each Lender in the amount and maturity and as otherwise provided herein.

                 (b) Officer's Solvency Certificate. The Agents and the Lenders shall have received on or prior to the Initial Funding Date, the Officer's Solvency Certificate dated the Initial Funding Date and satisfactory to the Agents and the Lenders, supporting the conclusions that, after giving effect to (x) the Contribution, the Initial Loans and the consummation of the Initial Preapproved Acquisitions and (y) the borrowing of $47,500,000 under this Agreement and the consummation of the Contribution, the Initial Preapproved Acquisitions and the other Preapproved Acquisitions, (I) the Parent and its Subsidiaries will be Solvent and (II) the Borrower and its Subsidiaries will be Solvent.

                 (c) Opinions of Counsel. The Agents shall have received on the Initial Funding Date a written opinion or opinions addressed to the Agents and each Lender from (i) Holland & Knight, special counsel for the Loan Parties, in substantially the form of Exhibit D-1, (ii) Anthony L. Morrison, general counsel for the Loan Parties, in substantially the form of Exhibit D-2, (iii) Cahill Gordon & Reindel, special counsel to the Agents, in substantially the form of Exhibit D-3, (iv) local counsel to the Borrower Group in each jurisdiction in which Mortgaged Real Property or other Collateral is located, in substantially the form of Exhibit D-4, and (v) Dow Lohnes & Albertson, special FCC and special counsel in connection with the Initial Preapproved Acquisitions for the Loan Parties, in substantially the form of Exhibit D-5, each opinion to be dated the Initial Funding Date, reasonably satisfactory to the Agents and the Lenders and covering such other matters and including such changes as shall be reasonably requested by any of the Agents.

                 (d) Financial Statements, Etc. On or before the Initial Funding Date, the Agents and the Lenders shall have received (x) with respect to the Parent, the audited Financial Statements included in the Parent's Form 10-K for the fiscal year ended December 31, 1994 and the unaudited Financial Statements included in the Parent's Form 10-Q for the fiscal quarter ended March 31, 1995, in each case as filed with the SEC and (y) with respect to each Contributed Station and each Preapproved Station, the

Financial Statements set forth opposite each such Station on Schedule 4.01(d). On or before the Initial Funding Date, the Agents and the Lenders shall have received (A) the Initial Projected Financial Statements and (B) projected Financial Statements of the Parent (the "Parent Projected Financial Statements") in form and substance satisfactory to the Agents. The Agents and the Applicable Lenders shall be satisfied with all financial statements delivered hereunder.

                 (e) Mortgaged Real Property and Real Property. The Borrower shall have delivered, or caused to be delivered, to the Collateral Agent, on behalf of the Lenders, the following documents and instruments with respect to each Contributed Station, other than with respect to Real Properties of such Contributed Station identified in Section 6.21:

                 (i) a Mortgage encumbering each Mortgaged Real Property acquired in the Contribution and designated in Schedule 5.17B in favor of the Collateral Agent, for the benefit of the Secured Parties, duly executed and acknowledged by the Borrower Group member that is the owner of or holder of the fee or leasehold interest constituting such Mortgaged Real Property and otherwise in form for recording in the recording office of each political subdivision or foreign jurisdiction where each such Mortgaged Real Property is situated, together with
         (x) such certificates, affidavits, questionnaires or returns as shall be required or, in the reasonable opinion of the Collateral Agent, desirable in connection with the recording or filing thereof to create a Lien under applicable law, and (y) such UCC-1 financing statements and other similar statements as are contemplated by the counsel opinions described in Section 4.01(c)(iv) in respect of such Mortgage, all of which shall be reasonably satisfactory to the Collateral Agent, which Mortgage and financing statements and other instruments shall be effective to create a Lien on such Mortgaged Real Property subject to no other Liens other than Prior Liens;

                 (ii) with respect to each Mortgaged Real Property acquired in the Contribution, such consents, approvals, amendments, estoppels, tenant subordination agreements or other instruments as are necessary to consummate the Contribution or as shall be deemed necessary by the Collateral Agent in order for the owner or holder of the fee or leasehold interest constituting such Mortgaged Real Property to grant the Lien contemplated by the Mortgage with respect to such Mortgaged Real Property;

                 (iii) (a) with respect to each Mortgage relating to a tower or studio site owned by a Contributed Station, a policy (or commitment to issue a policy) of title insurance insuring (or committing to insure) the Lien of such Mortgage as a valid first priority Lien on the real property and fixtures described therein in an amount reasonably satisfactory to Collateral Agent and Agent, which policy (or commitment) shall (1) be issued by the Title Company, (2) include such reinsurance arrangements (with provisions for direct access) as shall be reasonably acceptable to the Collateral Agent and the Lenders, (3) have been supplemented by such endorsements (or where such endorsements are not available, opinions of special counsel, architects or other professionals acceptable to the Collateral Agent to the extent that such opinions can be obtained at a cost which is reasonable with respect to the value of the real property subject to such Mortgage) as shall be reasonably requested by the Collateral Agent and the Lenders (including, to the extent permitted by the laws, regulations or practices of the jurisdiction in question, endorsements on matters relating to usury, zoning, contiguity (if a Mortgaged Real Property consists of more than one parcel), revolving credit, doing business, lenders' non-imputation, first loss, last dollar, tie-in or cluster coverage with respect to any group of Mortgages and so-called comprehensive coverage over covenants and restrictions) and (4) contain no exceptions to title other than Prior Liens and as otherwise agreed to by the Collateral Agent on or prior to the Initial Funding Date with respect to such Mortgaged Real Property and (b) with respect to each Mortgage relating to a tower or studio site leased by a Contributed Station, a title report to the extent available identifying the ownership of such leasehold interest and the encumbrances affecting such leasehold interest;

                 (iv) with respect to each owned Mortgaged Real Property acquired in the Contribution, a Survey;

                 (v) with respect to each Mortgaged Real Property acquired in the Contribution, policies or certificates of insurance as required by the Mortgage relating thereto, which policies or certificates shall comply with the insurance requirements contained in such Mortgage;

                 (vi) with respect to each Mortgaged Real Property acquired in the Contribution, UCC, judgment and tax lien searches confirming that the personal property comprising a part of such Mortgaged Real Property is subject to no Liens other than Prior Liens;

                 (vii) with respect to each Mortgaged Real Property acquired in the Contribution, such affidavits, certificates, information (including financial data) and instruments of indemnification (including a so-called "gap" indemnification) as shall be required to induce the Title Company to issue the policies (or commitments) and endorsements contemplated in subparagraph (iii) above;

                 (viii) evidence acceptable to the Collateral Agent of payment by the Borrower of all title insurance premiums and related charges, fees and taxes (including any and all recording fees and taxes), charges, costs and expenses required for the recording of the Mortgages relating to the Contributed Stations and issuance of the title insurance policies and endorsements referred to in subparagraph
         (iii) above; and

                 (ix) with respect to each Real Property or Mortgaged Real Property acquired in the Contribution, copies of all Leases and Subleases, all of which shall, to the extent they affect any Mortgaged Real Property acquired in the Contribution, be subordinated to the Lien of the Mortgage affecting such Mortgaged Real Property and shall be otherwise reasonably satisfactory to the Collateral Agent.

                 (f) Security Documents. There shall have been delivered to the Collateral Agent on or prior to the Initial Funding Date:

                 (i) all Pledged Shares (as defined in the Pledge Agreements) and Intercompany Notes outstanding as of the Initial Funding Date, together with executed and undated stock powers or assignments or endorsements in blank;

                 (ii) evidence of the filing of (or of the making of arrangements to file contemporaneously with the making of the Initial Loans) appropriate UCC financing statements in each of the offices where such filing is necessary or appropriate to grant to the Collateral Agent a perfected first priority Lien on the Collateral to which such Security Documents apply which Lien shall be superior to and prior to the rights of all third persons and subject to no other Liens (except, in each case, Prior Liens) and which Lien shall be perfected upon the filing of the financing statements referred to above;

                 (iii) certified copies of Requests for Information (Form UCC-11 or the equivalent), equivalent reports or lien search reports or other financing statements disclosed by such Requests for Information, together with judgment and tax lien searches, which name any Loan Party or any Person from whom the Borrower Group is acquiring Collateral as debtor and which are filed in those jurisdictions in which any of the Collateral is located and the jurisdictions in which the principal place of business of each of the Loan Parties and each Person from whom Collateral was or will be acquired is located, none of which shall evidence Liens that encumber the Collateral except for Prior Liens or Liens with respect to which provision reasonably satisfactory to the Collateral Agent has been made to effect their release on or prior to the Initial Funding Date; and

                 (iv) to the extent reasonably practicable, agreements from the respective landlords of such of the Real Property which is being leased by the Borrower Group confirming that such landlords have subordinated their landlord liens on Borrower's (or its Subsidiary's, as applicable) personal property to the security interests held by the Collateral Agent and that such landlords will provide the Collateral Agent with reasonable access to such facilities to exercise, to the extent permitted by law, the Collateral Agent's remedies pursuant to the Security Documents.

                 (g) Capital and Organizational Structure, Etc. The Agents and the Lenders shall be reasonably satisfied with the capital, organizational (including composition and committee structure of the boards of directors of the Borrower Group), management, ownership and legal structure of the Loan Parties, taking into account the transactions contemplated by the Transaction Documents.

                 (h) Corporate Proceedings. As of the Initial Funding Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by the Transaction Documents to occur on the Initial Funding Date shall be reasonably satisfactory to the Agents and the Lenders, and the Agents shall have received all information and copies of all certificates, documents and papers, including records of corporate proceedings and Governmental Consents, if any, that any of the Agents may have reasonably requested from any Loan Party in connection therewith, such documents and papers where appropriate to be certified by proper corporate or Governmental Authorities. Without limiting the foregoing, the Agents shall have received (i) resolutions of the board of directors of each Loan Party approving and authorizing the execution, delivery and full and timely performance of each Transaction Document relating to the transactions to occur on the Initial Funding Date and such actions as are contemplated hereby, which resolutions shall be reasonably satisfactory to the Agents and certified as of the Initial Funding Date by the corporate secretary or an assistant secretary of such

Loan Party as being in full force and effect without amendment or waiver, and
(ii) signature and incumbency certificates of the corporate secretary or an assistant secretary of each Loan Party with respect to each officer executing instruments, documents or agreements in connection with the transactions to occur on the Initial Funding Date.

                 (i) Organizational Documentation, Etc. The Lenders shall have received, as to each Loan Party, (i) copies of the certificate of incorporation of such Loan Party, and all amendments thereto, certified and accompanied by a corporate and, if available, tax good standing certificate (or reasonable equivalent thereof) from the secretary of state of the state of incorporation of such Loan Party and corporate good standing certificates from each jurisdiction in which such Loan Party is qualified to do business, each dated as of a recent date prior to the Initial Funding Date, and (ii) the bylaws of such Loan Party, certified as of the Initial Funding Date by its corporate secretary or an assistant secretary. The provisions of the foregoing shall be reasonably satisfactory to the Agents and the Lenders.

                 (j) Compliance with Law. The Agents and the Lenders shall be reasonably satisfied that the consummation of the transactions to be entered into in connection with the Contribution will not (i) violate any applicable material law, statute, rule or regulation or (ii) conflict with, or result in a default or event of default under any material agreement of any Loan Party.

                 (k) Insurance. The Agents shall be reasonably satisfied as to the insurance coverage of the Borrower Group.

                 (l) Payment of Certain Fees. The Parent and the Borrower shall have paid (i) all fees payable to Merrill Lynch and CIBC pursuant to the Fee Letters, (ii) a reasonable estimate of the fees and expenses of Cahill Gordon & Reindel, special counsel for the Agents, and of each other counsel (including Edwards & Angell and FCC counsel) for the Agents, in connection with the preparation, negotiation, execution and delivery of the Credit Documents and the closing of the transactions contemplated thereby and (iii) any other fee or other payment due to the Agents under any Credit Document on or before the Initial Funding Date.

                 (m) Transaction Documents. The Agents shall have received on or prior to the Initial Funding Date all Transaction Documents requested by them in writing prior to the Initial Funding Date which were not delivered on the date of the Commitment Letter and the same shall be reasonably satisfactory to the Agents and the Lenders.

                 (n) Consummation of Preapproved Acquisition. On the Initial Funding Date a Preapproved Acquisition shall be consummated pursuant to the terms and conditions herein set forth contemporaneously with the making of the Initial Loans.

                 (o) Tax Sharing, Management, Consulting and Employment Agreements and Arrangements. The Agents shall be reasonably satisfied with all tax sharing, management, executive employment and consulting agreements and compensation arrangements (including bonus and stock options), employee or management incentive plans and other consulting or management arrangements (including the fees payable in connection therewith) to which any member of the Borrower Group is or will be a party.

                 (p) Consents, Etc. (i) On or prior to the Initial Funding Date, each Loan Party shall have obtained all Governmental Consents and Third-Party Consents, if any, required to effect the Contribution, perform in a full and timely manner all of their respective obligations under the Credit Documents and the Contribution Documents and to own, operate or program, as the case may be, the Contributed Stations; to the extent available in writing, there shall have been furnished to the Agents and the Lenders evidence of such Governmental Consents and Third-Party Consents; and all such Governmental Consents and Third-Party Consents (whether or not theretofore obtained) shall be reasonably satisfactory to the Agents and the Lenders and in full force and effect on the Initial Funding Date.

                 (ii)  Without limiting the generality of clause (i) of this
Section 4.01(p), on or before the Initial Funding Date, the Agents shall have received reasonably satisfactory evidence that (x) a proper and complete application to the FCC seeking transfer or assignment to the License Subsidiaries of all Broadcast Licenses related to the Contributed Stations to be owned as of the Initial Funding Date shall have been made and (y) FCC approval of any pending FCC license applications (other than with respect to any non-material licenses) related to the Contributed Stations shall have been granted with the time period for any challenge thereto having expired (other than such time period for challenge with respect to the pro forma transfer of control of Paxson Atlanta License, Inc. to the Borrower Group, i.e., the transfer of the Broadcast Licenses relating to station WTLK-TV, Rome, Georgia (Channel 14)).

                 (iii)  Without limiting the generality of clause (i) of this
Section 4.01(p), the FCC Consent to the transfer of the Broadcast Licenses of the Contributed Stations (other than station WCTD (TV), Miami, Florida) to the License Subsidiaries of the Contributed Station Subsidiaries shall (1) have been obtained and

(2) as of the Initial Funding Date, not have been objected to or subject to any petition, protest or other adverse proceeding, or (3) if so subject to any petition, protest or other adverse proceeding, not have been reversed, stayed, enjoined, set aside, annulled or suspended and the time for filing a request for administrative or judicial relief with respect to such FCC Consent, or for instituting administrative review thereof sua sponte, shall have expired without any such filing having been made or notice of such review having been issued, or, in the event of such filing or review sua sponte, such filing or review sua sponte shall have been disposed of favorably to the grant of such FCC Consent and the time for seeking further relief with respect thereto shall have expired without any request for such further relief having been filed (any FCC Consent obtained which shall meet the stipulations set forth in this subclause (3) shall be referred to herein as having become a "Final Order").

                 (iv) The Broadcast Licenses acquired pursuant to the Contribution shall have been transferred to the License Subsidiaries of the Contributed Station Subsidiaries.

                 (q) Consummation of Contribution. On or prior to the Initial Funding Date, the Contribution shall have been consummated on terms and conditions and pursuant to documentation reasonably satisfactory to the Agents and the Lenders.

                 (r) Equity Documents. As of the Initial Funding Date, all material agreements (including stockholders' agreements and the Parent Equity Documents) of the Borrower, the Parent or any of their respective Subsidiaries relating to the terms and relative rights of their respective capital stock shall be reasonably satisfactory to the Agents and the Lenders and shall not have been modified, supplemented or amended in any respect since the date of the Commitment Letter without the prior written consent of the Agents and the Lenders; provided, however, that the Parent may file with appropriate authorities certain amendments to the certificates of designation relating to such preferred equity, forms of which have been previously delivered to the Agents, all as contemplated by that certain Stockholders Agreement dated as of December 22, 1994 by and among the Parent and the other parties thereto.

                 (s) Outstanding Debt. The Borrower Group shall have no Indebtedness outstanding on the Initial Funding Date, except the Existing Debt of the Borrower Group or except as disclosed in writing to the Agents and the Lenders.

                 (t) Other Documents. Prior to the Initial Funding Date, the Agents and their counsel shall have reviewed all existing material agreements of the Loan Parties and all material agreements to which any Contributed Station Subsidiary may be bound after the Contribution, and the same shall be reasonably satisfactory to the Agents and the Lenders.

                 (u) Environmental Matters. On or prior to the Initial Funding Date, the Borrower, at its sole cost and expense, shall have delivered to the Agents: (x) a Phase I environmental audit report prepared in connection with the properties owned or leased by the Contributed Stations and Preapproved Stations for each parcel of real property to be acquired in, or to be leased upon the consummation of, the Contribution or in any Preapproved Acquisition and (y) properly completed environmental questionnaires for each parcel of real property to be owned or leased after giving effect to the Contribution and the Preapproved Acquisitions and if further investigation is, in the reasonable opinion of the Agents, indicated or warranted by such Phase I audit reports or such questionnaires, such further audits, inquiries, investigations and reports as may be necessary or appropriate in response thereto, the scope and substance of which shall be reasonably satisfactory to the Agents; said reports and questionnaires to be conducted and prepared by Dames & Moore or such other environmental engineering firm reasonably acceptable to the Agents. Any review by the Agents of any matter concerning any environmental condition shall be at the Borrower's sole cost and expense.

                 (v) Certain Liabilities. The Agents shall be reasonably satisfied in all respects with the tax and litigation position and the contingent tax and other liabilities of the Parent Group and the Borrower Group and each of their plans with respect thereto.

                 (w) Performance of Agreements. Each Loan Party shall have performed in all material respects all agreements required to be performed on or prior to the Initial Funding Date, except (i) as disclosed in writing to the Agents and the Lenders or (ii) where the failure of such performance would not result in a Default or an Event of Default hereunder.

                 (x) Due Diligence. The Agents' and the Lenders' ongoing due diligence investigation shall not have disclosed information, and neither the Agents nor the Lenders shall have otherwise discovered information not previously disclosed to them, that either the Agents or the Lenders reasonably believe has had or could have a Company Material Adverse Effect or a Borrower Material Adverse Effect or a Material Adverse Effect with respect to any entity or assets (such assets to be considered as a whole) to be acquired pursuant to the Contribution or the Initial Preapproved Acquisitions, or a material adverse effect on the tax or accounting consequences of the transactions to be consummated on the Initial Funding Date.

                 (y) Other Documents, Etc. On or before the Initial Funding Date, the Agents shall have received copies of all other documents, instruments, opinions and certificates as the Agents or the Lenders may reasonably request in connection with the Contribution, the making of the Initial Loans and the other transactions contemplated by the Transaction Documents to be consummated on the Initial Funding Date or in connection with any Preapproved Acquisition.

                 The acceptance of the proceeds of the Initial Loans shall constitute a representation and warranty by each Loan Party to the Agents and each of the Lenders that all of the conditions in this Section 4.01 have been satisfied or, to the knowledge of the Borrower, waived in all material respects (it being expressly understood that the foregoing shall not be construed to be any representation or warranty by the Borrower as to the satisfaction of the Lenders or the Agents with respect to any condition) as of the time of such acceptance.

                 4.02 Conditions Precedent to Acquisition Loans. The obligations of the Lenders to make any Loans to be made in connection with any Acquisition ("Acquisition Loans") to the Borrower are subject to the satisfaction of each of the following conditions (in addition (but without duplication) to each of the conditions precedent specified in (x) with respect to the making of the Initial Loans, Section 4.01 and (y) with respect to each Borrowing, Section 4.04) on or prior to the Funding Date of such Acquisition Loan (the "Acquisition Funding Date"):

                 (a) Credit Documents. To the extent not delivered on the Initial Funding Date, each Credit Document entered into in connection with such Acquisition shall (i) be reasonably satisfactory to the Agents and (ii) have been duly authorized, executed and delivered by each of the parties thereto and be in full force and effect on the relevant Acquisition Funding Date.

                 (b) Officers' Certificates. The Agents and the Lenders shall have received on or prior to the relevant Acquisition Funding Date:

                 (i) an Acquisition Certificate based upon the Borrower Test Period in respect of the relevant Acquisition Funding Date (which shall be deemed a Determination Date), which Acquisition Certificate shall give effect to the Acquisitions and Borrowings (and, in the case of the Initial Funding Date, the Contribution) to be made on such Acquisition Funding Date; and

                 (ii) an Officers' Certificate from the Borrower to the effect that (x) the Borrower Group has performed (and, in the case of the Initial Funding Date, an Officers' Certificate from the Parent to the effect that the Parent Group has performed) in all material respects all material agreements and covenants set forth in the Transaction Documents to be performed on or prior to such Acquisition Funding Date, except as otherwise described to and agreed to in writing by the Agents and the Applicable Lenders and (y) the pro forma ratio of Consolidated Total Debt of the Borrower to Total Capitalization of the Borrower after giving effect to any Acquisition Loans to be made on such Acquisition Funding Date does not exceed 3:4 (setting forth in reasonable detail the calculations supporting such conclusion).

                 (c) Opinions of Counsel. The Agents shall have received on the applicable Acquisition Funding Date such written opinion or opinions of counsel as any of them may reasonably request with respect to any Additional Loan Party and any Real Property or other property to be acquired in any Acquisition (other than to the extent previously covered in the opinions delivered on the Initial Funding Date pursuant to Section 4.01(c)), which opinions shall be addressed to the Agents and each Lender, be dated such Acquisition Funding Date, be reasonably satisfactory to the Agents and cover such matters as are generally covered in the opinions set forth in clauses
(i)-(vi) of Section 4.01(c) and such other matters as shall be reasonably requested by any of the Agents.

                 (d) Mortgaged Real Property and Real Property. The Borrower shall have delivered, or caused to be delivered, to the Collateral Agent, on behalf of the Lenders, on or prior to the relevant Acquisition Funding Date with respect to each Station to be acquired in an Acquisition and the Additional Loan Parties related thereto, all of the documents and instruments specified in Section 4.01(e) (with references therein to the Contribution or the Contributed Stations being deemed to be references to the Acquisition to be consummated and the Station to be acquired on the relevant Acquisition Funding Date), which documents and instruments shall meet the same standards as set forth in Section 4.01(e) mutatis mutandis, and the foregoing shall be reasonably satisfactory to the Agents.

                 (e) Security Documents. To the extent not effected on the Initial Funding Date, there shall have been delivered to the Collateral Agent on or prior to the relevant Acquisition Funding Date, with respect to each Station to be acquired in an Acquisition and the Additional Loan Parties related thereto, all of the documents and instruments specified in Section 4.01(f) (with references therein to (x) the Initial Funding Date being deemed to be references to the relevant Acquisition Funding Date and (y) the Initial Loans being deemed to be references to the relevant Acquisition Loans), which documents and instruments shall meet the same standards as set forth in Section 4.01(f) mutatis mutandis, and the foregoing shall be reasonably satisfactory to the Agents.

                 (f) Corporate Proceedings. As of the relevant Acquisition Funding Date (other than the Initial Funding Date), all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by the Transaction Documents in connection with the relevant Acquisition shall be reasonably satisfactory to the Agents, and the Agents shall have received (other than to the extent delivered on the Initial Funding Date) all information and documents, certificates, resolutions and papers specified in Section 4.01(h) (with references therein to the Initial Funding Date being deemed to be references to the relevant Acquisition Funding
Date), which such documents, certificates, resolutions and papers shall meet the same standards as set forth in Section 4.01(h) mutatis mutandis, and the foregoing shall be reasonably satisfactory to the Agents.

                 (g) Organizational Documentation, Etc. To the extent not previously obtained, the Lenders shall have received with respect to each Loan Party that was not in existence on the Initial Funding Date or as to which such documents were not delivered on the Initial Funding Date, which such Loan Party will acquire, lease or operate as of the relevant Acquisition Funding Date any property or assets to be acquired in connection with any Acquisition to occur on such Acquisition Funding Date, the documents specified in Section 4.01(i) (with references therein to the Initial Funding Date being deemed to be references to the relevant Acquisition Funding Date) and the provisions thereof shall be reasonably satisfactory to the Agents.

                 (h) Compliance with Law. The Applicable Lenders shall be reasonably satisfied that the consummation of any Acquisition to occur on such Acquisition Funding Date will not (i) violate any applicable material law, statute, rule or regulation or (ii) conflict with, or result in a default or event of default under any material agreement of any Loan Party.

                 (i) Pro Forma Covenant Compliance. The Borrower shall be in pro forma compliance, after giving effect to the making of the relevant Acquisition Loans (including the Initial Loans) and to the Acquisition to occur on such Acquisition Funding Date (each, an "Applicable Acquisition"), with the financial covenants set forth in Section 7.10(a) and (c) (with such Acquisition Funding Date being deemed a Determination Date).

                 (j) Consents, Etc. (i) On or prior to the relevant Acquisition Funding Date, each of the Loan Parties shall have obtained all Governmental Consents and Third-Party Consents required to consummate each Applicable Acquisition, to perform in a full and timely manner all of its respective obligations under the Credit Documents entered into on such date (other than the Initial Funding Date) and under all documents and instruments relating to such Applicable Acquisition (the "Applicable Acquisition Documents") and to own, operate or program, as the case may be, the Stations to be acquired, or programmed beginning, on such date; to the extent available in writing, there shall have been furnished to the Agents and the Lenders evidence of such Governmental Consents and Third-Party Consents; and all such Governmental Consents and Third-Party Consents (whether or not theretofore obtained) shall be reasonably satisfactory to the Applicable Lenders and in full force and effect on such Acquisition Funding Date.

                 (ii)  Without limiting the generality of clause (i) of this
Section 4.02(j), on or before such Acquisition Funding Date, the Agents shall have received reasonably satisfactory evidence of (w) a proper and complete application to the FCC seeking transfer or assignment of all Broadcast Licenses relating to the Applicable Acquisition, (x) disclosure to the FCC, in all material respects, of all terms and conditions of the LMA Arrangements and any other agreements or understandings between the Parent, the Borrower or any Station Subsidiary and the licensee of a LMA Station, to the full extent, if any, that such disclosure may be required by the rules and regulations of the FCC or current practice or interpretation of the FCC staff (it being understood that this condition shall not otherwise create any affirmative obligation of the Parent, the Borrower or any License Subsidiary to make any disclosure to the FCC which it reasonably believes to be outside the scope of current FCC rules and regulations or current staff practice and interpretation) and (y) the approval of any pending renewal applications for each Broadcast License relating to each Station to be acquired or with respect to which with the Borrower Group will enter into LMA Arrangements pursuant to the relevant Applicable Acquisition being financed with the Applicable Acquisition Loan.

                 (iii)  Without limiting the generality of clause (i) of this
Section 4.02(j), the FCC Consent to any transfer or assignment of the Broadcast Licenses to be purchased pursuant to the Applicable Acquisition to be consummated on such Acquisition Funding Date shall have been obtained and shall have become a Final Order or the Agents and the Lenders shall have determined in their absolute and sole discretion that there is no reasonable basis to believe that such FCC Consent will not become a Final Order.

                 (iv) The Broadcast Licenses purchased pursuant to such Acquisition shall be transferred to a License Subsidiary.

                 (k) Acquisition Documents; Acquisitions. On or prior to the relevant Acquisition Funding Date:

                 (i) (x) none of the Applicable Acquisition Documents shall have been amended in a manner that could, in the reasonable judgment of the Applicable Lenders, be materially adverse to the Agents or the Lenders; (y) each of the conditions to closing contained in the Applicable Acquisition Documents shall have been satisfied in all material respects (and not waived, except where the waiver could not, in the reasonable judgment of the Applicable Lenders, be adverse to the Agents or the Lenders) to the satisfaction of the Applicable Lenders; and (z) each Loan Party shall have performed in all material respects all covenants that it is required to perform under each Applicable Acquisition Document.

                 (ii) The Loan Parties shall have used their respective best efforts to cause each party to each Applicable Acquisition Document to deliver to the Agents a certificate stating that (x) the Applicable Acquisition has been duly approved by the board of directors or similar governing entity of such party, (y) all actions necessary by it to consummate the Applicable Acquisition have been taken and (z) each such party will proceed to consummate the Applicable Acquisition upon or immediately after the making of the Loans on such Acquisition Funding Date.

                 (iii) Without duplication of documents delivered on the Initial Funding Date, the Agents shall have received copies of all certificates, documents and opinions delivered under the Applicable Acquisition Documents in connection with the transactions contemplated thereby and the Loan Parties shall have used their respective best efforts to procure letters addressed to the Agents and the Lenders stating that the Agents and the Lenders may rely on such certificates and opinions as if they had been addressed to the Agents and the Lenders.

                 (1) Due Diligence. The Agents' and the Lenders' ongoing due diligence investigation shall not have disclosed information, and neither the Agents nor the Lenders shall have otherwise discovered information not previously disclosed to them, that either the Agents or the Lenders reasonably believe has had or could have a Material Adverse Effect with respect to, other than with respect to the Initial Preapproved Acquisitions, any entity or assets (such assets to be considered as a whole) to be acquired in an Acquisition, or a material adverse effect on the tax or accounting consequences of the transactions to be consummated on the Applicable Acquisition Date.

                 (m) Total Debt to Total Capitalization Ratio. The pro forma ratio of Consolidated Total Debt of the Borrower to Total Capitalization of the Borrower after giving effect to any Acquisition Loans to be made on such Acquisition Funding Date shall not exceed 3:4.

                 The acceptance of the proceeds of any Acquisition Loan shall constitute a representation and warranty by each Loan Party to the Agents and each of the Lenders that all of the conditions in this Section 4.02 have been satisfied or, to the knowledge of the Borrower, waived in all material respects (it being expressly understood that the foregoing shall not be construed to be any representation or warranty by the Borrower as to the satisfaction of the Lenders or the Agents with respect to any condition) as of the time of such acceptance.

                 4.03 Conditions Precedent to Loans for Future Acquisitions. The obligations of the Lenders to make any Loans to be made in connection with any Future Acquisition to the Borrower hereunder are subject to the satisfaction of each of the following conditions (in addition to each of the conditions precedent specified in Sections 4.02 and 4.04) on or prior to the relevant Acquisition Funding Date:

                 (a) Transaction Structure; Due Diligence. On or prior to the relevant Acquisition Funding Date, the Applicable Lenders shall be reasonably satisfied in their sole discretion with (A) all business, tax, accounting, environmental and other structural, legal and regulatory matters relating to the Future Acquisition to be consummated on such date and (B) a due diligence investigation related to such Future Acquisition including historical, pro forma and projected financial statements, synergies (if any), programming agreements (if any), advertising contracts, joint-venture agreements, license agreements and management letters.

                 (b) Environmental Matters. On or prior to the relevant Acquisition Funding Date, the Borrower, at its sole cost and expense, shall have delivered to the Agents: (x) a Phase I environmental audit report for each parcel of real property to be acquired in or to be leased upon the consummation of any Future Acquisition occurring on such date and (y) properly completed environmental questionnaires for each parcel of real property to be owned or leased in connection with such Future Acquisition and if further investigation is indicated or warranted by such Phase I audit reports or questionnaires, such further audits, inquiries, investigations and reports as may be necessary or appropriate, the scope and substance of which shall be reasonably satisfactory to the Applicable Lenders; said reports and questionnaires to be conducted and prepared by Dames & Moore or another mutually satisfactory nationally recognized firm of environmental engineers. Any review by the Agents of any matter concerning any environmental condition shall be at the Borrower's sole cost and expense.

                 (c) Acquisition Documents. On or prior to the relevant Acquisition Funding Date, the Agents shall have received true, complete and correct copies of all Applicable Acquisition Documents relating to the Future Acquisition to be consummated on such date, and all other information, documents and instruments relating to such Future Acquisition and the Station to be acquired on such date as any of them may request, and the same shall be reasonably satisfactory to the Applicable Lenders.

                 (d) Financial Statements. The Applicable Lenders shall have received such financial statements for the Station to be acquired in such Future Acquisition for such periods of time as may reasonably be required by the Applicable Lenders and the same shall be reasonably satisfactory to the Applicable Lenders.

                 (e) Other Documents, Etc. On or before the relevant Acquisition Funding Date, the Agents shall have received copies of all other documents, instruments, opinions and certificates as the Agents or any of the Lenders may reasonably request. The Applicable Lenders shall be reasonably satisfied with all other material matters relating to any Future Acquisition to be consummated on such Acquisition Funding Date.

                 The acceptance of the proceeds of any Acquisition Loan made in connection with a Future Acquisition shall constitute a representation and warranty by each Loan Party to the Agents and each of the Lenders that all of the conditions in this Section 4.03 have been satisfied or, to the knowledge of the Borrower, waived in all material respects (it being expressly understood that the foregoing shall not be construed to be any representation or warranty by the Borrower as to the satisfaction of the Lenders or the Agents with respect to any condition) as of the time of such acceptance.

                 4.04 Conditions Precedent to All Loans. The obligation of the Lenders to make any Loan is subject, at the Funding Date for such Loan, to the satisfaction of the following conditions:

                 (a) Notice of Borrowing; Officers' Certificate; Interest Rate Certificate. With respect to any Loan, the Administrative Agent shall have received (i) in accordance with the provisions of Section 1.03, before any Funding Date, an originally executed Notice of Borrowing signed by the chief executive officer, the chief financial officer or the treasurer of the Borrower or by any executive officer of the Borrower designated by any of the above-described officers on behalf of the Borrower in writing delivered to the Administrative Agent, (ii) an Officers' Certificate from the Borrower, dated such Funding Date and satisfactory to the Agents, to the effect that the applicable conditions in Section 4.04 and (x) in the case of the Initial Loans, Sections 4.01 and 4.02 and (y) in the case of any Acquisition Loan, Section
4.02 and, if made in connection with a Future Acquisition, Section 4.03 (in each case disregarding any reference therein that such conditions be deemed satisfactory by the Agents or any Lender) have been satisfied or waived as of such date and (iii) for any Borrowing to occur after the Three Month Date (other than any Borrowing of Acquisition Loans), an Interest Rate Certificate.

                 (b) No Material Adverse Effect, Etc. No event or condition shall have occurred, or would result from the Borrowing on the relevant Funding Date and the use of the proceeds thereof, nor shall any litigation, investigation, injunction or restraining order (excluding litigation existing on the Initial Funding Date affecting the communications industry generally) against any Loan Party or any entity or assets to be acquired in the Contribution or any Acquisition be pending, entered or threatened, that (x) has had or could reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect or a Material Adverse Effect with respect to any entity or assets (such assets to be considered as a whole to the extent they represent a business or business unit) to be acquired in the Contribution or any Acquisition or (y) would restrain, prevent or impose burdensome conditions with respect to any transaction contemplated by the Transaction Documents to be consummated on such Funding Date.

                 (c) No Default; Representations and Warranties. At each Funding Date and also after giving effect to the Borrowings, any Acquisition and the Contribution to be consummated on such Funding Date, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Documents in effect at such time shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of such Funding Date, unless such representation and warranty expressly indicates that it is being made as of any other specific date in which case on and as of such other date.

                 The acceptance of the proceeds of any Loan shall constitute a representation and warranty by each Loan Party to the Agents and each of the Lenders that all of the applicable conditions specified in this Section 4.04 have been satisfied or, to the knowledge of the Borrower, waived in all material respects (it being expressly understood that the foregoing shall not be construed to be any representation or warranty by the Borrower as to the satisfaction of the Lenders or the Agents with respect to any condition) as of the time of such acceptance.

                 4.05 Delivery of Documents. All of the certificates, legal opinions and other documents and papers referred to in Sections 4.01, 4.02, 4.03 and 4.04, unless otherwise specified, shall be delivered to each of the Agents at their respective office (or such other location as may be specified by an Agent) for the account of each of the Lenders and in sufficient counterparts for each Lender and, except where specifically otherwise provided, shall be reasonably satisfactory to the Agents, the Lenders or the Applicable Lenders, as the case may be.

                 4.06 Conditions for the Benefit of the Agents and the Lenders. The conditions set forth in this Section 4 are for the exclusive benefit of the Lenders and the Agents and may be waived only pursuant to Section 11.12.

                 SECTION 5. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Lenders (with the execution and delivery of this Agreement and the making of each Loan thereafter being deemed to constitute a representation and warranty by the Borrower that the matters specified in this Section 5 are true and correct in all material respects on and as of the date hereof and as of the Funding Date for each such Loan unless such representation and warranty expressly indicates that it is being made only as of a specific date):

                 5.01 Corporate Status; Governmental Consents. (a) Each Loan Party (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its organization; and (ii) has duly qualified and is authorized to do business and is in good standing in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified or authorized would not have a Company Material Adverse Effect or a Borrower Material Adverse Effect. Except as set forth in the schedules to the Security Agreements, no member of the Borrower Group has, since its incorporation or formation, as the case may be, been known by or used any other corporate, fictitious or trade name.

                 (b) Each Loan Party holds all Governmental Consents necessary to own and operate their respective properties (including the transmitter and tower sites owned or used by the Borrower Group) in the manner and for the purposes currently operated by such Person, except to the extent that the failure to hold such Governmental Consents could not reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect, and such operation, to the best of their knowledge, is in compliance with applicable Governmental Requirements, including those relating to zoning and environmental compliance, except those the failure to comply with which could not reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect. There have been issued and remain in full force and effect all certificates of occupancy or use or other Governmental Consents currently required for the existing use and occupancy of each Mortgaged Real Property, other than such certificates or Governmental Consents the failure to have issued and remain in full force could not reasonably be expected to have a Company Material Adverse Effect or Borrower Material Adverse Effect.

                 5.02 Corporate Power and Authority. Each Loan Party has the corporate or other organizational power and authority to execute and deliver, and perform in a full and timely manner under, each Transaction Document to which it is a party and has taken all necessary corporate and other action to authorize the execution, delivery and performance of each Transaction Document to which it is a party. Each Loan Party has duly executed and delivered each Transaction Document to which it is a party and each such Transaction Document constitutes the legal, valid and binding obligation of such Person, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

                 5.03 No Conflicts; No Defaults. (a) The execution and delivery of, and the full and timely performance by each member of the Borrower Group under, each Transaction Document to which it is a party, and the full and timely consummation of each of the transactions contemplated thereby (including each Acquisition previously consummated or to be consummated as of any Funding
Date) (i) will not contravene any applicable provision of any law, statute, rule, regulation, order, judgment, writ, injunction or decree of any Governmental Authority, except where such event could not reasonably be expected to have a Company Material Adverse

Effect or a Borrower Material Adverse Effect, (ii) except as to matters set forth on Schedule 5.03, will not conflict or be inconsistent with or result in any breach of any of the material terms, covenants, conditions or provisions of, or constitute a default (or an event or condition that would constitute a default with the giving of notice or the passage of time, or both) under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Company pursuant to the terms of, any Contractual Obligation to which any Company is a party or by which it or any of its property or assets is bound or to which it may be subject, except where such event could not reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect and (iii) will not violate any provision of the charter or by-laws of any Company, except where such event could not reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect.

                 (b) No Loan Party is in default with respect to any of its Contractual Obligations which default could reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect, and no event has occurred and, to the knowledge of the Loan Parties, no condition exists which, with the giving of notice or the lapse of time or both, would, singly or in the aggregate with any other event or condition, constitute such a default.

                 (c) No event has occurred and no condition, to the knowledge of the Loan Parties, exists which, singly or in the aggregate with any other event or condition, would constitute a Default or an Event of Default. No Loan Party is in violation of any material term of any of its charter instruments or by-laws. No Loan Party is in violation of any Governmental Requirement applicable to it or by which any such Loan Party or its property or assets may be bound or affected which such violation could reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect.

                 5.04 Litigation. Except as set forth on Schedule 5.04 and other Proceedings affecting the communications industry generally, there is no Proceeding pending or, to each Loan Party's knowledge, threatened against or affecting any Loan Party (or any Person that will be a Loan Party) or any of their properties or assets or any property or assets to be conveyed in the Contribution or to be acquired in any Acquisition on a Funding Date (i) that could reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect or (ii) that would, singly or in the aggregate with all such Proceedings, have a material adverse effect on the ability to consummate any

Acquisition to be consummated on any Funding Date or the Contribution. All information provided by or on behalf of the Loan Parties to the Agents and the Lenders with respect to Proceedings (collectively, the "Adverse Proceedings") concerning the petitions challenging the FCC Consent to the assignment to the Borrower Group of the Broadcast Licenses to operate station KZKI-TV of San Bernardino, California and station WGOT-TV, Merrimack, New Hampshire is true, accurate and complete. Neither of the Adverse Proceedings will result in or give rise to any action by the FCC or any other Governmental Authority to rescind the assignment to the Borrower Group of any such Broadcast Licenses or a Borrower Material Adverse Effect. The existence of either of the Adverse Proceedings will not have a material adverse effect on the fair market value or the marketability, saleability, transferability or assignability of any of such Broadcast Licenses.

                 5.05 Use of Proceeds. (a) The proceeds of all Loans to be made to the Borrower hereunder shall be utilized (A) to pay: (i) the Acquisition Price (net of any escrow deposits made with respect to any Preapproved Acquisition as set forth on Schedule 5.05) and Additional Acquisition Costs with respect to the consummation of each Preapproved Acquisition and (ii) transaction fees and expenses in connection with the Contribution, each Preapproved Acquisition and the Credit Documents; such borrowings to fund the Preapproved Acquisitions shall not exceed $47,500,000; and (B): (i) to pay the acquisition price (net of any escrow deposits made with respect to any Future Acquisition, including as set forth on Schedule 5.05), additional acquisition costs and transaction costs incurred in connection with any Future Acquisition approved by the Applicable Lenders, as contemplated hereunder, (ii) to pay the exercise price ("LMA Exercise Price") payable in connection with the exercise of any option to purchase substantially all assets (including all Broadcast Licenses) of any LMA Station and (iii) after such time as the Contribution has been consummated and at least one Preapproved Station has been acquired, for (x) general corporate purposes and capital expenditures and (y) escrow deposits made in connection with any Future Acquisition, but only to the extent permitted by Section 7.06.

                 (b) Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of any Margin Regulation or any other regulation of the Federal Reserve Board or the provisions of Section 7 of the Exchange Act.

                 5.06 Governmental Approvals, Etc. Each of the Loan Parties has all Governmental Consents and Third-Party Consents that are required to authorize or are required in connection with (x) the execution and delivery of, the full and timely performance under, or the consummation of any of the transactions contemplated by, any Transaction Document or (y) the legality, validity, binding effect or enforceability of any Transaction Document, except for (i) filings required in connection with the perfection of the security interests granted pursuant to the Credit Documents, (ii) the consent, approval or waiver, if any, required from the FCC in connection with the enforcement of the Credit Documents, in each case to the extent such enforcement may involve restrictions under the Communications Act on foreign ownership of Broadcast Licenses or may be deemed an assignment of any Broadcast License or may be deemed a "change of control" under the Communications Act, (iii) the filing with the FCC, for notice purposes only, of consummation notices and copies of the Credit Documents and the Acquisition Documents required to be filed, (iv) any consent required under the Communications Act with respect to any Acquisition that has not been and will not be as of any Funding Date consummated and (v) such Governmental Consents or Third-Party Consents the failure of which to have obtained could not reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect. All applicable waiting periods have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any Governmental Authority that restrains, prevents, imposes materially adverse conditions upon or unduly hinders the consummation of the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 5.06, there does not exist any judgment, order, injunction or other restraint issued or noticed by or filed with any Governmental Authority seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by any Transaction Document, or the making of the Loans or the full and timely performance by any Loan Party of any of its obligations under any Transaction Document, other than any such judgment, order, injunction or restraint that could not reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect.

                 5.07 Governmental Regulation. (a) No Company is, or will be after giving effect to the transactions contemplated hereby, subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or to any Federal or state statute or regulation limiting its ability to Incur Indebtedness as contemplated by any Credit Document.

                 (b) No Company is, or will be after giving effect to the transactions contemplated hereby, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940.

                 5.08 True and Complete Disclosure; No Material Adverse Effect. No representation or warranty of any Loan Party contained in any Credit Document, any other Transaction Document or any other document, certificate or written statement furnished to any Agent or to any Lender through any Agent by or on behalf of any Loan Party in accordance with Section
11.20 for use in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances under which the same were made. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Loan Parties to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known (or which should upon the reasonable exercise of diligence be known) to any of the Loan Parties (other than matters of a general economic nature or affecting the communications industry generally) that has had or could reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect and that has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders or the Agents for distribution to the Lenders by any Loan Party for use in connection with the transactions contemplated hereby.

                 5.09 Financial Condition; Financial Statements; Fiscal Year End. (a) No Loan Party is entering into the arrangements contemplated by the Credit Documents, or intends to make any transfer or incur any obligations under any Credit Document, with actual intent to hinder, delay or defraud either present or future creditors. On and as of each Funding Date, on a pro forma basis after giving effect to the Contribution and to the Acquisitions consummated on or prior to such date and to all Indebtedness Incurred and Liens and Guarantees created or assumed, or to be created or assumed, by each Loan Party on or prior to such date, each Loan Party is and will be Solvent.

                 (b) The Borrower and the Parent have delivered to the Agents the Financial Statements described in Section 4.01(d) and all Financial Statements and Exchange Act filings required to be delivered pursuant to
Section 6.01 and Section 11A of the Parent Guarantee. All such Financial Statements and all financial statements in such Exchange Act filings (with respect to any financial statements relating to the Preapproved Acquisitions provided pursuant to Section 4.01(d), to the best of the Borrower's knowledge) were prepared in accordance with GAAP, except in the case of interim financial statements for normal recurring year-end adjustments and the absence of footnote disclosures. Such Financial Statements and all financial statements in such Exchange Act filings present fairly the consolidated financial position of the Persons, to the extent included therein, to whom they pertain as at the respective dates thereof and the results of operations and changes in the consolidated financial position of the Persons to whom they pertain for each of the periods then ended.

                 (c) Except as reflected or reserved against in the Financial Statements in accordance with, and to the extent required under, GAAP and the notes thereto described in Section 5.09(b) or in the Financial Statements most recently delivered pursuant to Section 6.01 or in the financial statements in the Exchange Act filings most recently delivered pursuant to
Section 6.01 and Section 11A of the Parent Guarantee, there are no liabilities or obligations with respect to any Loan Party of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which could reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect.

                 (d) The fiscal year of each Loan Party ends on December 31 for financial reporting purposes.

                 5.10  Representations and Warranties in Other Agreements.
Each of the representations and warranties of each Loan Party set forth in each Transaction Document (other than this Agreement) and in any other instrument, document or certificate delivered in connection therewith was and is true and correct in all material respects at and as of the date made, and at and as of each Funding Date to the extent any such representation or warranty is affirmed as of such date.

                 5.11 Security Interests. The Security Documents, together with each of the documents and instruments required to be delivered pursuant to
Section 4.01(f) and 4.02(e), as applicable, once executed, delivered and filed in the applicable jurisdictions, create, as security for the obligations purported to be secured thereby, a valid and enforceable perfected security interest in and Lien in favor of the Collateral Agent on all Collateral, superior to and prior to the rights of all third persons and subject to no Liens other than Prior Liens. The mortgagor under each Mortgage has good and marketable title to the Mortgaged Real Property free and clear of all Liens other than Liens created by the applicable Mortgage, Prior Liens and Liens permitted by the applicable Mortgage. The respective pledgor or assignor, as the case may be, owns (or on and after the time it executes the respective Security Document, will own) all Collateral (other than real property sub-ject to a Mortgage) covered by such Security Document free and clear of all Liens, except Prior Liens, Liens created by the applicable Security Document and Permitted Encumbrances. Other than as contemplated in Sections 4.01(e) and
(f) and 4.02(d) and (e), no filings or recordings are required in order to perfect the security interests created under any Security Document except for filings or recordings which shall have been made prior to the execution and delivery thereof.

                 5.12 Tax Returns and Payments. (a) (i) Each Loan Party (and, to each such Loan Party's knowledge, its predecessors, if any, for whose tax liabilities such Person is liable) has timely filed all tax returns required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and
(ii) no Loan Party knows of any proposed tax assessment against any Loan Party, except, in each case, for (x) those contested in good faith by appropriate proceedings promptly instituted and diligently conducted which proceedings have the effect of staying the forfeiture of the property or asset subject to such tax claims and for which adequate reserves have been established in accordance with GAAP or (y) where the failure to so file, pay or reserve or such proposed assessment could not reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect.

                 (b) There are no tax indemnity agreements or other arrangements under which any Loan Party will have any obligation or liability, either directly or indirectly, for taxes that are or may become payable in respect of taxable periods prior to and including November 4, 1994 which could reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect.

                 5.13 ERISA. (a) Each of the Loan Parties and each of their respective ERISA Affiliates are in compliance in all material respects with all applicable provisions and requirements of ERISA and the Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan, and have performed all their material obligations under each Employee Benefit Plan.

                 (b) No ERISA Events have occurred or are reasonably expected to occur which individually or in the aggregate resulted in or might reasonably be expected to result in (i) a material liability of any of the Loan Parties or any of their respective ERISA Affiliates or (ii) the imposition of a lien on the assets of any of the Loan Parties or any of their respective ERISA Affiliates or a requirement for any of the Loan Parties or any of their respective ERISA Affiliates to post a bond or other security.

                 (c) As of the most recent valuation date for any Pension Plan, the amount of Unfunded Benefit Liabilities individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans which have a negative Amount of Unfunded Benefit Liabilities) does not exceed $0.

                 (d) The Loan Parties and each of their Subsidiaries and each of the Foreign Plans are in compliance in all material respects with all applicable laws and regulations with respect to the Foreign Plans and the terms of the Foreign Plans, and all required contributions have been made to the Foreign Plans. For purposes hereof, the term "Foreign Plans" shall mean any employee benefit plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, a Loan Party or any Subsidiary of a Loan party with respect to employees employed outside the United States.

                 5.14 Subsidiaries; Other Ventures. Schedule 5.14A lists each Subsidiary of the Borrower as of the Initial Funding Date. Each Subsidiary of the Borrower is a Wholly Owned Subsidiary of the Borrower.
Except as set forth in Schedule 5.14B, the Borrower Group is not engaged in any joint venture or partnership with any other Person as of the Initial Funding Date.

                 5.15 Patents, Etc. Each Loan Party has the right to use all material patents, trademarks, servicemarks, trade names, copyrights, licenses and similar "intellectual property rights" but not including the Broadcast Licenses (collectively, "Licenses"), free from burdensome restrictions, that are necessary for the operation of their respective businesses as presently conducted and as proposed to be conducted, except to the extent that such restrictions or the failure to have such Licenses could not reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect. All of the Licenses are in full force and effect, and each of such Persons is in compliance with the foregoing, without any known conflict with the valid rights of others, except to the extent that any failure to be in full force and effect or be in compliance could not reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any Licenses or affect the rights of such Persons thereunder, except to the extent that any such occurrence could not reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect.

                 5.16 Compliance with Laws, Etc. Each Loan Party is in compliance with all laws and regulations, including Environmental Laws and those relating to equal employment opportunity and employee safety, in all jurisdictions in which it is presently doing business, except to the extent the failure to be in compliance could not reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect.

                 5.17 Properties. (a) Each member of the Borrower Group has good and (with respect to real property) marketable title to and beneficial ownership of all of its properties reflected in the financial statements referred to in Section 4.01 or most recently delivered pursuant to Section 6.01 (including financial statements contained in Exchange Act filings) or Section 11A of the Parent Guarantee, free and clear of all Liens, other than Prior Liens, those Liens permitted by Section 7.03 and the Liens set forth on
Schedule 5.17A. Schedule 5.17A sets forth a true list of all Liens on the property of the Borrower Group (including in respect of all Real Property and other property to be acquired in any Initial Preapproved Acquisition and the Contribution) as of the Initial Funding Date, other than Liens permitted by
Section 7.03.

                 (b) To the best of each Loan Party's knowledge, there has not been issued any citation, violation or similar notice indicating that any Real Property is not in compliance in all material respects with local codes or ordinances relating to building or fire safety or structural soundness the violation of which could reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect. Each Real Property is suitable for its intended purposes and is served by such utilities as are necessary or appropriate for the proper and efficient operation thereof and has adequate access (by easement or otherwise) to public roads and public transportation as is necessary for its intended use, except, in each case, where the failure of such condition could not reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect.

                 (c) All items of transmitting and studio equipment included in the Tangible Personal Property (i) have been maintained in a manner consistent with generally accepted standards of good engineering practice and
(ii) will permit the Stations and any unit auxiliaries thereto to operate in accordance with the terms of the Communications Act and with all other applicable Governmental Requirements, except in each case, where the failure of such condition could not reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect; provided, however, that with respect to any such Tangible Personal Property to be acquired on the Funding Date on which the representations and warranties in this Section 5.17(c) are being made, the foregoing representation and warranty shall be limited as of such Funding Date (but not thereafter) to each Loan Party's knowledge.

                 (d) There are no actual or, to the knowledge of the Loan Parties, threatened or alleged defaults of a material nature with respect to any leases of real property under which any Loan Party is lessor or lessee, except any such defaults which could not reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect.
Schedule 5.17B lists each Mortgaged Real Property of the Borrower Group as of the Initial Funding Date.

                 5.18 Capital Stock. All issued and outstanding capital stock of each Loan Party (other than the Parent) has been duly authorized, issued and delivered and is fully paid, nonassessable and free of preemptive rights. All requirements of the Securities Act have been complied with in connection with the issuance of all capital stock of each Loan Party. The Parent owns, beneficially and of record, all of the issued and outstanding capital stock of the Borrower. The Borrower owns, beneficially and of record, directly or indirectly, all of the issued and outstanding capital stock of each of its direct and indirect Subsidiaries.

                 5.19 Labor Matters. No Loan Party has experienced any strike, labor dispute, lockout, slowdown or work stoppage due to labor disagreements which could reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect and, to the knowledge of the Loan Parties, there is no such strike, dispute, lockout, slowdown or work stoppage threatened against any Loan Party. No Loan Party has engaged in any unfair labor practice.

                 5.20 Indebtedness. Set forth on Schedule 5.20 is a list of all Indebtedness of the Borrower Group that will remain outstanding after the Initial Funding Date (including all Indebtedness, if any, to be assumed in connection with the Preapproved Acquisitions or the Contribution). The Borrower has heretofore provided to the Agents true, correct and complete copies of all documents relating to any one issue of such Indebtedness having an aggregate principal amount that equals or exceeds $100,000. No instrument or agreement governing any such Indebtedness contains any restrictions on the Incurrence by any member of Borrower Group of additional Indebtedness or the guarantee thereof by any member of the Borrower Group.

                 5.21     Environmental Matters.  Except as set forth on
Schedule 5.21, or as could not reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse

Effect or subject any Agent or Lender to any material risk of damages or liability:

                 (a) each of the Loan Parties and the Real Properties and other real properties, properties and assets used in their respective businesses are in compliance with Environmental Laws, which compliance includes the possession of all licenses, permits, registrations and other governmental authorizations (collectively, "Environmental Authorizations") required under Environmental Laws, and compliance with the terms and conditions thereof, and there are no circumstances of a nature which may materially prevent or interfere with compliance in the future;

                 (b) there is no Environmental Notice that is (1) pending or, to the knowledge of any Loan Party, threatened against any Company or (2) pending or, to the knowledge of any Loan Party, threatened against any Person whose liability for such Environmental Notice may have been retained or assumed by or could reasonably be imputed or attributed by law or contract to any Company;

                 (c) there are no past (known to any Loan Party with respect to matters relating to Real Properties prior to the ownership or use thereof by any Loan Party) or present actions, activities, circumstances, conditions, events or incidents arising out of, based upon, resulting from or relating to the operation, ownership or use of any Real Properties or other real properties, properties or assets currently or formerly owned, operated, leased or used by any Company (or any predecessor in interest of any of them), including the emission, discharge, disposal or other release of any Hazardous Material in or into the Environment, that (1) could reasonably be expected to result in the incurrence of costs under Environmental Laws or (2) could reasonably be expected to form the basis of any Environmental Notice against or with respect to any Company, or against any Person whose liability for any Environmental Notice may have been retained or assumed by or could be imputed or attributed by law or contract to any Company;

                 (d) without in any way limiting the generality of the foregoing, (1) there are and have been no underground storage tanks or other storage receptacles, or related piping, located on, at or under any Real Properties or other real properties or properties owned or operated by any Company, (2) to the knowledge of the Loan Parties there are no and have been no polychlorinated biphenyls ("PCBs") used or stored by any Company and (3) there is no asbestos contained in or forming part of any building, building component, structure or office space located on, at or under any Real Properties or other real properties or properties owned or operated by any Company; and

                 (e) each Loan Party has given the Agents access to all records and files in its possession or otherwise available to any of them relating to actual or potential material compliance or material liability issues of any Company under Environmental Laws, including all reports, studies, analyses, tests or monitoring results pertaining to the existence of Hazardous Materials or any other environmental concern relating to the Real Properties or other properties or assets currently or formerly owned, operated, managed, leased, used or controlled by any Company or otherwise concerning compliance with or liability under Environmental Laws.

                 5.22  [Intentionally Omitted]

                 5.23 Broker's Fees. Except as set forth on Schedule 5.23, no broker's or finder's fee or commission will be payable by any Loan Party with respect to the offer, issue and sale of any Revolving Note or the Borrowing of any Loan or the execution, delivery and performance of any Credit Document, and the Borrower hereby agrees to indemnify the Lenders against and hold them harmless from any claim, demand or liability for broker's or finder's fees alleged to have been incurred in connection with (i) any such offer, issue and sale (other than claims arising out of actions taken solely by any Lender with respect thereto), or (ii) the Borrowing of any Loan or (iii) the execution, delivery and performance of any Credit Document and any expenses, including reasonable legal fees, arising in connection with any such claim, demand or liability in respect of broker's or finder's fees. No other similar fees or commissions will be payable by any Loan Party for any other services rendered to any Loan Party ancillary to the transactions contemplated hereby.

                 5.24 Disaster. Neither the business nor the properties of any Company have been affected by any fire, explosion, accident, or dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) which could reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect.

                 5.25 Insurance. The Loan Parties have insurance policy binders from financially sound and reputable insurers or maintain with such insurers valid and collectible insurance with respect to their respective assets and businesses which is required to be obtained and maintained by them pursuant to Section 6.03.

                 5.26  [Intentionally Omitted]

                 5.27 LMA Arrangements. Schedule 5.27 correctly identifies all of the LMA Documents of the Borrower Group as of the Initial Funding Date. The execution, delivery and performance in accordance with the terms thereof of each such agreement complies with the Communications Act except where noncompliance could not reasonably be expected to have a Borrower Material Adverse Effect. No Loan Party is aware of any fact or circumstance which would result in the termination or modification on materially adverse terms of any LMA Document. All LMA Arrangements and all LMA Documents are in full force and effect.

                 5.28 FCC Matters. (a) Schedule 5.28A correctly sets forth all of the Broadcast Licenses held by the Borrower Group or licensees of Preapproved and LMA Stations and correctly sets forth the expiration date, if any, of each such Broadcast License. Each Broadcast License was duly and validly issued by the FCC to the Borrower Group pursuant to procedures that comply in all material respects with all applicable Governmental Requirements, and no Loan Party has any knowledge of the occurrence of any event or the existence of any condition that could reasonably be expected to lead to the revocation or suspension of any such Broadcast License. The Broadcast Licenses listed in Schedule 5.28A comprise all of the licenses, permits and other authorizations required (other than for auxiliary broadcast stations and receive-only earth stations) to be obtained from or granted by the FCC for the lawful conduct and operation of the Stations in the manner and to the full extent they are contemplated to be conducted, and none of such Broadcast Licenses is subject to any restriction or condition that would limit, in any material respect, such operation of such Stations. Each such Broadcast License is in full force and effect and each holder thereof is in substantial compliance therewith with no known conflict with the valid rights of others that could reasonably be expected to have a Borrower Material Adverse Effect. No event has occurred that permits, or after notice or lapse of time or both would permit, the revocation, termination or materially adverse modification of any such Broadcast License that could reasonably be expected to have a Borrower Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries other than a License Subsidiary directly owns or holds any Broadcast License. The Loan Parties have made all disclosures to the FCC in all material respects of all terms and conditions of all LMA Documents and any other agreements and understandings between any Loan Party and the licensee of any LMA Station, to the full extent, if any, that such disclosure may be required by the rules and regulations of the FCC or practice and interpretations of the FCC staff. No Loan Party has any reason to believe that any of the Broadcast Licenses listed on Schedule 5.28A will not be renewed In the Ordinary Course. In connection with each Future Acquisition, Schedule 5.28A shall be updated in a manner reasonably satisfactory to the Agents with respect to (and only with respect to) such Future Acquisition at and as of the date of consummation of such Future Acquisition.

                 (b) Each of the Loan Parties has duly filed in a timely manner all material filings (including ownership and employment reports) that are required to be filed by any of them under the Communications Act or in the Stations' local public inspection files and are in all material respects in compliance with all provisions of the Communications Act applicable to the Loan Parties, including the rules and regulations of the FCC relating to the broadcast of television signals or the operation of the Stations, except where the failure to duly and timely file or be in compliance could not reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect. All such reports and statements are substantially complete and correct in all material respects as filed; and there have been no changes in the ownership of any Loan Party or the Broadcast Licenses of the Borrower or any License Subsidiary since the most recently filed ownership reports other than as disclosed in writing to the Agents and the Lenders and other than as would occur as a result of changes in public ownership.

                 (c) To the knowledge of the Loan Parties, except as disclosed on Schedule 5.28B, there are no applications, complaints or Proceedings pending or threatened (i) before the FCC relating to the business or operations of the Stations or of the Parent other than rulemaking proceedings which affect the radio or television industry generally, (ii) before any Governmental Authority relating to the business or operations of the Stations involving charges of illegal discrimination under any Federal or state employment laws or regulations, or (iii) before any Governmental Authority relating to the business or operations of the Stations involving zoning issues under any Governmental Requirement, except for, in each such case, any such event that could not reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect.

                 (d) Schedule 5.28C sets forth the true and correct numbers of cable households, taken as a whole, covered as of the Initial Funding Date by each of the Contributed Stations and, to the best of the Borrower's knowledge based solely upon information provided by the sellers under each Preapproved Acquisition Agreement, each Preapproved Station. In connection with each Future Acquisition, Schedule 5.28C shall be updated in a manner reasonably satisfactory to the Agents with respect to (and only with respect to) such Future Acquisition at and as of the date of consummation of such Future Acquisition to reflect, to the best of the Borrower's knowledge based solely upon information provided by the seller under the Acquisition Agreement related to such Future Acquisition, the true and correct number of cable households as of the date of such Future Acquisition covered by such Future Acquisition.

                 5.29 Programming Obligations. The Borrower has heretofore made available to the Agents and the Lenders information regarding all Programming Obligations of the Stations, as set forth in Schedule 5.29, which information is true, correct and complete in all material respects. There have been no increases in the amount or change in nature or payment experience with regard to such programming agreements that could reasonably be expected to have a Borrower Material Adverse Effect.

                 5.30 Material Contracts; No Burdensome Restrictions. (a) Except as set forth on Schedule 5.30, no Loan Party is a party to, or in any manner obligated under, any contract, agreement or instrument under which a default by any party thereto could reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect.

                 (b) No Contractual Obligation of any Loan Party has, or insofar as any Loan Party may reasonably foresee could reasonably be expected to have, a Company Material Adverse Effect or a Borrower Material Adverse Effect.

                 5.31 Management Agreements. Except as set forth on Schedule 5.31, no member of the Borrower Group is a party to any management agreements or similar arrangements for the provision of services to any other member of the Borrower Group.

                 6. Affirmative Covenants. The Borrower covenants and agrees that on the Initial Funding Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated and the Loans together with interest, fees and all other Obligations incurred hereunder are paid in full (it being understood that the Borrower shall cause each of its Subsidiaries to observe and comply in a timely manner with each term and provision of the covenants set forth in this Section 6):

                 6.1 Information Covenants. The Borrower shall furnish or cause to be furnished to each Lender:

                 (a) Annual Financial Information. As soon as available and in any event within 90 days after the close of each fiscal year of the Borrower, the Financial Statements of the Borrower for such fiscal year, setting forth comparative consolidated figures for the preceding fiscal year (other than (i) in the case of the fiscal year of the Borrower ending December 31, 1995, when no such comparative figures shall be required and (ii) in the case of the fiscal year of the Borrower ended December 31, 1996, when such comparative figures shall be the second, third and fourth quarters of the Borrower for the fiscal year ending December 31, 1995), and a report on such

         Financial Statements by independent certified public accountants of recognized national standing, which accountants (if other than Price Waterhouse LLP) shall be reasonably satisfactory to the Agents, which report shall not be qualified as to the scope of audit or as to the status of the Borrower Group as a going concern and shall state that such Financial Statements present fairly in all material respects the consolidated financial position of the Borrower Group as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP (except for such changes with which such accountants concur) and that the examination by such accountants was conducted in accordance with generally accepted auditing standards. The first of such audited statements and the related auditor's report shall be for the fiscal year ended December 31, 1995.

                 (b) Quarterly Financial Information. As soon as available and in any event within 45 days after the close of each of the first three (for fiscal 1995, second and third only) quarterly accounting periods in each fiscal year of the Borrower, commencing with the first fiscal quarter ending after the Initial Funding Date, the Financial Statements of the Borrower for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative consolidated figures for the related periods in the prior fiscal year (other than with respect to such information provided for fiscal 1995 quarterly periods), subject to normal year-end audit adjustments.

                 (c) Monthly Financial Information. As soon as practicable and in any event within 30 days after the end of each month, commencing with the first full month ending after the Initial Funding Date, (i) copies of the monthly sales pacings reports and cash flow reports for such month of each Station as furnished to the Borrower by each Station and (ii) the consolidated and consolidating balance sheet and income statement of the Borrower Group for such fiscal month and for the period from the beginning of the then current fiscal year to the end of such fiscal month, setting forth in comparative form the corresponding periods of the prior fiscal year (other than with respect to such information provided for fiscal 1995 monthly periods), subject to normal year-end audit adjustments.

                 (d) Accountants' Review. Together with each delivery of Financial Statements pursuant to subsection (a) of this Section 6.01 above, a written statement by the independent public accountants of the Borrower giving the report thereon (i) stating that their audit examination has included a review of the terms of Sections 6, 7, 8 and 9 of this Agreement as they relate to accounting matters, (ii) stating whether, in connection with their audit examination, any condition or event that constitutes a Default or Event of Default has come to their attention, and if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided, however, that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of their audit examination, and (iii) stating that based on their audit examination nothing has come to their attention that causes them to believe that the information contained in the Compliance Certificates delivered pursuant to Section 6.01(f) for the fiscal year covered by their audit examination is not stated in accordance with the terms of this Agreement.

                 (e) Yearly Budgets. Within 30 days after the end of each fiscal year of the Borrower, budgets of the Borrower Group in reasonable detail for each month of the following fiscal year, as customarily prepared by management for its internal use, setting forth, with appropriate discussion, the principal assumptions upon which such budgets are based. Together with each delivery of Financial Statements pursuant to Section 6.01(a), (b) and (c), a comparison of the current year-to-date financial results against the budgets required to be submitted pursuant to this subsection (e) shall be presented.

                 (f) Compliance Certificate. Together with each delivery of Financial Statements pursuant to Section 6.01(a) and (b), a Compliance Certificate of the Borrower.

                 (g) Management Letters. Promptly upon receipt thereof, a copy of each annual "management letter" submitted to the Borrower by its independent accountants in connection with any annual audit made by them of the books of any member of the Borrower Group.

                 (h) Investor Information; SEC Filings. Promptly upon their becoming available, copies of all Financial Statements, reports, notices and proxy statements sent or made available generally by any member of the Borrower Group to its security holders (other than to any other Loan Party), of all regular and periodic reports and all registration statements and prospectuses, if any, filed by any member of the Borrower Group with any securities exchange or with the SEC, and of all press releases and other statements made available generally by any member of the Borrower Group to the public concerning material developments in the business of any member of the Borrower Group. All information provided pursuant to this Section 6.01(h) shall be subject to ordinary and customary exceptions for information for which any member of the Borrower Group is entitled to and is granted confidential treatment by the SEC.

                 (i) Notice of Certain Events. Promptly upon any officer of any member of the Borrower Group obtaining knowledge (w) of any condition or event which constitutes a Default or Event of Default, or becoming aware that any Lender has given any notice or taken any other action with respect to a claimed Default or Event of Default under this Agreement, (x) that any Person has given any notice to any Company or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 8.04, (y) of a material adverse change in the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), solvency, prospects or material agreements of the Borrower Group, taken as a whole, or the Parent and its Subsidiaries, taken as a whole, as the case may be, or (z) of the occurrence of any event or condition that would give rise to any Parent Group Equity Event, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed Default, Event of Default, event or condition, or material adverse change, and what action the Borrower or the Parent has taken, is taking and proposes to take with respect thereto.

                 (j) Litigation Reports. (i) Promptly upon any officer of any member of the Borrower Group obtaining knowledge of (x) the institution of, or written threat of, any Proceeding (or series of Proceedings arising out of the same general allegations or circumstances) against or affecting any Company or any property of any Company not previously disclosed to the Lenders, which Proceeding or series of Proceedings seeks recovery from (A) any Loan Party aggregating $500,000 or more or (B) any Company which is not a Loan Party aggregating $5,000,000 or more or (y) any dispute in respect of or the institution of, or written threat of, any Proceeding in respect of any Contractual Obligation of any Loan Party which could reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect, notice thereof to the Agents and the Lenders and, upon request, prompt notice of the status of any such Proceeding.

                 (ii) In addition to the information described in clause (i) above, such other information as may be reasonably available to the members of the Borrower Group to enable the Lenders and their counsel to evaluate such matters.

                 (k) Insurance Report. Within 30 days of the last day of each fiscal year of the Borrower, a report reasonably satisfactory to the Agents outlining all material insurance coverage maintained as of the date of such report by the Borrower Group, and to the extent known as of such date outlining all material insurance coverage planned to be maintained by the Borrower Group in the subsequent fiscal year.

                 (l) Amendments to Indebtedness. To the extent reasonably requested by any Lender, as soon as practicable and in any event within ten days of the later of such request and the making of any such amendment or waiver, copies of amendments or waivers with respect to Indebtedness of the Borrower Group.

                 (m) Financial Plans; Revised Projected Financial Statements. As soon as practicable after the end of any fiscal year and in any event by the date that is 30 days after the delivery of the Financial Statements referred to in subsection (a) of this Section 6.01, a consolidated plan, prepared in accordance with the Borrower's normal accounting procedures (and which will represent management's reasonable good faith estimate of projected performance during such periods) applied on a consistent basis, for the next succeeding three fiscal years of the Borrower Group, including (i) forecasted consolidated Financial Statements of the Borrower Group for such periods, (ii) such information with respect to each fiscal quarter in the first year covered by such projected Financial Statements (such financial projections provided pursuant to this clause (ii) and the preceding clause (i), the "Annual Projected Financial Statements"),
         (iii) the aggregate amount of forecasted Capital Expenditures of the Borrower Group for such fiscal years, and (iv) forecasted compliance with Sections 7.05 and 7.10. As soon as practicable, but in any event not later than the fifteenth day prior to the consummation of any Future Acquisition, the Borrower shall provide revised Financial Statements of the type described in clauses (i) and (ii) of the preceding sentence, or, if prior to the first date of delivery of the Financial Statements required by this Section 6.01(m), the Initial Projected Financial Statements, giving pro forma effect to such transaction (the "Revised Projected Financial Statements").

                 (n) FCC Proceedings, Etc. Promptly upon their becoming available (i) a copy of all ownership reports filed with the FCC with respect to any member of the Borrower Group, (ii) a copy of any order or notice of the FCC or any other Governmental Authority or a court of competent jurisdiction which relates to any Broadcast License or any application therefor (other than orders or notices which affect the television broadcast industry generally or which could not reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect) or which refuses (or threatens to refuse) renewal or extension of, or revokes, cancels, suspends or terminates (or threatens to revoke, cancel, suspend or terminate), the authority of any Loan Party to operate a Station (other than an LMA Station) or of any other licensee to operate an LMA Station and with respect to any such refusal, revocation, cancellation, suspension or termination, written notice specifying the reasons for such revocation, cancellation, termination or denial, the anticipated effect thereof, and the actions, if any, being taken by the Parent, the Borrower or any other licensee of an LMA Station to remedy the same, (iii) a copy of any competing application filed with respect to any Broadcast License or any application therefor of any Loan Party or any other licensee of an LMA Station, (iv) a copy of any material citation, notice of violation or order to show cause from the FCC directed to the Parent or the Borrower Group or any other licensee of an LMA Station or any complaint directed to the Parent or the Borrower Group or any other licensee of an LMA Station to which the FCC has requested an answer, (v) notice of any other action taken or threatened to be taken by any Governmental Authority (including the FCC) which could reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect, and (vi) a copy of all material information required to be filed by any Loan Party in respect of the business conducted by the Borrower Group with the FCC or any similar Governmental Authority.

                 (o) Accounting Changes. Prior to the effectiveness thereof, information relating to any proposed change in the accounting treatment or reporting practices of the Borrower Group, the nature or scope of which materially affects the calculation of any component of any financial covenant, standard or term contained in this Agreement.

                 (p) Other. With reasonable promptness, such other information and data with respect to the Borrower Group or any other similar entity in which the Borrower Group has an investment as from time to time may be reasonably requested by any Agent or any Lender.

                 6.2 Books, Records and Inspections. Each member of the Borrower Group shall keep true books of records and accounts in which full and correct entries will be made of all its business transactions, and will reflect in its Financial Statements adequate accruals and appropriations to reserves, all in accordance with GAAP. Each member of the Borrower Group shall permit, upon reasonable prior notice to the chief financial officer of the Borrower, officers and designated representatives of any of the Agents or Lenders to visit and inspect any of the properties or assets of any member of the Borrower Group in whosesoever possession, and to examine the books of account of such member of the Borrower Group and discuss the affairs, finances and accounts of such member of the Borrower Group with, and be advised as to the same by, its officers and independent accountants (in the presence of such officers), all at such reasonable times and intervals and to such reasonable extent as any of the Agents or Lenders may reasonably request.

                 6.3 Maintenance of Property; Insurance. (a) Except as otherwise permitted hereunder or where the failure would not reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect, each member of the Borrower Group shall maintain or cause to be maintained in good repair, working order and condition (subject to normal wear and tear) all properties used in its businesses (including each Mortgaged Real Property and each Real Property) and in a manner consistent with generally accepted standards of good engineering practice and from time to time shall make or cause to be made all appropriate repairs, renewals and replacements thereof and will maintain and renew as necessary all licenses, permits and other clearances necessary to use and occupy such properties of such member of the Borrower Group.

                 (b) Each member of the Borrower Group shall maintain or cause to be maintained, with financially sound and reputable insurers, insurance (including business interruption insurance) with respect to its properties and business against loss or damage of the kinds customarily insured against by corporations of established reputation engaged in the same or similar businesses and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations to the extent that such types and such amounts of insurance are available at commercially reasonable rates. Each member of the Borrower Group shall maintain such insurance as may be required to comply with each Security Document and shall otherwise comply with all provisions of the Security Documents relating to insurance. Each member of the Borrower Group shall furnish to each Lender, upon reasonable request, information as to the insurance carried.

                 6.4 Payment of Taxes. Each member of the Borrower Group shall pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which material penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any of its properties or cause a failure or forfeiture of title thereto; provided, however, that no member of the Borrower Group shall be required to pay any such tax, assessment, charge, levy or claim that is being contested in good faith and by proper proceedings promptly instituted and diligently conducted if it has maintained adequate reserves with respect thereto in accordance with GAAP and if such proceedings would stay any forfeiture of any property or assets of such member of the Borrower Group.

                 6.5 Corporate Franchises. Each member of the Borrower Group shall do, or cause to be done, all things necessary to preserve and keep in full force and effect its respective existence, rights and authority, except where such failure to keep in full force and effect such rights and authority would not have a Borrower Material Adverse Effect.

                 6.6 Governmental Consents and Governmental Requirements. Except where the failure to do so would not have a Borrower Material Adverse Effect, each member of the Borrower Group shall (a) apply for, diligently pursue and obtain or cause to be obtained, and thereafter maintain in full force and effect, all Governmental Consents that shall now or hereafter be necessary under any Governmental Requirement for (i) land use, public and employee health and safety, pollution or protection of the environment, (ii) the grant by any member of the Borrower Group of the security interests and Liens granted by any of the Security Documents and for the validity and enforceability thereof or for the perfection of and the exercise by the Agents and Lenders of their rights and remedies thereunder and (iii) the operation of the business of and ownership of the properties of such member of the Borrower Group, (b) comply in all material respects at all times with all provisions of all Governmental Consents and all other material agreements, licenses and leases to which it is a party or of which it is a beneficiary and suffer no loss or forfeiture thereof or thereunder and (c) comply in all material respects at all times with all provisions of all other limitations, restrictions, obligations, schedules, timetables and reporting requirements of any Governmental Requirement. Each Mortgagor shall maintain in full force and effect all certificates of occupancy or use and other Governmental Consents necessary under any Governmental Requirements for the occupancy or use of its Mortaged Real Property, except to the extent that the failure to do so could not reasonably be expected to result in a Company Material Adverse

Effect or a Borrower Material Adverse Effect. Each member of the Borrower Group shall notify the Agents in the event of any, and provide the Agents with a copy of all notices of, denial, suspension or revocation of any material Governmental Consents.

                 6.7 ERISA. The Borrower shall furnish to the Agents and each of the Lenders:

                 (a) promptly upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action the Borrower or any of its Subsidiaries or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

                 (b) with reasonable promptness, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any of its Subsidiaries or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan, (ii) all notices received by the Borrower or any of its Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event, and (iii) such other documents or governmental reports or filings relating to any Employee Benefit Plan as any of the Agents shall reasonably request.

                 6.8 Performance of Obligations. Each member of the Borrower Group shall perform in all material respects all of its obligations under the terms of each mortgage, indenture, security agreement, other debt instrument and material contract by which it is bound or to which it is a party, except where such nonperformance would not have a Borrower Material Adverse Effect.

                 6.9 End of Fiscal Years; Fiscal Quarters. Each member of the Borrower Group shall, for financial reporting purposes, maintain the accounting periods maintained by it on the Initial Funding Date, consistent with the past practice and procedures of such member of the Borrower Group.

                 6.10 Use of Proceeds. All proceeds of the Loans shall be used as provided in Section 5.05.

                 6.11 Preservation of Status as Senior Indebtedness. Each member of the Borrower Group shall promptly take all action reasonably requested by any of the Agents at any time to protect, preserve and give effect to the status of the Lenders and the

Agents as the holders of senior indebtedness within the meaning of any agreement or instrument relating to Subordinated Indebtedness of any member of the Borrower Group.

                 6.12 Performance and Enforcement Under Certain Agreements. Each member of the Borrower Group shall diligently and in good faith promptly perform in all material respects all of its agreements and covenants under each Transaction Document and each document and instrument related thereto or delivered in connection with any thereof, in each case, to the extent reasonably within its control. Subject to the provisions of the next sentence and the last sentence of this Section 6.12, each member of the Borrower Group shall (A) diligently and in good faith promptly pursue the performance of each other party to each such document, and (B) diligently seek the enforcement of all rights and remedies under each such document, except, in each case, where the failure to do so could not reasonably be expected to have a Borrower Material Adverse Effect. Each member of the Borrower Group shall confer with the Agents, on behalf of the Lenders, in enforcing or waiving any material rights of any member of the Borrower Group under any such document. The foregoing shall not prevent any member of the Borrower Group from terminating any Acquisition Document in accordance with the terms thereof prior to the closing thereunder.

                 6.13 Lender Meeting. The Borrower shall participate in a meeting of the Lenders once during each fiscal year (commencing with the 1995 fiscal year) to be held at a location and a time selected by the Borrower and reasonably acceptable to the Agents and the Lenders.

                 6.14 Pledge of Additional Collateral. Promptly, and in any event within 30 days, after the acquisition of any property or asset (other than with the proceeds of Indebtedness permitted by Section 7.04(vii)) of the type that would have constituted Collateral at the Initial Funding Date (the "Additional Collateral"), each member of the Borrower Group shall take all action necessary or desirable, including the filing of appropriate financing statements under the provisions of the UCC or applicable Governmental Requirements in each of the offices where such filing is necessary or appropriate, to grant the Collateral Agent a perfected first priority Lien on such property or asset (or comparable interest under foreign law in the case of any foreign property or asset) pursuant to and to the full extent required by the Security Documents and this Agreement. In the event that any member of the Borrower Group acquires an interest in additional Real Property (other than with the proceeds of Indebtedness permitted by Section 7.04(vii)), each member of the Borrower Group shall take such actions and execute such documents as the

Collateral Agent shall require to confirm the Lien of a Mortgage, if applicable, or to create a new Mortgage (including satisfaction of the conditions set forth in subsections (c)(iv)-(v), (e) and (f) of Section 4.01). The costs of all actions taken by the parties in connection with the pledge of Additional Collateral, including reasonable costs of counsel for the Lenders, shall be for the account of the Borrower, which shall pay all sums due on demand.

                 6.15 Security Interests. (a) Each member of the Borrower Group shall perform any and all acts and execute any and all documents (including the execution, amendment or supplementation of any financing statement, continuation statement or other statement) for filing under the provisions of the UCC and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable Federal, state or local jurisdiction, including any filings in local real estate land record offices and the United States Patent and Trademark Office, or the United States Copyright Office, which are necessary or advisable, from time to time, in order to grant, continue and maintain in favor of the Collateral Agent for the benefit of the Lenders valid and perfected Liens on the Collateral, which Liens shall be subject only to Prior Liens.

                 (b) Each member of the Borrower Group shall undertake to deliver or cause to be delivered to the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Collateral Agent as the Collateral Agent shall deem reasonably necessary or advisable to perfect or maintain the Liens for the benefit of the Lenders, including Liens on assets which are required to become Collateral after the Initial Funding Date.

                 6.16 Environmental Events. (a) Each member of the Borrower Group shall promptly give notice to the Agents upon becoming aware thereof (i) of any violation of any Environmental Law by any Company, (ii) of any Environmental Notice, inquiry, Proceeding, investigation or other action under any Environmental Law with respect to any Company, including a request for information or a notice of potential liability from any foreign, Federal, state or local environmental agency or board or any other Person, or (iii) of the discovery of the release other than in compliance with Environmental Laws of any Hazardous Material at, on, under or from any of the Real Properties of any Company in excess of reportable or allowable standards or levels under any Environmental Law, or in a manner or amount which could reasonably be expected to result in liability of any Company under any Environmental Law, in each case which could reasonably be expected to have a Company Material Adverse Effect or a Borrower Material

Adverse Effect or subject any of the Agents or Lenders to any material risk of liability, loss or damages.

                 (b) In the event of the presence of any Hazardous Material on any of the Real Properties or any other properties or assets used in the business of any Company, which presence is in violation of, or could reasonably be expected to result in liability to any Company under, any Environmental Law, in each case that could reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect or subject any of the Agents or Lenders to any material risk of liability, loss or damages, each member of the Borrower Group, upon discovery thereof, shall take all reasonably necessary steps to initiate and expeditiously complete all investigative, remedial, removal, response, corrective and other action to mitigate and eliminate any such adverse effect, and shall keep the Agents informed of their actions and the results.

                 (c) Each member of the Borrower Group shall provide the Agents with copies of (i) all the closing or post-closing Environmental Notifications without regard to materiality and (ii) any notice, submittal or documentation provided by any member of the Borrower Group to any Person under any Environmental Law if the matter that is the subject of the notice, submittal or other documentation would have a Borrower Material Adverse Effect or subject any of the Agents or Lenders to any material risk of liability, loss or damages. Such Environmental Notifications notice, submittal or documentation shall be provided to the Agents promptly and, in any event, within five Business Days after such material is provided to such Person.

                 6.17 Interest Rate Certificate. The Borrower shall deliver to the Administrative Agent an Interest Rate Certificate: (i) on each Funding Date occurring on or after the Three Month Date (which, with respect to any Acquisition Funding Date, shall be satisfied by delivery of an Acquisition Certificate); (ii) on any day after the Three Month Date on which any Asset Sale occurs (which Interest Rate Certificate shall give pro forma effect to such Asset Sale as if it had occurred as of the first day of the Borrower Test Period relating to such Interest Rate Certificate); (iii) on the Three Month Date; and (iv) within 45 days after the end of each fiscal quarter of the Borrower occurring after the Three Month Date, beginning with September 30, 1995.

                 6.18 Additional Loan Parties. In the event that (a) any Acquisition is proposed to be made by the Borrower Group, or the assets of any Acquisition are to be contributed to, any Subsidiary of the Borrower and such Subsidiary is not a Loan Party immediately prior to the consummation of any such Acquisition or (b) any Person becomes a Subsidiary of the Borrower after the Initial Funding Date (each such Subsidiary referred to herein as an "Additional Loan Party" and collectively as the "Additional Loan Parties"), then, on or before the consummation of any such Acquisition or upon such Person becoming a Subsidiary of the Borrower (but in any event prior to any capitalization (other than de minimis capitalization) of, or contribution of assets to, such Subsidiary), as the case may be, the Borrower shall cause such Subsidiary to execute and deliver all such agreements, guarantees, pledges, assignments, documents and certificates (including any amendments to the Credit Documents) as the Agents may reasonably request and do such other acts and things as the Agents may reasonably request in order to have such Subsidiary guarantee the Obligations, grant to the Collateral Agent ratably on behalf of the Lenders, a duly perfected first priority Lien (subject to no other Liens other than Prior Liens) on all real, personal and mixed property of such Subsidiary to effect fully the purposes of the Credit Documents and to provide for payment of the Obligations in accordance with the terms of the Credit Documents. Without limiting the generality of the foregoing, in such event, (i) such Additional Loan Party shall execute and deliver to the Agents and the Lenders, as appropriate, (A) a Subsidiary Guarantee (or become a party to the Subsidiary Guarantee) and thereafter shall be a Guarantor for all purposes under the Credit Documents, and (B) all Security Documents as the Agents or the Requisite Lenders may deem necessary or appropriate.

                 6.19 Broadcast Licenses. (a) Except to the extent that the failure to do so could not reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect, each member of the Borrower Group shall use its best efforts to keep in full force and effect all of the Broadcast Licenses of the Borrower Group. Each member of the Borrower Group shall provide a copy of any notice of default under any Broadcast License received by it or any of its Subsidiaries or with respect to which any such member of the Borrower Group may have any knowledge (and, in the event of any notice based on knowledge of such member of the Borrower Group, a brief description of such default and the basis of such knowledge).

                 (b) The Borrower shall establish and maintain indirect wholly owned License Subsidiaries for the purpose of holding the Broadcast Licenses (exclusive of those relating to LMA Stations). Except as required by the FCC from time to time, License Subsidiaries shall not own any material assets other than the Broadcast Licenses. Each new Broadcast License issued by the FCC (exclusive of those relating to LMA Stations) shall be issued to, and held by, a License Subsidiary.

                 6.20 Corporate Separateness. Each member of the Borrower Group shall take all such actions as are necessary to keep the operations of the Parent Group separate and apart from those of the Borrower Group, including ensuring that all customary formalities regarding its corporate existence are followed. No member of the Borrower Group shall make any payment in respect of a liability of any member of the Parent Group, other than payments (i) in respect of the Obligations, (ii) permitted by Section 7.08(iv) or (iii) of allocable expenses of the Borrower Group for the collective corporate expenses of the Parent to the extent permitted by this Agreement. No member of the Borrower Group shall take any action, or conduct its affairs in a manner, which is likely to result in the assets and liabilities of the Borrower Group being substantively consolidated with those of the Parent Group or with those of the Parent in a bankruptcy, reorganization or other insolvency proceeding.

                 6.21 Landlord Consents. The Borrower shall use reasonable efforts to obtain from the landlord under each of the leases listed on Schedule
6.21 a landlord consent to a Mortgage in favor of Collateral Agent encumbering such lease. The Borrower shall notify Collateral Agent upon its receipt of any such landlord consent or upon its receipt of any notice from a landlord indicating that such landlord refuses to grant its consent to a Mortgage. In the event that any landlord shall consent to such a Mortgage, Borrower will take all actions and execute such documents as the Collateral Agent shall reasonably require to grant to the Collateral Agent a Mortgage Lien on such leasehold estate, including, without limitation, satisfaction of the conditions set forth in Sections 4.01(c) and 4.01(e). Borrower shall pay all costs and expenses incurred by the parties in connection with the execution, delivery and recording of any such Mortgage and the delivery of the other documents listed in Sections 4.01(c) and 4.01(e).

                 SECTION 7. Negative Covenants. The Borrower covenants and agrees that as of the Initial Funding Date and thereafter for so long as this Agreement is in effect and until the Commitments have terminated and the Loans together with interest, fees and all other Obligations incurred hereunder and under the other Credit Documents are paid in full (it being understood that the Borrower shall cause each of its Subsidiaries to observe and comply in a timely manner with each term and provision of the covenants set forth in this Section 7 to the extent applicable to such Subsidiary):

                 7.01 Conduct of Business. No member of the Borrower Group shall (a) alter the character of its business from that conducted at the Initial Funding Date, after giving effect to the consummation of the transactions to be consummated on the Initial Funding Date, or engage in any business other than (i) the business engaged in by the Borrower Group on the Initial Funding Date, and similar or related businesses, and (ii) such other lines of business as may be consented to by the Agents and the Requisite Lenders; provided, however, that only License Subsidiaries shall directly own, operate or hold any Broadcast License, (b) except as permitted by
Section 7.15, cancel any material claim or debt, except for consideration In the Ordinary Course or (c) enter into any management agreement with any Person, except In the Ordinary Course or as otherwise permitted hereunder. Notwithstanding anything to the contrary in this Agreement, including any references to "Subsidiaries," (A) no member of the Borrower Group shall (i) create or acquire any interest in any Person that would be a Subsidiary after the Initial Funding Date other than (a) maintenance of its interests in its respective Subsidiaries as of the Initial Funding Date and (b) in anticipation of or pursuant to or to effect any Acquisition or (ii) operate, program, or hold any interest in (including pursuant to LMA Arrangements), any television or radio broadcast station, cable, microwave or other television signal transmission system other than the ownership, operation or programming of the Stations owned, acquired or programmed pursuant to the Contribution or any Acquisition and (B) no License Subsidiary shall engage in any business or incur any Indebtedness or other liabilities, other than the ownership of Broadcast Licenses and the execution, delivery and performance of the Credit Documents and all related documents to which it is a party and activities reasonably necessary and related to the foregoing.

                 7.02 Amendments or Waivers of Certain Documents. After the Effective Date, (a) no member of the Borrower Group shall, without the prior written consent of the Requisite Lenders, which consents shall not be unreasonably withheld, amend the terms of its certificate of incorporation or bylaws or any agreement entered into by such member of the Borrower Group with respect to its equity interests and (b) no member of the Borrower Group shall amend or waive compliance with or consent to a departure from, or consent to any action or failure to act under, any of the terms or provisions of any Existing Debt of the Borrower Group or any Transaction Document or the Tax Sharing Agreement or any other material contract, lease, license or agreement of the Borrower Group, except in the case of each of clauses (a) and (b) of this Section 7.02, to such extent as could not reasonably be expected to be, individually or in the aggregate, materially adverse to the Borrower Group, the Agents or the Lenders.

                 7.03 Liens and Related Matters. (a) No member of the Borrower Group shall create, incur, assume or suffer to exist or remain in effect any Lien upon or with respect to any item constituting Collateral now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets or assign any right to receive income or profits, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except the Lien of the Security Document relating thereto, Prior Liens applicable thereto and Liens expressly permitted by the applicable Security Documents. No member of the Borrower Group shall create, incur, assume or suffer to exist or remain in effect any Lien upon or with respect to any property or assets of any member of the Borrower Group that does not constitute Collateral, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets or assign any right to receive income or profits, or file or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, except the following, which are herein collectively referred to as "Permitted Encumbrances":

                 (i)  the Liens set forth on Schedule 7.03A;

                 (ii) Liens in respect of purchase money Indebtedness permitted by Section 7.04(vii) upon real or tangible personal property acquired by the Borrower after the date hereof (other than any Collateral or any property or asset which is required to be pledged by the Borrower Group as Collateral pursuant to this Agreement and the other Credit Documents); provided, however, that (1) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, (2) such Lien does not extend to or cover any other property or asset (including the income or profit therefrom) of the Borrower Group other than such item of property and (3) no portion of the consideration for such property was funded from any Loan; and

                 (iii) Liens securing Capital Leases permitted by Section 7.11; provided, however, that the Liens in respect thereof do not extend to or cover any other property or asset (including the income or profit therefrom) of the Borrower Group other than the property or asset (or the income or profit therefrom) leased under such Capital Lease.

                 (b) If any member of the Borrower Group shall create or assume any Lien upon any of its properties or assets, or on any income or profits therefrom, whether now owned or hereafter acquired, other than Liens permitted by the provisions of this

Section 7.03, it shall make or cause to be made effective provision whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness or other obligation thereby secured as long as any such Indebtedness or other obligation shall be secured; provided, however, that the foregoing shall not be construed as a consent by the Requisite Lenders or any Lender to any creation or assumption of any such Lien not permitted by the provisions of this Section 7.03.

                 (c) Except with respect to (I) specific property encumbered pursuant to a Lien permitted to be incurred pursuant to clauses (ii) or (iii) of subsection (a) of this Section 7.03 or (II) specific property to be sold pursuant to an executed agreement with respect to an Asset Sale consummated in accordance with this Agreement, no member of the Borrower Group shall enter into any agreement after the Initial Funding Date (other than the Credit Documents) prohibiting or restricting in any manner (directly or indirectly and including by way of covenant, representation or warranty or event of default) (i) the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, (ii) any Incurrence of any Indebtedness or Contingent Obligation, (iii) the sale, disposition or pledge of any asset of the Borrower Group, except restrictions in a Capital Lease or other purchase money financing agreement permitted hereunder relating to the asset financed thereunder, (iv) any Investments of the Borrower Group, (v) any Capital Expenditures by the Borrower Group, (vi) any acquisition, merger or consolidation involving the Borrower Group or (vii) any change in control of the Borrower Group.

                 (d) Neither the Borrower nor any of its Subsidiaries shall create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind (whether arising by operation of law, by agreement, by its articles of incorporation, bylaws or other constituent documents of such Subsidiary, or otherwise) on the ability of any Subsidiary of the Borrower to (i) pay dividends or make any other distribution on any of such Subsidiary's capital stock, partnership interests or other interests, as the case may be, owned by the Borrower Group, (ii) make loans or advances to, or guarantee any Indebtedness or any other obligation of, the Borrower Group or (iii) transfer any of its property or assets to the Borrower Group, except: (1) restrictions pursuant to the Credit Documents; (2) legal restrictions of general applicability under the corporation law of the state in which such Subsidiary is incorporated (in the case of a Subsidiary which is a corporation), and fraudulent conveyance or similar laws of general applicability for the benefit of creditors of such Subsidiary generally; and
(3) legal restrictions of general
applicability applying to the Borrower Group arising under the Communications
Act.

                 7.04 Indebtedness. No member of the Borrower Group shall Incur, or suffer to exist or remain liable with respect to, any Indebtedness, except:

                  (i)  the Loans and the Guarantees;

                 (ii) Indebtedness owing by the Borrower to a Wholly Owned Subsidiary of the Borrower or Indebtedness owing by a Wholly Owned Subsidiary of the Borrower (other than any License Subsidiary) to the Borrower or another Wholly Owned Subsidiary of the Borrower which is a Subsidiary Guarantor; provided, however, that (x) any such member of the Borrower Group's Indebtedness in excess of an aggregate principal amount of $10,000 outstanding at any one time shall be evidenced by Intercompany Notes which shall be pledged pursuant to a Pledge Agreement and (y) such Indebtedness shall not be subordinate to any other Indebtedness or other obligation of such Subsidiary other than the Loans;

                 (iii) Existing Debt of the Borrower Group as in effect on the date of this Agreement;

                 (iv) Indebtedness in respect of Capital Leases Incurred after the date hereof; provided, however, that such Capital Leases are permitted pursuant to Section 7.11;

                 (v)  Contingent Obligations permitted to be Incurred under
         Section 7.18;

                 (vi) guarantees by the Borrower of Indebtedness of any Wholly Owned Subsidiary of the Borrower, which Indebtedness is Incurred in accordance with this Section 7.04;

                 (vii) Indebtedness in an amount not to exceed at any time $500,000 Incurred to finance the cost of acquisition of real or tangible personal property; provided, however, that such Indebtedness shall not exceed 100% of the cost of such property;

                 (viii) Indebtedness owing to any Person that is a Lender under Interest Rate Agreements to the extent incurred to protect the Borrower against fluctuations in interest rates on Loans hereunder; and

                 (ix) Indebtedness Incurred to refinance (I) any Indebtedness permitted under clause (iii), (iv) or (vii) of this Section 7.04 or (II) any Subordinated Indebtedness of the Borrower; provided, however, that (1) the principal amount of any such refinancing Indebtedness shall not exceed the principal amount of the Indebtedness so refinanced as of the date of the proposed Incurrence of the refinancing Indebtedness, (2) the refinancing Indebtedness shall have a stated maturity date no earlier than, and a weighted average life to maturity no less than, the Indebtedness being refinanced as of the date of such proposed refinancing, (3) if the existing Indebtedness is subordinated to the obligations of the Borrower under the Credit Documents, then the refinancing Indebtedness shall be at least as subordinated to the obligations of the Borrower under the Credit Documents, (4) such refinancing Indebtedness shall be secured only to the extent and with the assets securing the existing Indebtedness, if at all, (5) the Borrower shall have given the Agents notice a reasonable time in advance of such refinancing, (6) the Indebtedness being refinanced shall be discharged contemporaneously with the Incurrence of the refinancing Indebtedness and (7) after giving effect to such Incurrence, no Default or Event of Default shall have occurred and be continuing (it being expressly understood that any Indebtedness Incurred to refinance any such existing Indebtedness shall be included in the calculation of Consolidated Total Debt of the Borrower (such calculation being made after giving effect to the refinancing)).

                 7.05 Capital Expenditures. No member of the Borrower Group shall make any Capital Expenditure for any purpose in any fiscal year of the Borrower if the aggregate amount of all Capital Expenditures of the Borrower Group for such fiscal year shall exceed the amount set forth below for such fiscal year:

         Fiscal Year
         ended December 31,                                  Amount
         -----------------                                   ------
               1995                                        $1,500,000
               1996                                         2,000,000
               1997                                         1,500,000
               1998                                         1,500,000

; provided, however, that if the Borrower Group has made Capital Expenditures in the immediately preceding fiscal year less than the maximum amount set forth above for a fiscal year (the difference, the "Deficiency Amount"), the Borrower Group may make Capital Expenditures for such fiscal year in an aggregate amount not to exceed the sum of (a) the amount set forth above for such fiscal year and (b) the lesser of (x) $500,000 and (y) the Deficiency Amount for the immediately preceding fiscal year; provided, further, however, that (A) a Deficiency Amount may be carried over and expended only in the next succeeding fiscal year and (B) for purposes of determining the amount expended in any fiscal year, the Deficiency Amount shall be deemed expended only after the amount set forth for such fiscal year in the table above has been expended.

                 7.06 Advances, Investments and Loans. No member of the Borrower Group shall make or own any Investment, except:

                 (i)  Investments in Cash and Cash Equivalents;

                 (ii) receivables owing to any of them and advances to customers and suppliers, in each case if created, acquired or made In the Ordinary Course and payable or dischargeable in accordance with customary trade terms;

                 (iii) Indebtedness Incurred in compliance with Section 7.04(ii) or (vi);

                 (iv) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising In the Ordinary Course;

                 (v) Investments arising as a result of Capital Expenditures permitted under Section 7.05;

                 (vi) Investments arising from Barter Transactions; provided, however, that no Barter Transaction giving rise to Investments may be consummated (A) if (I) at the time of the proposed consummation thereof any Default or Event of Default shall have occurred and be continuing or would result therefrom or (II) after giving effect to such Barter Transaction, the aggregate value of advertising sold pursuant to all Barter Transactions for the Borrower Group for any fiscal year shall exceed $250,000, and (B) unless all property received by any Loan Party pursuant to any Barter Transaction (including any Securities or other evidence of equity interests or Indebtedness) shall be pledged and delivered to the Collateral Agent (to the extent required by the Security Documents), on behalf of the Lenders, unless otherwise consented to in writing by the Agents, as "Collateral" under the appropriate Security Document;

                 (vii) Acquisitions to the extent consummated in accordance with the terms of this Agreement (including the contribution to Wholly Owned Subsidiaries of the Borrower of properties or assets acquired in such Acquisition to the extent consummated in accordance with the structure of such transaction as disclosed to the Lenders in connection with obtaining the consent of the Applicable Lenders);

                 (viii) Investments in escrow deposits made in connection with Future Acquisitions; provided, however, that no such Investment shall be made if (A) the aggregate amount of such Investments outstanding after giving effect to any proposed escrow deposit (net of any returns thereof (other than due to purchase price adjustments) and the amount of any such Investment upon the consummation of the related Acquisition) would exceed (I) prior to such time as all of the Preapproved Acquisitions have been consummated, the Escrow Deposit Basket and (II) thereafter, $2,500,000 or (B) any Default or Event of Default shall have occurred and be continuing at the time of such Investment or would arise therefrom;

                 (ix) Investments existing on the Initial Funding Date as set forth on Schedule 7.06 and as in effect on the Initial Funding Date;

                 (x) (A) Investments in capital stock of any Subsidiary of the Borrower existing on the Initial Funding Date and that is a Loan Party to the extent thereof as of the Initial Funding Date; and (B) Investments in Subsidiaries created after the Initial Funding Date with the prior written consent of the Requisite Lenders to the extent permitted by the Requisite Lenders; and

                 (xi) additional Investments of a nature not contemplated by the foregoing clauses (i) through (x); provided, however, that all Investments made pursuant to this clause (xi) shall not exceed $250,000 in the aggregate (each such Investment valued as of the date made and excluding any appreciation thereof) at any time outstanding; provided, further, however, that all Securities or other instruments evidencing such Investments shall be pledged pursuant to the appropriate Security Document.

                 7.07 Prepayments of Existing Debt of the Borrower Group. No member of the Borrower Group shall make (or give any notice in respect of) any voluntary or optional payment or prepayment or redemption or acquisition for value of (including by way of depositing with any trustee with respect thereto money or securities before such Indebtedness is due for the purpose of paying such Indebtedness when due or prepaying such Indebtedness prior to its stated maturity upon the occurrence of any event requiring such prepayment pursuant to the terms of such

Indebtedness) or exchange of any Existing Debt of the Borrower Group or any Subordinated Indebtedness of the Borrower Group, except any refinancing thereof with refinancing Indebtedness Incurred pursuant to Section 7.04(ix).

                 7.08  Dividends, Etc.  No member of the Borrower Group shall
(i) declare or pay any dividends or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such (including pursuant to a merger or consolidation of any member of the Borrower Group, but excluding any dividends or other distributions payable solely in shares of its common stock), (ii) redeem, retire, purchase or otherwise acquire or retire, for any consideration, any shares of any class of any Company's capital stock now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares), (iii) except as permitted by Section 7.09, make any loan, payment, contribution or other transfer of funds or other property to any equity holder or to any Affiliate, (iv) make any payment of Management Fees to any Affiliate of the Borrower or the Parent or make any payment pursuant to any tax sharing or allocation agreement or arrangement (including the Tax Sharing Agreement), (v) make any payment of any salary, bonus or other form of compensation to any Person who is a significant stockholder, Affiliate or executive officer of any Company to the extent that such is otherwise not made In the Ordinary Course of the Borrower Group or (vi) set aside any funds for any of the purposes set forth in the foregoing clauses
(i)-(v) (each of the foregoing, "Dividends"), except that, with respect to clauses (ii)-(iv) below of this Section 7.08, so long as no Default or Event of Default shall have occurred and be continuing or would arise therefrom:

                 (i) any Subsidiary of the Borrower may pay Dividends to its parent corporation if such parent corporation is the Borrower or a Wholly Owned Subsidiary of the Borrower;

                 (ii) the Borrower may pay cash Dividends to the Parent at any time prior to March 31, 1996 in an amount not to exceed $500,000 in the aggregate to fund start-up costs related to the execution of Infomall Affiliation Agreements between the Parent or any Affiliate of the Parent and multiple cable television system operators (the "Infomall Basket");

                 (iii) the Borrower may pay cash Dividends to the Parent in each fiscal year of the Borrower in an amount equal to the lesser of (it being understood that the first such Dividend shall be permitted, if at all, in fiscal 1996 based on Excess Cash Flow of the Borrower for fiscal 1995): (A) 50% of Excess Cash Flow, if any, of the Borrower for the immediately preceding fiscal year (the date of calculation of Excess Cash Flow for each year being the "Excess Cash Flow Determination Date") and (B) the greater of (x) $1,000,000 or (y) $2,000,000 if, with respect to this clause (y), as of the last day of the most recent twelve-month period ending after the relevant Excess Cash Flow Determination Date the ratio of Consolidated Total Debt of the Borrower as of such day to Consolidated EBITDA of the Borrower for such twelve-month period is less than 4.0x as evidenced in an Officers' Certificate delivered to the Agents; provided, however, that (1) the maximum amount of dividends permitted to be made pursuant to this Section 7.08(iii) in each fiscal year shall be reduced dollar-for-dollar by the amount of any dividend made pursuant to the Infomall Basket until the full amount thereof has been deducted from all Dividends permitted by this
         Section 7.08(iii), (2) all Dividends made pursuant to this Section 7.08(iii) shall be used solely for corporate purposes of the Parent and shall not be used to make any dividend, advance or distribution to or for the benefit of the holders of the capital stock of the Parent and (3) no Dividend permitted to be paid under this Section 7.08(iii) shall be paid (I) prior to (x) the prepayment of the Loans as required pursuant to Section 3.02A(c) and (y) the delivery of an Officers' Certificate calculating Excess Cash Flow for the relevant prior fiscal year as based upon the audited consolidated Financial Statements of the Borrower delivered pursuant to Section 6.01(a) or (II) after the end of the fiscal year in which such Dividend is permitted to be made; and

                 (iv) the Borrower may make payments to the Parent pursuant to the Tax Sharing Agreement as in effect from time to time in accordance with the terms hereof and thereof.

                 7.09 Affiliate Transactions. (a) No member of the Borrower Group shall (i) enter into, carry out or permit to exist any transaction or series of transactions (including the purchase, sale, lease or exchange of any property or asset or the rendering of any service), whether or not In the Ordinary Course, with, or (ii) enter into, permit or suffer to exist or amend any contract, agreement or arrangement with, any Affiliate of any Company (each, an "Affiliate Transaction" and collectively, "Affiliate Transactions") unless such transaction has been negotiated or such relationship will be conducted in good faith and is on terms and conditions that are fair and reasonable and no less favorable to such Loan Party than as such Loan Party could reasonably obtain at the time in a comparable arm's-length transaction with a Person other than such an Affiliate as determined by the board of directors of such Loan Party and evidenced by a resolution of such board; provided, however, that (i) the aggregate amount of the value of all Affiliate Transactions (other than Affiliate Transactions listed in Section 7.09(b)) shall not exceed $250,000 for any fiscal year of the Borrower and (ii) the Borrower shall notify and receive the prior written consent of the Agents and the Requisite Lenders prior to any such Loan Party's consummating or agreeing to any Affiliate Transaction that requires any such Loan Party to make any payments or purchase, sell, lease or exchange any property or render any service during any calendar year the value of which is equal to or greater than $100,000.

                 (b) Notwithstanding Section 7.09(a), the following shall be permitted:

                 (i)  Dividends otherwise permitted pursuant to the terms of
         Section 7.08; and

                 (ii) the sale of advertising time by the Borrower Group to Affiliates of the Borrower, which advertising time the Borrower has determined, reasonably and In the Ordinary Course, to be "unsold advertising time" to the extent that the value thereof in any fiscal year of the Borrower does not exceed $250,000; provided, however, that such transactions shall be consummated only if no Default or Event of Default shall have occurred and be continuing at the time of the proposed consummation of such transaction or would result therefrom.

                 7.10  Financial Covenants.

                 (a) Minimum Total Interest Coverage Ratio. The Borrower shall not permit the ratio of (i) Adjusted Consolidated EBITDA for any Borrower Test Period in respect of any Determination Date occurring on or after the Initial Funding Date and prior to the Maturity Date to (ii) Consolidated Interest Expense of the Borrower for the Borrower Test Period in respect of such Determination Date to be less than 2.0:1.0.

                 (b) Minimum Fixed Charge Coverage Ratio. The Borrower shall not permit the ratio of (i) Adjusted Consolidated EBITDA for any Borrower Test Period in respect of any Determination Date occurring after June 30, 1995 and prior to the Maturity Date to (ii) Consolidated Fixed Charges of the Borrower for the Borrower Test Period in respect of such Determination Date to be less than (A) at any time prior to and including September 30, 1995, 1.3:1.0 and (B) after September 30, 1995, 1.5:1.0.

                 (c) Maximum Total Debt Leverage Ratio. The Borrower shall not permit the Total Debt Leverage Ratio at any Determination

Date occurring during any period listed below to be more than the ratio set forth below opposite the periods set forth below (each interim period set forth below shall begin, other than the first period, on the last business day of the month specified as the beginning of such period and shall end on the second to last business day of the month specified as the end of such period):

                    Period                                              Ratio
                    ------                                              -----
Initial Funding Date to the 15th Month After
  the Initial Funding Date                                              6.00x

15th Month After the Initial Funding Date to
  18th Month After the Initial Funding Date                             5.75x

18th Month After the Initial Funding Date to
  24th Month After the Initial Funding Date                             5.50x

24th Month After the Initial Funding Date to
  30th Month After the Initial Funding Date                             5.00x

30th Month After the Initial Funding Date to
  36th Month After the Initial Funding Date                             4.50x

For purposes of this Section 7.10(c), in connection with the delivery of an Acquisition Certificate the Total Debt Leverage Ratio shall be calculated after giving effect to any Indebtedness Incurred or to be Incurred by the Borrower Group after the end of such Borrower Test Period and on or prior to such Determination Date.

                 (d) Determination Date. For purposes of this Section 7.10, the Determination Date shall be (I) the Initial Funding Date, (II) the last day of each fiscal quarter of the Borrower occurring after the Initial Funding Date (beginning with the fiscal quarter ending June 30, 1995) and (III) each Acquisition Funding Date.

                 7.11 Restriction on Leases. No member of the Borrower Group shall become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, whether an Operating Lease or a Capital Lease, unless, immediately after giving effect to the incurrence of liability with respect to such lease, the Consolidated Rental Payments of the Borrower Group at the time in effect (x) during the then current fiscal year of the Borrower shall not exceed the sum of
(i) $3,000,000 plus (ii) an additional amount for each Future Acquisition consummated during the current fiscal year equal to the lesser of $25,000 per month or the actual monthly lease obligations under the Operating Leases and Capital

Leases entered into in connection with such Future Acquisition (the sum of (i) and (ii), the "Base Amount") and (y) for future fiscal years an amount in excess of the Base Amount satisfactory to the Agents.

                 7.12 Restriction on Tax Consolidation. No member of the Borrower Group shall file or consent to the filing of any consolidated income tax return with any Person other than the Borrower Group and the Parent Group and pursuant to the Tax Sharing Agreement as in effect from time to time in accordance with the terms hereof and thereof.

                 7.13 Sale and Lease-Backs. No member of the Borrower Group shall become or thereafter remain liable as lessee or as guarantor or other surety with respect to the lessee's obligations under any lease, whether an Operating Lease or a Capital Lease, of any property (whether real or personal or mixed) whether now owned or hereafter acquired, (i) which the Borrower Group has sold or transferred or is to sell or transfer to any other Person or (ii) which the Borrower Group intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by the Borrower Group to any Person in connection with such lease, if in the case of clause (i) or (ii) above, such sale and such lease are part of the same transaction or a series of related transactions or such sale and such lease occur within one year of each other or are with the same other Person.

                 7.14 Limitation on Other Restrictions on Amendment of Credit Documents. No member of the Borrower Group shall enter into, suffer to exist or become or remain subject to any agreement or instrument to which such member of the Borrower Group is a party or by which any member of the Borrower Group or any property of any member of the Borrower Group (now owned or hereafter acquired) may be subject or bound, except for the Credit Documents, that would prohibit or restrict in any manner (directly or indirectly and including by way of covenant, representation or warranty or event of default), or require the consent of any Person to, any amendment to, or waiver or consent to departure from the terms of, any of the Credit Documents (it being expressly understood that the Parent Equity Documents impose restrictions upon the ability of the Parent to permit its Subsidiaries to effect certain transactions).

                 7.15 Sale or Discount of Receivables. No member of the Borrower Group shall sell, with or without recourse, or discount, or otherwise sell for less than the face value thereof, notes or accounts receivable, other than in connection with trade discounts In the Ordinary Course or consistent with past practice.

                 7.16 Issuance or Disposal of Subsidiary Stock. The Borrower shall not: (a) issue, sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock, partnership interests, or other equity securities of (or warrants, rights or options to acquire shares or other equity securities of) any Subsidiary of the Borrower, except (i) to the Borrower or any Wholly Owned Subsidiary of the Borrower, (ii) to qualify directors if required by applicable law and (iii) the pledge thereof pursuant to the Security Documents; or (b) permit any Subsidiary of the Borrower to issue, sell, assign, pledge or otherwise encumber or dispose of any of their respective or any of their respective Subsidiaries' shares of capital stock, partnership interests, or other securities (or warrants, rights or options to acquire any such shares or other securities), except (i) to the Borrower or a Wholly Owned Subsidiary of the Borrower, (ii) to qualify directors if required by applicable law and (iii) the pledge thereof pursuant to the Security Documents.

                 7.17 Restriction on Fundamental Changes; Asset Sales and Acquisitions. No member of the Borrower Group shall alter its corporate, capital or legal structure or enter into any transaction of merger, consolidation or other combination or engage in any other reorganization or recapitalization, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or effect any Asset Sale or otherwise convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or assets (including any of the capital stock or partnership interests held by such Person in any of its Subsidiaries), whether now owned or hereafter acquired, or acquire by purchase, lease or otherwise (in one transaction or a series of related transactions) all or any part of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person (other than pursuant to the Contribution and the Preapproved Acquisitions and purchases or other acquisitions of inventory, leases, materials, property and equipment In the Ordinary Course) or agree to do any of the foregoing at any future time, except:

                 (i) the Borrower Group may from time to time make Asset Sales having a cumulative aggregate fair market value not in excess of $100,000 for each fiscal year; provided, however, that (x) the consideration received shall be an amount at least equal to the fair market value thereof; and (y) the sole consideration received shall be Cash;

                 (ii) the Borrower Group may consummate any acquisition of any television broadcast property, including any acquisition involving the entering into LMA Arrangements (each such transaction, a "Future Acquisition" and collectively, the

         "Future Acquisitions" (it being expressly understood that none of the Stations acquired or programmed pursuant to the Contribution or any Preapproved Acquisition shall be deemed a Future Acquisition)), if (1) the Agents and the Applicable Lenders shall have given their prior written consent to the consummation of any such Future Acquisition;
         (2) if such Future Acquisition is in a "Designated Market Area" (as determined by Nielsen & Company in its then current publication of ratings) ranked lower than 25, the percentage of the Borrower's Consolidated EBITDA for the immediately preceding fiscal quarter for which Financial Statements have been or should have been delivered pursuant to Section 6.01(a) or (b) determined on a pro forma basis as if such Acquisition occurred at the beginning of such fiscal quarter attributable to such television broadcast property and all other television broadcast properties of the Borrower Group in a Designated Market Area ranked lower than 25 would not exceed 20%; (3) such television broadcast property shall be determined by management of the Borrower to have Projected Acquisition Cash Flow for the period commencing on the date of such Future Acquisition through the Maturity Date (as if the Extension Option had been effected) in an amount reasonably satisfactory to the Agents and the Applicable Lenders; (4) all real and personal property acquired in such Future Acquisition is pledged to the Collateral Agent, for the benefit of the Secured Parties, to secure all Obligations, pursuant to documents and instruments satisfactory to the Agents and the Applicable Lenders creating a valid and binding first priority security interest in such real and tangible personal property, subject to no Liens other than as expressly permitted by such documents and instruments; (5) no Default or Event of Default shall have occurred and be continuing at the time of such proposed Future Acquisition or would result therefrom (including after giving effect to any Borrowing in connection therewith); (6) the Borrower (for itself or on behalf of any of its Subsidiaries) shall have notified the Agents and the Lenders of the terms of such proposed Future Acquisition not later than 30 days before the proposed date of consummation thereof and any material changes in such terms promptly after notice thereof, and shall have delivered, not later than 15 days before the proposed date of consummation thereof, such other information about such Future Acquisition as any of the Agents or any Lender may reasonably request with respect to the matters described in this Section 7.07(ii); (7) such proposed Future Acquisition shall be consummated pursuant to documents and instruments (including acquisition or purchase agreements) containing terms and conditions satisfactory to the Applicable Lenders; and (8) the Applicable Lenders shall be reasonably satisfied consistent with the standards applied with respect to Preapproved Acquisitions with all business, tax, accounting, environmental and other structural, legal and regulatory matters relating to the proposed Future Acquisition;

                 (iii)  the Borrower Group may make Investments permitted by
         Section 7.06 and may lease (as lessee) real or personal property to the extent permitted by Section 7.11;

                 (iv) the Borrower Group may from time to time sell worn-out or obsolete personal property of the Borrower Group In the Ordinary Course of the Borrower Group;

                 (v) the Borrower Group may from time to time abandon any personal property of the Borrower Group which is no longer useful in the business of the Borrower Group and cannot be sold; and

                 (vi) the Borrower Group may make sales, transfers or other dispositions of assets held for resale In the Ordinary Course or trade in or replace assets In the Ordinary Course (it being expressly understood that no Broadcast License may be sold, transferred or conveyed pursuant to this clause (vi)).

                 7.18 Contingent Obligations. No member of the Borrower Group shall create or become or be liable with respect to any Contingent Obligation, except:

                 (i)  Subsidiary Guarantees;

                 (ii) Contingent Obligations of the Borrower Group in respect of Operating Leases to the extent permitted under Section 7.11;

                 (iii) Contingent Obligations of the Borrower arising from guarantees of Indebtedness of any Wholly Owned Subsidiary of the Borrower otherwise Incurred in accordance with Section 7.04; and

                 (iv) other Contingent Obligations not to exceed $100,000 outstanding at any one time.

                 SECTION 8. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"), whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any Governmental
Requirement:

                 8.01 Payments. The Borrower shall fail to pay (a) any installment of principal of any Loan when due (other than any installment of interest or fees), whether at stated maturity, by acceleration, by notice of prepayment or otherwise, or (b) any interest on any Loan or any fees or any other amount due under any Credit Document within two (2) Business Days after the due date; or

                 8.02 Representations, Etc. Any representation, warranty, certification or statement made in writing by any Loan Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto or in connection herewith or therewith shall be incorrect or misleading in any material respect on the date as of which made or deemed to be made; or

                 8.03 Covenants. Any Loan Party shall (a) fail to perform or comply with any term, covenant or agreement contained in Section 3, 6.05, 6.10 or 7 of this Agreement or Section 11A(4), 11K or 12 of the Parent Guarantee,
(b) fail to perform or comply with any term, covenant or agreement contained in
Section 6.01(i) and such default shall continue unremedied for a period of 15 days from the date of such default, (c) fail to perform or comply with any term, covenant or agreement contained in Section 6.03, 6.04, 6.06, 6.07, 6.11, 6.12, 6.14 or 6.15 of this Agreement or in Section 2.1, 2.4, 2.5 or 2.6 of any Mortgage and such default shall continue unremedied for a period of 30 days from the date of such default or (d) fail to perform or comply with any other term, covenant or agreement contained in any Credit Document (other than those referred to in Section 8.01 or 8.02 or clauses (a), (b) and (c) of this Section
8.03 or Section 8.12) and such default shall continue unremedied for a period of 30 days or more after the earlier to occur of (x) notice to such defaulting Loan Party by any of the Agents or the Requisite Lenders and (y) the date any Loan Party otherwise obtains notice or knowledge thereof; or

                 8.04 Default Under Other Agreements. (a) The Parent, any Material Subsidiary or any member of the Borrower Group (any such Company, a "Section 8 Company") shall with respect to (I) any Indebtedness (other than (x) Obligations, (y) intercompany debt between or among any of the Companies other than any Indebtedness owing by the Parent Group to the Borrower Group or (z) Contingent Obligations) having a principal amount in excess of $500,000 individually or in the aggregate ($5,000,000 in the case of the Parent or any Material Subsidiary) or (II) any Contingent Obligation having a principal amount in excess of $500,000 individually or in the aggregate ($5,000,000 in the case of the Parent or any Material Subsidiary):

                 (i) default in any payment obligation in respect thereof beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness or Contingent Obligation was created; or

                 (ii) default in the observance or performance of any agreement or condition relating to or contained in any instrument or agreement evidencing, securing or relating to any such Indebtedness or Contingent Obligation, or any other event shall occur or condition exist, if the effect of such default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or Contingent Obligation (or a trustee or agent on behalf of such holder or holders) to cause, any such Indebtedness or Contingent Obligation to become due or to be redeemed or repurchased prior to its stated maturity (or the stated maturity of any underlying obligation) or to terminate any obligation to lend; or

                 (b)      Any such Indebtedness or Contingent Obligation of any
Section 8 Company specified in Section 8.04(a) shall be declared to be due and payable, or required to be paid prior to the stated maturity thereof, other than by a regularly scheduled required prepayment or a prepayment in connection with a refinancing thereof permitted by this Agreement or the Parent Guarantee or in connection with any Asset Sale involving the assets securing any such Indebtedness; or

                 8.05 Bankruptcy, Etc. (a) An involuntary case shall be commenced against any Section 8 Company under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over any Section 8 Company or over all or a substantial part of the property of any Section 8 Company shall have been entered; or an interim receiver, trustee or other custodian of any Section 8 Company for all or a substantial part of the property of any Section 8 Company is involuntarily appointed; or a warrant of attachment, execution or similar process shall be issued against any substantial part of any Section 8 Company, and any such event under this Section 8.05 continues undischarged, unbonded and unstayed for a period of 60 days; or

                 (b) Any Section 8 Company shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; any
Section 8 Company shall make any assignment for the benefit of creditors; or any Section 8 Company shall fail or be unable, or admit in writing of its inability, to pay its debts as such debts become due; or the board of directors (or any committee thereof) of any Section 8 Company shall adopt any resolution or otherwise authorize any corporate action to approve any of the foregoing; or

                 8.06 ERISA Events. There shall occur one or more ERISA Events which individually or in the aggregate results in or could reasonably be expected to result in liability of any of the Loan Parties or any of their respective ERISA Affiliates in excess of $500,000; or there shall exist, as of the most recent actuarial valuation date for any Pension Plan, an Amount of Unfunded Benefit Liabilities, individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans which have a negative Amount of Unfunded Benefit Liabilities), which exceeds $1,000,000; or

                 8.07 Judgments, Etc. (i) Any money judgment, writ or warrant of attachment, or similar process involving in any individual case a liability in excess of $500,000 singly or in the aggregate (or $5,000,000 in the case of the Parent or any Material Subsidiary) (in any case to the extent not fully covered by insurance as to which such insurer has acknowledged coverage in writing) shall be entered or filed against any Section 8 Company or any assets of any Section 8 Company and shall remain undischarged, unvacated, unbonded or unstayed, as the case may be, for a period of 30 days or more or in any event later than five days prior to the date of any proposed sale thereunder or (ii) any final non-monetary judgment shall be rendered against any Company that would have a Company Material Adverse Effect or a Borrower Material Adverse Effect if such judgment shall remain undischarged, unvacated or unstayed for a period of 30 days or more; or

                 8.08 Change of Control. (i) The Borrower shall fail (for any reason) to be a Wholly Owned Subsidiary of the Parent, or any Subsidiary of the Borrower shall fail (for any reason) to be a Wholly Owned Subsidiary of the Borrower; or (ii) Paxson and the Permitted Transferees shall fail (for any reason) to (A) own, directly or indirectly, at least 35% (on a fully diluted basis) of the issued and outstanding capital stock of the Parent, or (B) have voting control, directly or indirectly, equal to at least 51% (on a fully diluted basis) of the issued and outstanding capital stock of the Parent entitled to vote in the election of the board of directors of the Parent; or (iii) any Succession Event shall have occurred; or

                 8.09 Dissolution. Any order, judgment or decree shall be entered against any Section 8 Company decreeing the dissolution, liquidation or split-up of such Section 8 Company and such order shall remain undischarged or unstayed for a period of 30 days or more; or

                 8.10 Obligations. Any material obligation of any Loan Party under any Credit Document shall, for any reason other than the full satisfaction thereof, not be or shall cease to be in full force and effect or is, or is declared to be, null and void, or any Loan Party shall, or shall purport to, terminate, revoke, repudiate, declare voidable or void, deny, disaffirm or otherwise contest any Credit Document or any term or provision thereof or any of its obligations or liabilities under any Credit Document; or

                 8.11 Collateral. Any Security Document (together with any other security documents delivered or to be delivered thereunder) after delivery thereof at any time shall cease to be in full force and effect or shall for any reason fail to create or cease to maintain a valid and duly perfected first priority security interest in and Lien upon any of the Collateral (unless otherwise expressly permitted under Section 7.03) other than to the extent solely as a result of the Agents or any Lender failing to take any action within their control or as a result of a release of Collateral in accordance with the terms hereof and thereof;

                 8.12 Guarantees. Any guarantor shall default in the due performance or observance of any term, covenant or agreement (other than those set forth in Section 8.03(a)) on its part to be performed or observed pursuant to any Guarantee and such default shall continue unremedied for a period of 30 days or more after the earlier to occur of (x) notice to such defaulting guarantor by any of the Agents or the Requisite Lenders and (y) the date such guarantor otherwise obtains notice or knowledge thereof; or

                 8.13 Parent Group Equity Event. Any Parent Group Equity Event shall occur; or

                 8.14 Broadcast Licenses and Consents. (a) Any Broadcast License shall be suspended, cancelled, terminated or revoked for any reason; or

                 (b) Any Broadcast License shall be finally denied renewal for any reason or renewed on terms which materially adversely affect the economic or commercial value or usefulness thereof; or

                 (c) The Borrower or any of its Subsidiaries or any other licensee of any LMA Station (other than pursuant to an assignment approved by the FCC pursuant to a final order which assignment does not adversely affect the LMA Arrangements in respect of such LMA Station) shall fail to be the licensee under each of its respective Broadcast Licenses or otherwise fail to have all material authorizations and licenses required to operate any Station pursuant to such Broadcast Licenses, in each case the failure of which could reasonably be expected to have a Borrower Material Adverse Effect; or

                 (d) Any Company shall fail to comply with the requirements of the FCC Consents, if any, or the FCC Consents shall be rescinded or shall no longer be in full force and effect (except to the extent such FCC Consents expire after the consummation of the transfer or assignment of the related Broadcast Licenses), or the effectiveness of any thereof shall be stayed by the FCC or any judicial proceeding; or

                 (e) Any Station shall fail for any period of 60 consecutive days to maintain any broadcast signal without either material interference or requiring the use of any equipment other than ordinary consumer television antennae and receivers by households aggregating at least 80% of the households normally able to receive such Station's broadcast signal without either material interferences or the use of any equipment other than ordinary consumer television antennae and receivers which failure could reasonably be expected to have a Company Material Adverse Effect or a Borrower Material Adverse Effect; or

                 8.15 LMAs. Except as results from the exercise by the Borrower Group of an option to acquire any Station that is operated pursuant to an LMA Arrangement, any LMA Document or Arrangement shall be terminated or shall fail to be renewed for any reason or shall be amended other than in any immaterial amendment or waiver or any amendment or waiver which is not materially in any respect adverse to the Borrower Group taken as a whole or the Lenders; or

                 8.16 Material Adverse Effect. Any event or condition having a Company Material Adverse Effect or a Borrower Material Adverse Effect shall occur or exist and such default shall not have been remedied or waived within 30 days after receipt by the Borrower or the Parent of notice from any Lender or any of the Agents of such default; or

                 8.17 Environmental Events. Any one or more of the events or conditions set forth in the following clauses (i) or (ii) shall have occurred with respect to any Company or any Environmental Affiliate of any Company, and such events or con-ditions would have a Company Material Adverse Effect or a Borrower Material Adverse Effect: (i) any past or present violation of any Environmental Law by such Person which has not been cured to the satisfaction of the Requisite Lenders, or (ii) the existence of any pending or threatened Environmental Notice against any such Person, or existence of any past or present acts, omissions, events or circumstances that could form the basis of any Environmental Notice against any such Person; or

                 8.18 Insurance Coverage. There shall occur any lapse or adverse change with respect to any material portion of the insurance coverage of any member of the Borrower Group;

THEN, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Agent shall, upon the written request of the Requisite Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Agents or any Lender to enforce its claims against any Loan Party, except as otherwise specifically provided for in this Agreement (provided, however, that, if an Event of Default specified in Section 8.05 shall occur, with respect to any Loan Party, the result which would occur upon the giving of written notice by the Agent as specified in clauses (A) and (B) below shall occur automatically without the giving of any such notice): (A) declare the Total Commitments terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any accrued and unpaid Commitment Commission shall forthwith become due and payable without any other notice of any kind; or (B) declare the principal of and accrued interest in respect of all Loans and all Obligations owing under any Credit Document to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Loan Party; or (C) direct the Collateral Agent to enforce any or all of the remedies created pursuant to the Security Documents. Nevertheless, if at any time within 60 days after acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of the principal which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement or the Notes) and all other fees or expenses then owed under the Credit Documents and all Defaults and Events of Default (other than non-payment of principal of and accrued interest on the Loans and the Notes due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to
Section 11.12, then the Requisite Lenders by written notice to the Borrower may (in their absolute and sole discretion) rescind and annul the acceleration and its consequences; but such action shall not affect any subsequent Default or Event of Default or impair any right consequent thereto. The provisions of the immediately preceding sentence are intended merely to bind the Lenders to a decision that may be made at the election of the Requisite Lenders and are not intended to benefit any Loan Party and do not grant any Loan Party the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met. If an Event of Default is cured or waived in accordance with the terms of this Agreement, it ceases (but, if waived pursuant to the terms of this Agreement, only to the extent of such waiver). Notwithstanding anything to the contrary contained herein, the Agents agree that they shall not take any action pursuant to this Agreement that would constitute or result in any assignment of a Broadcast License or any change of control of the Borrower Group if such assignment or change of control would require under then existing law, including the Communications Act, the prior approval of the FCC without first obtaining such prior approval of the FCC.

                 SECTION 9.  Definitions; Rules of Construction.

                 9.01 Definitions. (a) As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires:

                 "Acquisitions" shall mean, at any time, the Initial Preapproved Acquisitions, other Preapproved Acquisitions and all Future Acquisitions then consummated, collectively; and "Acquisition" shall mean any of them then consummated.

                 "Acquisition Certificate" of the Borrower shall mean a certificate substantially in the form of Exhibit E delivered pursuant to
Section 4.02(b) demonstrating in reasonable detail compliance with Sections
7.05 and 7.10(a) and (c) and demonstrating in reasonable detail the Applicable Borrowing Margin as of the relevant Funding Date.

                 "Acquisition Documents" shall mean collectively (A) the Preapproved Acquisition Documents (including all related documents and instruments and all schedules, annexes, appendices and exhibits to any thereof) previously delivered to the Agents on or before the Initial Funding Date, and
(B) all agreements, documents and instruments (including all schedules, annexes, appendices and exhibits to any thereof) relating to all Future Acquisitions delivered to the Agents in connection with any Future Acquisition.

                 "Acquisition Price" shall mean, with respect to the acquisition of any Preapproved Station by a Preapproved Station Subsidiary, the amount specified as such on Schedule 5.05.

                 "Additional Acquisition Costs" shall mean, with respect to the Contributed Stations and the Preapproved Stations, the amount specified for such Station as such on Schedule 5.05.

                 "Additional License Subsidiary" shall mean each of the special purpose Wholly Owned Subsidiaries of the Borrower which, pursuant to Section 6.19, hold the Broadcast Licenses related to any Acquisition other than the Initial Preapproved Acquisitions; and "Additional License Subsidiaries" shall mean all such Subsidiaries collectively.

                 "Adjusted Consolidated EBITDA" shall mean, for any period, the Consolidated EBITDA of the Borrower for such period after:

                 (A) adjusting to give effect to (i) in the case of any calculation made pursuant to any Acquisition Certificate, any Preapproved Acquisition occurring during such period or after the end of such period and on or prior to the relevant Determination Date,
         (ii) in any other case, any Preapproved Acquisition occurring during such period (in the case of each of clauses (i) and (ii), such adjustments to be made as if such transactions had occurred on the first day of the relevant period and pursuant to the Adjustment Requirements) and (iii) for any other Acquisition, such Acquisition for the relevant period in such manner as may be satisfactory to the Applicable Lenders;

                 (B) for any calculation of Adjusted Consolidated EBITDA to be made prior to the Multiplier Termination Date, and in connection with Section 7.10(c) and the determination of the Applicable Borrowing Margin only, multiplying the Consolidated EBITDA of the Borrower for the applicable Borrower Test Period by four (4); and

                 (C) adjusting for the period ended immediately prior to the acquisition by the Houston Station Subsidiary or the Orlando Station Subsidiary, respectively, of the Broadcast Licenses of the Houston LMA Station or the Orlando LMA Station, respectively, upon exercise of the respective related option agreement, by adding back the amount of LMA payments made during the three-month period ended immediately prior to such acquisition.

                 For purposes of calculating Adjusted Consolidated EBITDA at any time prior to the first date on which Financial Statements of the Borrower have been or should have been delivered pursuant to Section 6.01(b), such calculation shall be based upon the Initial Adjusted EBITDA, adjusting to give effect to any Preapproved

Acquisitions occurring after the Initial Funding Date and on or prior to the relevant Determination Date on a basis consistent with the parenthetical to clauses (A)(i)-(ii) of the immediately preceding sentence.

                 "Adjustment Requirements" shall mean, with respect to any adjustments to be made to any financial information, such adjustments that are
(i) reasonably satisfactory to the Agents and the Requisite Lenders and (ii) determined based upon such documentation, financial statements and certificates of financial officers and, if applicable, the independent public accountants of the Borrower or the Parent, as the case may be (and (other than certificates) of any other Person, if applicable in the case of any Acquisition), as are reasonably satisfactory to the Agents and the Requisite Lenders.

                 "Administrative Agent" shall mean: (a) CIBC; (b) any other office or agency of Canadian Imperial Bank of Commerce within the United States of America of which the Lenders and the Borrower are notified and (i) to which the rights and responsibilities of the Administrative Agent hereunder may be transferred from time to time in accordance with Section 10 hereof or (ii) which may, from time to time on behalf of CIBC or any such transferee, act pursuant to the terms and conditions hereof as Administrative Agent for the Lenders under this Agreement or any other Loan Document; or (c) such other Lender or financial institution as shall have subsequently been appointed as the successor Agent pursuant to Section 10.04.

                 "Administrative Agent's Fee Letter" shall mean that certain fee letter between CIBC and the Parent dated March 24, 1995.

                 "Administrative Agent's Office" shall mean the office of the Administrative Agent located at 425 Lexington Avenue, New York, New York 10017, or such other office in New York, New York as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                 "Affiliate" shall mean, with respect to any Person (the "Specified Person"), (a) any Person which directly or indirectly controls, or is controlled by, or is under common control with, the Specified Person and (b) any director or officer (or, in the case of a Person which is not a corporation, any individual having analogous powers) of the Specified Person or of a Person who is an Affiliate of the Specified Person within the meaning of the preceding clause (a); provided, however, that none of Merrill Lynch, CIBC or any Affiliate of Merrill Lynch or CIBC shall be deemed to be an Affiliate of any Loan Party. For purposes of the preceding sentence, "control" of a Person shall mean (a) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and (b) in any case shall include direct or indirect ownership (beneficially or of record) of, or direct or indirect power to vote, 20% or more of the outstanding shares of any class of capital stock of such Person (or in the case of a Person that is not a corporation, 20% or more of any class of equity interest).

                 "Agent" shall have the meaning assigned to that term in the first paragraph of this Agreement and in Section 10.09.

                 "Agents" shall mean the Agent and the Administrative Agent, collectively.

                 "Agent's Office" shall mean the office of the Agent located at World Financial Center, North Tower, 250 Vesey Street, New York, New York 10281, or such other office in New York, New York as the Agent may hereafter designate in writing as such to the other parties hereto.

                 "Agreement" shall mean this Credit Agreement.

                 "Amount of Unfunded Benefit Liability" shall mean, with respect to any Pension Plan, the excess of (a) the current liability (as defined in Section 412(1)(7) of the Code) with respect to such Pension Plan over (b) the fair market value of the assets of such Pension Plan.

                 "Allocation Date" shall mean the date after the date of the Commitment Letter and prior to the Effective Date established by Merrill Lynch as the date of allocation of the commitments of Merrill Lynch and CIBC under the Commitment Letter to the Lenders.

                 "Applicable Borrowing Margin" for any Loan shall mean:

                 A. prior to the Three Month Date, with respect to Base Rate Loans:

                 (i)  2.25%; and

                 (ii) upon the occurrence and during the continuance of any Event of Default under Section 8.01, 4.25%;

                 B.       prior to the Three Month Date, with respect to LIBOR
         Loans:

                 (i)  3.50%; and

                 (ii) upon the occurrence and during the continuance of any Event of Default under Section 8.01, 5.50%;

                 C. on and after the Three Month Date, with respect to Base Rate Loans:

                          (i)  if the Total Debt Leverage Ratio is:

                                                                      Applicable
                                                                      Borrowing
                              Ratio                                   Margin
                              -----                                   ----------
                 greater than or equal to 5.5x
                 but less than or equal to 6.00x                         2.25%

                 greater than or equal to 5.0x
                 but less than 5.5x                                      2.00

                 greater than or equal to 4.0x
                 but less than 5.0x                                      1.75

                 less than 4.0x                                          1.25;

                 (ii)  [Intentionally Omitted]; and

                 (iii) upon the occurrence and during the continuance of any Event of Default under Section 8.01, the rate as determined in accordance with clause C(i) above plus 2.0%; and

                 D. on and after the Three Month Date, with respect to LIBOR Loans:

                 (i)  if the Total Debt Leverage Ratio is:

                                                                      Applicable
                                                                      Borrowing
                              Ratio                                   Margin
                              -----                                   ----------
                 greater than or equal to 5.5x
                 but less than or equal to 6.00x                         3.50%

                 greater than or equal to 5.0x
                 but less than 5.5x                                      3.25

                 greater than or equal to 4.0x
                 but less than 5.0x                                      3.00

                 less than 4.0x                                          2.50;

                 (ii)  [Intentionally Omitted]; and

                 (iii) upon the occurrence and during the continuance of any Event of Default under Section 8.01, the rate as determined in accordance with clause D(i) above plus 2.0%.

For purposes of determining the "Applicable Borrowing Margin" in connection with the delivery of any Interest Rate Certificate or

Acquisition Certificate, (1) the Determination Date (as used in the definition of Total Debt Leverage Ratio) shall be the day such Interest Rate Certificate or Acquisition Certificate is required to be delivered pursuant to Section 6.17 and (2) the Total Debt Leverage Ratio shall be that set forth in the Interest Rate Certificate or Acquisition Certificate most recently delivered to the Agents (including the applicable certificate being delivered as of any date of required delivery) and not reasonably objected to by the Agents and after giving effect to any Loans to be made in connection with the delivery of such Interest Rate Certificate or Acquisition Certificate.

                 "Applicable Lenders" shall mean, (i) with respect to any matter relating to the Initial Preapproved Acquisitions, all of the Non-Defaulting Lenders, (ii) with respect to any matter relating to any Future Acquisition or any Preapproved Acquisition other than the Initial Preapproved Acquisitions, Non-Defaulting Lenders holding not less than 66-2/3% of the total Loans then outstanding held by the Non-Defaulting Lenders and the Total Unutilized Commitments held by the Non-Defaulting Lenders and (iii) with respect to decisions involving the removal of any Agent pursuant to Section 10.09, Non-Defaulting Lenders (other than any Agent which is a Lender the removal of which is being sought pursuant to Section 10.09) holding not less than 66-2/3% of the total Loans then outstanding held by the Non-Defaulting Lenders (other than any such Agent) and the Total Unutilized Commitments held by the Non-Defaulting Lenders (other than any such Agent).

                 "Asset Sale" shall mean the sale, transfer or other disposition, to the extent consummated after the Initial Funding Date, by any member of the Borrower Group to any Person other than any other member of the Borrower Group which is a Loan Party, of (i) any shares of stock of any Subsidiary of the Borrower, (ii) substantially all of the assets of any division or line of business of the Borrower Group or (iii) any other asset (including any assets that do not constitute substantially all of the assets of any division or line of business of the Borrower Group) of the Borrower Group (other than, solely for purposes of Section 3.02A(b), (1) transactions included in the definition of Net Financing Proceeds and (2) the trade-in or replacement of assets by the Borrower Group In the Ordinary Course of the Borrower Group).

                 "Authorized Officer" shall mean any senior officer of the Borrower or the Parent, as the case may be, designated as such in writing to the Agents by the Borrower or the Parent, as the case may be, in each case acceptable to the Agents.

                 "Bankruptcy Code" shall mean Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect.

                 "Barter Transaction" shall mean any sale of television advertising time (other than In the Ordinary Course) by a Borrower to any Person, other than an Affiliate of any Loan Party, which is paid for by such Person other than in Cash or Cash Equivalents.

                 "Base Rate" shall mean, at any time, the fluctuating rate of interest per annum equal to the greater of (a) the rate established by Canadian Imperial Bank of Commerce from time to time at its office in New York City as its "Base Rate" for commercial loans in Dollars, and (b) the Federal Funds Rate plus 1.00%. The Base Rate is not necessarily intended to be the lowest rate of interest determined by Canadian Imperial Bank of Commerce in connection with extensions of credit.

                 "Base Rate Loan" shall mean each Loan bearing interest at the rate provided in Section 1.08(a)(i).

                 "Borrower" shall have the meaning assigned to that term in the introduction to this Agreement.

                 "Borrower Group" shall mean (i) the Borrower and its Subsidiaries and (ii) any member of such group.

                 "Borrower Material Adverse Effect" shall mean a Material Adverse Effect with respect to the Borrower.

                 "Borrower Pledge Agreement" shall mean the Borrower Securities Pledge Agreement substantially in the form of Exhibit F, except for such changes therein as shall have been approved by the Borrower, the Agents and the Requisite Lenders.

                 "Borrower Security Agreement" shall mean the Borrower General Security Agreement substantially in the form of Exhibit G, except for such changes therein as shall have been approved by the Borrower, the Agents and the Requisite Lenders.

                 "Borrower Test Period" shall mean, at any Determination Date:

                 A.       That occurs prior to the Multiplier Termination Date:

                 (1) with respect to any regularly scheduled quarterly Compliance Certificate or Interest Rate Certificate required to be delivered pursuant to Section 6.01(f) and 6.17(iv), respectively, the fiscal quarter of the Borrower ended on the last day of the fiscal quarter relating to such Determination Date;

                 (2) with respect to any Interest Rate Certificate which is required to be delivered in connection with any Non-Acquisition Loan Borrowing which in any event is to occur on or after the first date on which Financial Statements of the Borrower have been or should have been delivered pursuant to Section 6.01(b), the fiscal quarter ended immediately prior to the date of such Interest Rate Certificate for which Financial Statements of the Borrower have been or should have been delivered pursuant to Section 6.01(a)-(b);

                 (3) with respect to any Acquisition Certificate which is required to be delivered under this Agreement pursuant to Section 4.02(b)(i) prior to the first date on which Financial Statements of the Borrower have been or should have been delivered pursuant to
                          Section 6.01(b), the period on which the Initial Adjusted EBITDA is based; and

                 (4) subject to the preceding clause (3), with respect to any Acquisition Certificate delivered pursuant to
                          Section 4.02(b)(i) or any Interest Rate Certificate delivered in connection with any Asset Sale pursuant to Section 6.17(ii), the three-month period ended immediately prior to the consummation of such Acquisition or such Asset Sale, in each case for which Financial Statements of the Borrower have been or should have been delivered pursuant to Section 6.01(c).

                 B. That occurs on or after the Multiplier Termination Date, the twelve consecutive month period ended on the last day of the month ended immediately prior to such Determination Date for which Financial Statements of the Borrower have been or should have been delivered pursuant to Section 6.01(c).

                 "Borrowing" shall mean a group of Loans of a single Type made (or converted or continued) by the Lenders on a single date and as to which a single Interest Period is in effect.

                 "Broadcast Licenses" shall mean the material licenses, permits and authorizations that are, as of any date of determination, required by the FCC with respect to the operation of the Stations including those listed on Schedule 5.28A, and all modifications, extensions and renewals thereof.

                 "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the City of New York (or with respect to any actions required by any Loan Party, in the State of Florida) a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank Eurodollar market.

                 "Capital Expenditures" of any Person shall mean, for any period, the aggregate gross increase during that period, in the property, plant or equipment reflected in the consolidated balance sheet of such Person and its Subsidiaries, but excluding expenditures made in connection with the replacement, substitution or restoration of assets (i) to the extent financed from insurance proceeds paid on account of the loss of or damage to the assets being replaced or restored, (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced or (iii) with the proceeds of any Purchase Price Adjustment Payments; provided, however, that (x) Capital Expenditures shall in any event include the purchase price paid in connection with the acquisition of any other Person (including through the purchase of all of the capital stock or other ownership interests of such Person or through merger or consolidation) to the extent allocable to property, plant and equipment and (y) there shall be excluded from the calculation of Capital Expenditures (A) any amount of acquisition costs (including any amount allocated to capital expenditures) expended for (I) any Preapproved Acquisition or (II) any Future Acquisition to the extent not in excess of the amount approved by the Applicable Lenders for such Acquisition, (B) Additional Acquisition Costs and (C) any expenditures made prior to the Initial Funding Date.

                 "Capital Lease" of any Person shall mean any lease of any property (whether real, personal or mixed) by that Person as lessee which is, or is required to be, accounted for as a capital lease on the balance sheet of that Person, together with any renewals of such leases (or entry into new leases) on substantially similar terms.

                 "Capitalized Lease Obligations" of any Person shall mean all obligations under Capital Leases of such Person or any of its

Subsidiaries in each case taken at the amount thereof accounted for as liabilities.

                 "Cash" shall mean money, currency or a credit balance in a Deposit Account.

                 "Cash Collateral" shall mean all Cash and Cash Equivalents held by the Collateral Agent under any of the Security Documents.

                 "Cash Equivalents" shall mean (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any local government of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, rated AA (or better) by Standard & Poor's Corporation or Aa (or better) by Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition thereof, rated A-2 (or better) by Standard & Poor's Corporation or rated P-2 (or better) by Moody's Investors Service, Inc.; (iv) certificates of deposit, bankers' acceptances, documented discount notes or commercial paper maturing within one year from the date of acquisition thereof issued by any Lender or any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having combined capital and surplus of not less than $100,000,000 and rated A or better by Standard & Poor's Corporation or Moody's Investors Service, Inc.; and (v) money market funds investing only in any of the securities described in clause (i), (ii), (iii), or (iv) hereof.

                 "Cash Proceeds" shall mean, with respect to any Asset Sale, Destruction or Taking, the aggregate cash payments received by the Borrower Group from such Asset Sale, Destruction or Taking.

                 "CIBC" shall mean Canadian Imperial Bank of Commerce, a Canadian chartered bank acting through its New York Agency.

                 "CIBC Inc." shall mean CIBC Inc., a Delaware financing company.

                 "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 "Collateral" shall mean all of the Pledged Collateral, Pledged Securities, Cash Collateral, Mortgaged Real Property and Additional Collateral.

                 "Collateral Agent" shall have the meaning assigned to that term in the first paragraph of this Agreement.

                 "Commitment" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name on Annex II directly below the column entitled "Commitment," as same may be reduced from time to time pursuant to Section 2.01, Section 3.02 or Section 8 or pursuant to assignment pursuant to Section 11.04.

                 "Commitment Letter" shall mean that certain commitment letter among Merrill Lynch, CIBC, CIBC Inc. and the Parent dated March 24, 1995, and the term sheet attached thereto and incorporated therein.

                 "Commitment Termination Date" shall mean the Business Day immediately preceding the Maturity Date; provided, however, that if the Borrower has elected to extend the Scheduled Maturity Date in accordance with
Section 1.13, the Commitment Termination Date shall not be until the earlier of
(x) the Scheduled Maturity Date, if the Extension Option is not effected due to a failure to satisfy the conditions set forth in Section 1.13 or (y) the Business Day immediately preceding the Maturity Date after the Extension Option has been effected.

                 "Communications Act" shall mean the Communications Act of 1934, as amended (including the Cable Communications Policy Act of 1984 and the Cable Television Consumer Protection and Competition Act of 1992), and all rules and regulations of the FCC, in each case as from time to time in effect.

                 "Companies" shall mean the Borrower, the Parent and their respective Subsidiaries, collectively; and "Company" shall mean any of them.

                 "Company Material Adverse Effect" shall mean a Material Adverse Effect with respect to the Parent.

                 "Compliance Certificate" of the Borrower or the Parent shall mean a certificate substantially in the form of Exhibit J-1 and Exhibit J-2, executed by the chief financial officer, controller, chief accounting officer or other Authorized Officer of the Borrower or the Parent, as the case may be, delivered pursuant to Section 6.01(f) or Section 11A(2) of the Parent Guarantee demonstrating in reasonable detail compliance with Sections 7.05 and 7.10(a)-(c) and in the case of the Parent, Section 12C of the Parent Guarantee.

                 "Confidential Memorandum" shall mean the Confidential Memorandum, dated April 1995 and all written supplemental material thereto prepared by, or on behalf of, the Borrower and the Parent and transmitted to the Lenders prior to the Initial Funding Date.

                 "Consolidated Amortization Expense" for any Person shall mean, for any period, the consolidated amortization expense, including Programming Amortization Expense, of such Person for such period, determined on a consolidated basis for such Person and its consolidated Subsidiaries.

                 "Consolidated Cash Interest Expense" shall mean, for any period, for any Person, Consolidated Interest Expense of such Person, but excluding, however, amortization of discount, deferred financing costs and interest expense not payable in cash during such period.

                 "Consolidated Depreciation Expense" for any Person shall mean, for any period, the consolidated depreciation expense of such Person for such period, determined on a consolidated basis for such Person and its Subsidiaries.

                 "Consolidated EBITDA" for any Person shall mean, for any period, the difference between (A) the sum (without duplication) of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Tax Expense,
(iii) Consolidated Interest Charges, (iv) Consolidated Amortization Expense,
(v) Consolidated Depreciation Expense and (vi) without duplication other non-cash items (other than non-cash interest) reducing Consolidated Net Income for such period, other than any non-cash item for such period that requires the accrual of or a reserve for cash charges for any future period (with respect to clauses (ii) through (v), only to the extent that such amounts were deducted in computing Consolidated Net Income) minus (B) the sum of the amounts for such period of (i) interest income, (ii) all non-cash items increasing Consolidated Net Income for such period, (iii) all cash payments during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period and (iv) Programming Rights Payments, all as determined on a consolidated basis for such Person and its Subsidiaries.

                 "Consolidated Fixed Charges" shall mean, for any period, for any Person (i) scheduled principal payments on Indebtedness of such Person or any of its Subsidiaries required to be made for such period and amortization of discount or premium relating to any such Indebtedness for such period, whether expensed or capitalized,

(ii) Consolidated Cash Interest Expense of such Person for such period, (iii) Capital Lease expense for such period for such Person and its consolidated Subsidiaries, determined without duplication of items included in interest expense, (iv) the aggregate amount of Capital Expenditures made during such period by such Person and its Subsidiaries (excluding, with respect to the Borrower, any amount expended during such period of any Additional Acquisition Costs) and (v) income taxes paid or payable by such Person or any of its Subsidiaries in respect of such period (other than, to the extent otherwise included therein, current income tax expense attributable to gains from sales of assets out of the ordinary course of business).

                 "Consolidated Interest Charges" for any period in respect of any Person shall mean the aggregate amount of interest payable during such period on any Indebtedness of such Person and its consolidated Subsidiaries (including in respect of Capital Leases) giving effect to all Interest Rate Agreements of such Person and its Subsidiaries, including any amortization of Interest Rate Agreement costs and initial debt discount, zero coupon bond interest and agent's and other regularly scheduled fees and charges in respect of any such Indebtedness, and including all commissions, discounts and other fees and charges in respect of any Indebtedness and fees and expenses in respect of letters of credit and bankers' acceptances, all determined in respect of any Person and its Subsidiaries on a consolidated basis after eliminating all intercompany items.

                 "Consolidated Interest Expense" for any Person shall mean, for any period, the Consolidated Interest Charges of such Person, adjusted to give pro forma effect to any Indebtedness Incurred during such period in each case as if such Indebtedness had been incurred on the first day of the relevant period and assuming that such Indebtedness had borne an interest rate per annum equal to the rate per annum in effect on such Indebtedness at the relevant Determination Date.

                 "Consolidated Net Income" shall mean, for any period, for any Person, the net income (loss) of such Person and its consolidated Subsidiaries calculated in accordance with GAAP; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income of any Person if such Person is not a Subsidiary of the referent Person, except to the extent of the aggregate amount of cash actually distributed by such Person during such period to the referent Person or a Subsidiary of the referent Person as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Subsidiary of the referent Person, to the limitations contained in clause (iii) below of this definition); (ii) any net income (loss) of any Person acquired by the referent Person or a Subsidiary of the referent Person in a "pooling of interests" transaction for any period prior to the date of such acquisition; (iii) any net income (but not loss) of any Subsidiary of the referent Person to the extent that such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Subsidiary, directly or indirectly, to the referent Person; (iv) any after-tax gain (loss) realized upon the sale or other disposition of any asset of the referent Person or its consolidated Subsidiaries which is not sold or otherwise disposed of In the Ordinary Course and any after-tax gain (loss) realized upon the sale or other disposition of any capital stock of any Person; (v) any after-tax extraordinary gain and any after-tax extraordinary loss and any income resulting from any write-up of any asset; and (vi) the income (loss) from discontinued operations and the cumulative effect of a change in accounting principles.

                 "Consolidated Rental Payments" shall mean, for any period, the aggregate amount of all rents paid or to be incurred under all Capital Leases and Operating Leases of the Borrower and its Subsidiaries as lessees (net of sublease income).

                 "Consolidated Tax Expense" for any Person shall mean, for any period, the consolidated tax expense of such Person for such period, determined on a consolidated basis for such Person and its Subsidiaries.

                 "Consolidated Total Debt" shall mean, with respect to any Person, on any date, without duplication, the aggregate outstanding principal amount of Indebtedness of such Person and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

                 "Contingent Obligations" shall mean, as to any Person, without duplication, any obligation of such Person guaranteeing or expressly intended to guarantee by its terms any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any "keep-well" or "make-well" agreement, guarantee of return on equity or other obligation of such Person and including any obligation of such Person, whether or not contingent, to (a) purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) advance or supply funds
(i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection In the Ordinary Course. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person reasonably and in good faith.

                 "Contractual Obligation", as applied to any Person, shall mean any provision of any security issued by that Person, any provision of any indenture, security agreement, mortgage, deed of trust or loan agreement and any provision of any material contract, undertaking, agreement or other instrument, in each case to which that Person is a party or by which it or any of its properties or assets is bound or to which it or any of its properties is subject.

                 "Contributed Station" and "Contributed Stations" shall have the meanings assigned to those terms in the recitals hereto.

                 "Contributed Station Subsidiary" shall mean any of the following Wholly Owned Subsidiaries of the Borrower (together with their respective License Subsidiaries) that will, as of the Initial Funding Date, own or operate a Contributed Station: Paxson Communications of Atlanta-14, Inc.; Paxson Communications of New London-26, Inc. (Hartford); Paxson Communications of Miami-35, Inc.; and Paxson Communications of Philadelphia-61, Inc.

                 "Contribution" shall have the meaning assigned to that term in the recitals to this Agreement.

                 "Contribution Documents" shall mean all documents and instruments (including purchase and sale agreements and LMA Documents) relating to the Contributed Stations; and "Contribution Document" shall mean any of them.

                 "Credit Documents" shall mean (i) this Agreement, (ii) each Revolving Note, (iii) each Guarantee and (iv) each Security Document.

                 "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                 "Defaulting Lender" shall mean (i) any Lender that fails in its obligation to fund any Loan pursuant to Section 1.04 on any Acquisition Funding Date, or on any other Funding Date and such failure continues for five Business Days; (ii) any Lender as to which any event of the type described in
Section 8.05 occurs (with all references in such Section to any Person being deemed to be references to such Lender); or (iii) any Lender as to which any Governmental Authority (including the OTS, RTC, FDIC, OCC or Federal Reserve Board) directly or indirectly seizes, takes possession of or undertakes, authorizes or orders similar action with respect to, or authorizes, or orders the liquidation, dissolution, winding up, sale, transfer or other disposition of, or takes steps or institutes proceedings or otherwise proceeds to liquidate, dissolve, wind up, sell, transfer or otherwise dispose of, such Lender or all or any part of such Lender's property or appoints or authorizes or orders the appointment of a receiver, liquidator, sequestrator, trustee, custodian, conservator or other officer or entity having similar powers over such Lender or over all or any part of such Lender's property.

                 "Deposit Account" shall mean a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

                 "Destruction" shall have the meaning assigned to that term in the Mortgages.

                 "Determination Date" shall mean, as used in connection with any certificate, report or calculation delivered or made hereunder, the date (which shall be specified in such certificate, report or calculation) as of which the determinations in such certificate, report or calculation are made.

                 "Dollars" shall mean United States Dollars.

                 "Employee Benefit Plan" shall mean any "employee benefit plan" as defined in Section 3(3) of ERISA (i) which is, or, at any time within the five calendar years immediately preceding the date hereof, was at any time, maintained or contributed to by any of the Loan Parties or any Person which is or was at such time an ERISA Affiliate of a Loan Party or (ii) with respect to which any Loan Party retains any liability, including any potential joint and several liability as a result of an affiliation with an ERISA Affiliate or a party that would be an ERISA Affiliate except for the fact that affiliation ceased more than five calendar years prior to the date hereof.

                 "Environment" shall mean any surface water, ground water, drinking water supply, land surface or subsurface strata, ambient air and includes any indoor location.

                 "Environmental Affiliate" shall mean, with respect to any Person, any other Person whose liability (contingent or otherwise) for any Environmental Claim such Person has retained or assumed or otherwise is liable for (by law, agreement or otherwise).

                 "Environmental Approvals" shall mean any Governmental Consent pursuant to or required under any Environmental Law.

                 "Environmental Claim" shall mean, with respect to any Person, any Proceeding, investigation, notice, claim, complaint, demand, request for information or other communication (written or oral) by any other Person (including to any Governmental Authority, citizens' group or present or former employee of such Person) alleging, asserting or claiming any actual or potential (a) violation of any Environmental Law, (b) liability under any Environmental Law or (c) liability for investigatory, cleanup, remedial, removal, response, abatement, closure and monitoring costs, natural resources damages, property damages, personal injuries, fines or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Hazardous Materials at any location, whether or not owned by such Person.

                 "Environmental Laws" shall mean all Federal, state, local and foreign laws, codes, regulations, ordinances, requirements, directives, orders, common law, and administrative or judicial interpretations thereof that may be enforced by any Governmental Authority or court, relating to pollution, the protection of human health, the protection of the Environment, or the emission, discharge, disposal or other release or threatened release of Hazardous Material in or into the Environment.

                 "Environmental Notice" shall mean any notice or claim by any Person alleging liability (including potential liability for investigatory costs, cleanup costs, governmental costs, compliance costs or harm, injuries or damages to any person, property, natural resources, or any fines or penalties) arising out of, based upon, resulting from or relating to any Environmental Law.

                 "Environmental Notifications" shall mean all necessary notifications, registrations and filings required under Environmental Laws in connection with this Agreement.

                 "Equipment" shall mean all of the Equipment (as defined in the Borrower Security Agreement and each Subsidiary Security

Agreement), secured by the Borrower Security Agreement and each Subsidiary Security Agreement.

                 "ERISA" shall mean the Employee Retirement Income Security Act of 1974. Section references to ERISA are to ERISA as in effect at the date of this Agreement and any subsequent provisions of ERISA amendatory thereof, supplemental thereto or substituted therefor.

                 "ERISA Affiliate" of any Person shall mean any entity, whether or not incorporated, which is under common control or would be considered a single employer with such Person within the meaning of Section 414 of the Code or within the meaning of Section 4001(b) of ERISA.

                 "ERISA Event" shall mean (i) a "reportable event" within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for 30-day notice to the PBGC has been waived by regulation); (ii) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Code) or the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in
Section 4041(c) of ERISA; (iv) the withdrawal by any of the Loan Parties or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan or to appoint a trustee to administer a Pension Plan, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on any of the Loan Parties or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by any of the Loan Parties or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by any of the Loan Parties or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under

Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on any of the Loan Parties or any of their respective ERISA Affiliates of fines, penalties, taxes or related charges under Chapter 43 of the Code or under Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan; or
(ix) the failure to make any payment or contribution to any Pension Plan or the making of any amendment to any Pension Plan which could result in the imposition of a lien or the posting of a bond or other security.

                 "Escrow Deposit Basket" shall mean, as of any date, the sum of the amounts designated as escrow deposits set forth on Schedule 5.05 opposite the name of each Preapproved Station that on or prior to such date has been acquired in a Preapproved Acquisition.

                 "Excess Cash Flow" shall mean, without duplication, for any Person for any period for which such amount is being determined, (i) Consolidated EBITDA for such period after deducting the amount of any cash paid during such period for taxes of such Person and its consolidated Subsidiaries and any Consolidated Cash Interest Expense of such Person paid during such period, plus (ii) any Purchase Price Adjustment Payments, minus (iii) any amount of gain included in both (x) Consolidated Net Income and (y) either Net Cash Proceeds or Net Financing Proceeds required to be applied to the prepayment of the Loans pursuant to Section 3.02A(c), minus (iv) the aggregate amount of Capital Expenditures of the Borrower Group that are paid other than from (a) the proceeds of Borrowings in such period, (b) capital contributions to the Borrower in such period or (c) the proceeds of Asset Sales not required to be applied pursuant to Section 3.02A(b) to the prepayment of the Loans and minus (v) Dividends paid pursuant to Section 7.08(ii) to the extent in compliance therewith. Excess Cash Flow shall not be reduced by any permitted escrow deposits made pursuant to Section 7.06(viii).

                 "Exchange Act" shall mean the United States Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

                 "Existing Debt of the Borrower Group" shall mean the Indebtedness of the Borrower Group set forth on Schedule 5.20.

                 "FCAA" shall mean the Federal Clean Air Act.

                 "FCC" shall mean the Federal Communications Commission.

                 "FCC Consent" shall mean any of the written actions by the FCC approving the transfer or assignment in connection with the Contribution or any Acquisition of the Broadcast Licenses relating to the Stations to the Borrower Group.

                 "FDIC" shall mean the Federal Deposit Insurance Corporation.

                 "Federal Funds Rate" shall mean on any one day the weighted average of the rate on overnight Federal funds transactions with members of the Federal Reserve System only arranged by Federal funds brokers as published as of such day by the Federal Reserve Bank of New York, or if not so published, the average rate then used by three first class banks selected by the Agents in extending overnight loans to other first class banks.

                 "Federal Reserve Board" shall mean the Board of Governors of the Federal Reserve System.

                 "Fee Letters" shall mean the Administrative Agent's Fee Letter and the Merrill Lynch Fee Letter collectively.

                 "Financial Statements" shall mean, with respect to any Person, for any period, balance sheets of such Person as of the end of such period and the related statements of operations, of stockholders' equity and of cash flows for such period, each prepared in conformity with GAAP subject to, in the case of Financial Statements not delivered pursuant to Section 6.01(a), footnotes and ordinary year end adjustments; provided, however, that Financial Statements of (i) the Parent shall be on a consolidated basis and (ii) the Borrower shall be on a consolidated and a consolidating basis.

                 "Financing Proceeds" shall mean the Cash (other than Net Cash Proceeds) received by the Borrower Group, directly or indirectly, from any financing transaction of whatever kind or nature, including from any Incurrence of Indebtedness (other than any Indebtedness Incurred pursuant to Section 7.04(vii) or (ix)), any mortgage or pledge of an asset or interest therein (including a transaction which is the substantial equivalent of a mortgage or pledge), from the sale of tax benefits, a lease to a third party and a pledge of the lease payments due thereunder to secure Indebtedness, a joint venture arrangement, an exchange of assets and a sale of the assets received in such exchange, the refund of a cash deposit held by a vendor of an asset other than In the Ordinary Course and consistent with past practice, or any other similar arrangement or technique whereby the Borrower Group obtains Cash in respect of an asset, net of direct costs associated therewith.

                 "Funding Date" shall mean the date of the funding of any Loan.

                 "Future Station" shall mean a television station acquired, including through LMA Arrangements, in a Future Acquisition.

                 "Future Station Subsidiary" shall mean any of the direct and indirect Wholly Owned Subsidiaries of the Borrower (together with their related License Subsidiaries) which may be established to acquire or operate a Future Station.

                 "FWPCA" shall mean the Federal Water Pollution Control Act.

                 "General Security Agreements" shall mean and include, once executed and delivered, the Borrower Security Agreement, the Subsidiary Security Agreements and any other general security agreements delivered pursuant to Section 6.14 or 6.15.

                 "Governmental Authority" shall mean any government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                 "Governmental Consent" shall mean any material approval, determination, order, consent, authorization, certificate, license, permit, franchise, concession or validation of, or exemption or other action by, or filing, recording or registration with, or notice to, any Governmental Authority.

                 "Governmental Requirements" shall mean all legal requirements in effect from time to time, including the common law and all Federal, state, local and foreign laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, Governmental Consents, demand letters, directions and requirements of all Governmental Authorities, officials and officers, and all instruments of record, foreseen or unforeseen, ordinary or extraordinary, including any change in any law or regulation or the interpretation thereof by any Governmental Authority (whether or not having the force of law), relating now or at any time heretofore or hereafter to the business or operations of any Loan Party or to any of the property owned, leased or used by any Loan Party, including the development, design, construction, acquisition, start-up, ownership and operation and maintenance of property.

                 "Guarantees" shall mean and include, once executed and delivered, each Subsidiary Guarantee and the Parent Guarantee.

                 "Guarantor" shall mean the Parent and each Subsidiary of the Borrower which has executed and delivered a Subsidiary Guarantee.

                 "Hazardous Materials" shall mean any pollutant, contaminant, hazardous or toxic substance, material, constituent or waste, asbestos or asbestos containing material, petroleum or oil products, derivatives or constituents (including crude oil and any fraction thereof) or other wastes, chemicals, substances or materials subject to any Environmental Law.

                 "Houston LMA Station" shall mean KTFH, Channel 49 Conroe,
Texas.

                 "Houston Station Subsidiary" shall mean Paxson Communications of Houston-49, Inc.

                 "In the Ordinary Course" shall mean, for any Person, in the ordinary course of business of such Person and on ordinary business terms.

                 "Incur" shall mean, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred" and "Incurring" shall have meanings correlative to the foregoing).

                 "Indebtedness" of any Person shall mean, without duplication,
(i) all indebtedness of such Person for borrowed money whether short-term or long-term and whether secured or unsecured, (ii) the deferred purchase price of assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such Person, (iii) the face amount of all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder and all obligations of such Person under acceptances facilities, (iv) all Indebtedness of a second Person secured by any Lien on any property owned by such first Person, whether or not such Indebtedness has been assumed by such first Person, which, in the case of any such Indebtedness which is non-recourse to the first Person, shall be limited to the amount of the value of the property securing such Indebtedness, (v) all Capitalized Lease Obligations of such Person, (vi) all obligations of such Person to pay a specified purchase price for goods or services whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vii) all obligations of such Person under Interest Rate Agreements, (viii) all Contingent Obligations of such Person, (ix) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (x) all obligations of such Person upon which interest charges are customarily paid, (xi) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property) and (xii) current obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Person or any warrants, rights or options to acquire such capital stock (with redeemable preferred stock being valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends); provided, however, that Indebtedness shall not include trade payables, accrued expenses, accrued dividends and accrued income taxes, in each case arising In the Ordinary Course; provided, further, however, that for purposes of Section 8.04, "Indebtedness" shall also include all Programming Obligations of such Person.

                 "Initial Adjusted EBITDA" shall mean the amount set forth on
Schedule 9.01(a) which represents an amount agreed upon by the Borrower, the Agents and the Applicable Lenders as representing the quarterly amount of cash flow of the Initial Preapproved Stations and the Contributed Stations calculated on a combined basis for the period immediately prior to the Initial Funding Date after adjusting to give effect thereto to the Initial Preapproved Acquisitions and the Contribution (such adjustments to be made pursuant to the Adjustment Requirements).

                 "Initial Commitment" shall mean, with respect to each Lender, the Commitment of such Lender on the Effective Date.

                 "Initial Funding Date" shall mean the date of the funding of the Initial Loans, which shall be May 17, 1995.

                 "Initial Lender" shall mean a Lender that is an original signatory to this Agreement.

                 "Initial Loans" shall mean the Loans made under this Agreement on the Initial Funding Date.

                 "Initial Preapproved Acquisition" and "Initial Preapproved Acquisitions" shall have the meanings assigned to those terms in the recitals hereto.

                 "Initial Preapproved Acquisition Documents" shall have the meaning assigned to that term in the recitals hereto; and "Initial Preapproved Acquisition Document" shall mean any such document.

                 "Initial Preapproved Station" and "Initial Preapproved Stations" shall have the meanings assigned to those terms in the recitals hereto.

                 "Initial Projected Financial Statements" shall mean pro forma Financial Statements (other than balance sheets and statements of cash flow) for the Borrower for each of the three fiscal years ending after the Initial Funding Date, which shall be satisfactory in form and substance to the Agents.

                 "Intercompany Notes" shall mean demand promissory notes reasonably satisfactory to the Agents evidencing intercompany Indebtedness of any Wholly Owned Subsidiary of the Borrower to the Borrower (which shall be unsubordinated senior obligations of such Subsidiary and pledged to the Collateral Agent) or of the Borrower to any Wholly Owned Subsidiary of the Borrower (which shall be subordinate to the Obligations on terms acceptable to the Agents and pledged to the Collateral Agent).

                 "Interest Payment Date" shall mean, (i) with respect to any LIBOR Loan, the last day of the Interest Period applicable thereto and, in the case of any LIBOR Loan with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date for such LIBOR Loan had successive Interest Periods of three months' duration been applicable to such LIBOR Loan and, in addition, the date of any refinancing or conversion of such LIBOR Loan, and (ii) with respect to any Base Rate Loan, each March 31, June 30, September 30 and December 31.

                 "Interest Period" shall mean, with respect to any LIBOR Loan, the interest period applicable thereto, as determined pursuant to Section 1.09.

                 "Interest Rate Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement to which the Borrower is a party.

                 "Interest Rate Certificate" shall mean an Officers' Certificate substantially in the form of Exhibit J, setting forth (x) the ratio described in clauses C(i) and D(i) of the definition of the term "Applicable Borrowing Margin" and (y) financial information, consistent with that delivered in a Compliance

Certificate, necessary to support the determination of the ratio referred to in clause (x) above.

                 "Interest Rate Determination Date" shall mean, with respect to a LIBOR Loan, the date which is two Business Days prior to the commencement of the Interest Period for such Loan.

                 "Investment" of any Person shall mean (i) any direct or indirect purchase or other acquisition of any share of capital stock, evidence of Indebtedness or other security issued by any other Person, (ii) any loan, advance (other than advances to employees for travel expenses, drawing accounts and similar expenditures extended In the Ordinary Course and consistent with past practice) or extension of credit (other than accounts receivable created In the Ordinary Course) to, or contribution to the capital of, any other Person, including any guarantee of Indebtedness of any other Person and any Joint Venture, (iii) any commitment or option to make an investment if, in the case of an option, the consideration therefor exceeds $50,000 and (iv) any capital contribution to any other Person; and any of the foregoing shall be considered an Investment whether such investment is acquired by purchase, exchange, issuance of stock or other securities, merger, reorganization or any other method.

                 "Joint Venture" shall mean a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form.

                 "Lease" shall have the meaning assigned to that term in the Mortgages.

                 "Lender" and "Lenders" shall have the meanings assigned to those terms in the first paragraph of this Agreement and in Section 11.04.

                 "LIBOR Base Rate" shall mean, with respect to each day during each Interest Period pertaining to any LIBOR Loans, the interest rate per annum at which the Administrative Agent is offered deposits in Dollars at or about 10:00 A.M., two (2) Business Days prior to the beginning of such Interest Period in the London interbank market for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of its portion of the LIBOR Loans to be outstanding during such Interest Period.

                 "LIBOR Loan" shall mean any Loan bearing interest at a rate determined by reference to the LIBOR Rate in accordance with the provisions of
Section 1.08(a)(ii).

                 "LIBOR Rate" shall mean, with respect to each day during each Interest Period pertaining to a LIBOR Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward, if necessary, to the nearest 1/16th of 1%):

                                LIBOR Base Rate
                                ---------------
                       1.00 - LIBOR Reserve Requirements

                 "LIBOR Reserve Requirements" shall mean, for any day as applied to a LIBOR Loan, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including without limitation basic, supplemental, marginal and emergency reserves) under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) maintained by a member bank of the Federal Reserve System.

                 "License Subsidiary" shall mean a special purpose, direct Wholly Owned Subsidiary of any Station Subsidiary established to hold the Broadcast Licenses of the Station owned by such Station Subsidiary and any Additional License Subsidiary which, pursuant to a Future Acquisition or otherwise, becomes a holder of any Broadcast License relating to a Station; and "License Subsidiaries" shall mean all such Subsidiaries collectively.

                 "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing.

                 "LMA Arrangement" shall mean the contractual rights and obligations of any Station Subsidiary with respect to the provision of programming to an LMA Station operated by such Station Subsidiary as contained in LMA Documents.

                 "LMA Documents" shall mean one or more agreements between a Station Subsidiary and the owner of the FCC License of an LMA Station, including any local marketing agreement, time brokerage agreement or similar arrangement, agreement or understanding or option agreement to purchase the assets of any Station.

                 "LMA Station" shall mean each of the broadcast television stations identified on Schedule 9.01(b) as being programmed by the Borrower or its Subsidiaries pursuant to an LMA Arrangement; and "LMA Stations" shall mean all such broadcast television stations collectively.

                 "Loan Party" shall mean each of (i) the Borrower, (ii) the Parent and (iii) each Subsidiary of the Borrower that pledges any stock, grants any Lien or issues any guarantee pursuant to any Credit Document; and "Loan Parties" shall mean all such Persons collectively.

                 "Losses" of any Person shall mean the losses, liabilities, claims (including those based upon negligence, strict or absolute liability and liability in tort), damages, expenses, obligations, penalties, actions, judgments, encumbrances, liens, penalties, fines, suits, costs or disbursements of any kind or nature whatsoever (including reasonable fees and expenses of counsel in connection with any Proceeding commenced or threatened, whether or not such Person shall be designated a party thereto and whether or not such Proceeding is initiated or brought by on behalf of any Loan Party) at any time (including following the payment of the Obligations) incurred by, imposed on or asserted against such Person.

                 "Management Fees" shall mean, collectively, all amounts (including salary and bonuses) paid, payable, distributed or distributable by any member of the Borrower Group to any Person pursuant to any management, advisory or similar agreement or arrangement; provided, however, that Management Fees shall not include reimbursement of expenses and payment of reasonable allocable expenses (including accounting and legal services rendered by independent professionals or internal counsel) that are In the Ordinary Course with respect to the Borrower Group and consistent with past practice.

                 "Margin Regulation" shall mean any of Regulation G, Regulation T, Regulation U and Regulation X of the Federal Reserve Board.

                 "Material Adverse Effect" shall mean, with respect to any Person, (i) any material adverse effect with respect to the business, assets, liabilities (contingent or otherwise), operations, condition (financial or otherwise), solvency or prospects of such Person and its Subsidiaries, taken as a whole, (ii) any material adverse effect on the ability of such Person or any of its

Subsidiaries to perform in any material respect its obligations under any Credit Document, Contribution Document or Acquisition Document or to effect on a timely basis the transactions contemplated by any Credit Document, Contribution Document or Acquisition Document on the terms contemplated hereby and thereby, (iii) any adverse effect on the legality, validity, binding effect or enforceability of any Credit Document or the ability of any of the Agents or Lenders to enforce any rights or remedies under or in connection with any Credit Document or (iv) any material adverse effect on any Broadcast License. In determining whether the occurrence of any individual event or the existence of any individual condition would, or the failure of any individual event to occur or any individual condition to exist would, have a Material Adverse Effect, notwithstanding that the occurrence of such individual event or the existence of such individual condition does not, or the failure to occur of such individual event or such individual condition to exist does not, of itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event or condition or failure of event or condition and all other then existing events or conditions and failures of events or conditions would have a Material Adverse Effect.

                 "Material Subsidiary" shall mean, at any date of determination, any Subsidiary of the Parent that is a member of the Parent Group that, together with its Subsidiaries and each Defaulting Subsidiary (as defined below), (i) for the most recent fiscal year of the Parent accounted for more than 10% of the consolidated revenues of the Parent and its Subsidiaries taken as a whole or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Parent and its Subsidiaries, taken as a whole, all as set forth on the most recently available consolidated financial statements of the Parent for such fiscal year prepared in conformity with GAAP. "Defaulting Subsidiary" means any Subsidiary of the Parent that is a member of the Parent Group with respect to which any event described in
Section 8.04, 8.05, 8.07 or 8.09 has occurred and is continuing, determined as if the references to the words "Material Subsidiary" in each of Sections 8.04 and 8.05 were a reference to the words "Subsidiary of the Parent that is a member of the Parent Group" therein.

                 "Maturity Date" shall mean the second anniversary of the Initial Funding Date; provided, however, that if the Borrower has effected the Extension Option, the Maturity Date shall be the third anniversary of the Initial Funding Date.

                 "Merrill Lynch" shall have the meaning set forth in the first paragraph of this Agreement.

                 "Merrill Lynch Fee Letter" shall mean that certain fee letter between Merrill Lynch and the Parent dated March 24, 1995.

                 "Minimum Borrowing Amount" shall mean $2,000,000.

                 "Mortgage" shall mean a mortgage (or deed of trust), assignment of rents, security agreement and fixture filing or similar instrument creating and evidencing a Lien on owned Mortgaged Real Property, which shall be substantially in the form of Exhibit K-1 and Exhibit K-2 or a leasehold mortgage (or deed of trust), assignment of rents, security agreement, fixture filing or similar instrument creating and evidencing a Lien on leased Mortgaged Real Property, which shall be substantially in the form of Exhibit K-3 and Exhibit K-4, containing such schedules and including such additional provisions and other deviations from such Exhibits as shall be necessary to conform such document to applicable or local law or as shall be customary under local law and made and which shall be dated the date of delivery thereof and made by the owner of the Mortgaged Real Property described therein for the benefit of the Collateral Agent, as mortgagee (grantee or beneficiary), assignee and secured party.

                 "Mortgaged Real Property", shall mean each Real Property designated on Schedule 5.17B, which shall be subject to a Mortgage and each Real Property acquired after the date hereof, including in connection with any Future Acquisition, and subject to a Mortgage.

                 "Mortgagor" shall have the meaning assigned to that term in each Mortgage.

                 "Multiemployer Plan" shall mean a "multiemployer plan", as defined in Section 3(37) of ERISA, (i) to which any of the Loan Parties or any of their respective ERISA Affiliates is contributing, or at any time within the five calendar years immediately preceding the date hereof has contributed, (ii) to which any of the Loan Parties or any of their respective ERISA Affiliates has, or, at any time within the five calendar years immediately preceding the date hereof, has had, an obligation to contribute or (iii) with respect to which any of the Loan Parties retains any liability, including any potential joint and several liability as a result of an affiliation with an ERISA Affiliate or a party that would be an ERISA Affiliate except for the fact the affiliation ceased more than five calendar years prior to the date hereof.

                 "Multiplier Termination Date" shall mean the date on which Financial Statements of the Borrower for the month ended May 31, 1996 have been, or should have been, delivered pursuant to Section 6.01(c).

                 "Net Award" shall have the meaning assigned to that term in each Mortgage.

                 "Net Cash Proceeds" shall mean, with respect to any Asset Sale, Taking or Destruction, the Cash Proceeds resulting therefrom net of (i) direct expenses of sale (including reasonable broker's fees), (ii) the amount of any Indebtedness required to be repaid upon any such event and (iii) reasonable reserves established in accordance with GAAP for any retained liabilities or in respect of indemnities; provided, however, that expenses shall only include taxes to the extent that taxes are estimated to be payable in the current year or in the next succeeding year with respect to the current year as a result of such Asset Sale, Taking or Destruction; provided, further, however, that Net Cash Proceeds shall not include any amounts or items included in the definition of Financing Proceeds or Net Financing Proceeds (including in any proviso appearing therein or exclusion therefrom).

                 "Net Financing Proceeds" shall mean Financing Proceeds, net of taxes (including income taxes) currently paid or payable as a result thereof in the current year or in the next succeeding year with respect to the current year as a result of the transaction generating Net Financing Proceeds.

                 "Net Proceeds" shall have the meaning assigned to that term in each Mortgage.

                 "Non-Acquisition Loan Borrowing" shall mean any Borrowing which is made other than in connection with the consummation of an Acquisition.

                 "Non-Defaulting Lender" shall mean each Lender other than a Defaulting Lender.

                 "Obligations" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to any of the Agents or Lenders pursuant to the terms of any Credit Document or secured by any of the Security Documents.

                 "OCC" shall mean the Office of the Comptroller of the Currency.

                 "Officers' Certificate" shall mean, as applied to any corporation, a certificate executed on behalf of such corporation by its Chairman of the Board (if an officer) or its President or one of its Vice Presidents and by its Chief Financial Officer or its Treasurer or any Assistant Treasurer in their official (and not individual) capacities; provided, however, that every Officers'

Certificate with respect to the compliance with a condition precedent to the making of any Loan hereunder shall include (i) a statement that the officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto,
(ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with, and (iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

                 "Officer's Solvency Certificate" shall mean the Officer's Solvency Certificate in the form set forth as Exhibit L.

                 "Operating Lease" of any Person, shall mean any lease (including leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) by such Person as Lessee which is not a Capital Lease; provided, however, that Operating Leases shall not include LMA Arrangements.

                 "Orlando Station Subsidiary" shall mean Paxson Communications of Orlando-56, Inc.

                 "Orlando LMA Station" shall mean WIRB, Channel 56 of Melbourne, Florida.

                 "OTS" shall mean the Office of Thrift Supervision.

                 "Parent" shall mean Paxson Communications Corp., a Delaware corporation.

                 "Parent Equity Documents" shall mean (x) each of the documents and agreements listed on Schedule 9.01(c) and (y) the proposed Amended and Restated Certificate of Designations of 15% Cumulative Compounding Redeemable Preferred Stock of the Parent and the proposed Amended and Restated Certificate of Designations of Series B 15% Cumulative Compounding Redeemable Preferred Stock of the Parent, in each case under this clause (y), as set forth in the Parent's Proxy Statement dated May 4, 1995.

                 "Parent Group" shall mean (i) the Parent and its Subsidiaries other than any Subsidiary of the Parent that is a Loan Party and (ii) any member of such group.

                 "Parent Group Equity Event" shall mean any Company redeeming (other than due to the scheduled maturity thereof) any outstanding equity securities of the Parent (including through a deposit of funds to effect the termination of the rights of the holders thereof), or holders thereof exercising their right to require any Company to redeem or repurchase any such equity securities, pursuant to any contract, agreement or understanding between the Parent Group or any Affiliate of the Parent Group and the holders of such equity securities, or any event or condition under any contract, agreement or understanding governing any equity securities of the Parent Group entitling the holders thereof to the redemption or repurchase thereof (other than due to the scheduled maturity thereof).

                 "Parent Guarantee" shall mean the Parent Guarantee substantially in the form of Exhibit M, except for such changes as shall have been approved by the Parent, the Agents and the Requisite Lenders.

                 "Parent Pledge Agreement" shall mean the Parent Securities Pledge Agreement substantially in the form of Exhibit N, except for such changes therein as shall have been approved by the Parent, the Agents and the Requisite Lenders.

                 "Parent Test Period" shall mean, at any Determination Date, the four consecutive complete fiscal quarters of the Parent ended on or immediately prior to such Determination Date for which financial statements are available.

                 "Paxson" shall mean Lowell W. Paxson, the Chairman of the Board of the Parent as of the Initial Funding Date.

                 "PBGC" shall mean the Pension Benefit Guaranty Corporation, established pursuant to Section 4002 of ERISA.

                 "Pension Plan" shall mean any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the code or
Section 302 of ERISA.

                 "Permitted Transferees" shall mean, with respect to Paxson,
(A) his spouse, members of his immediate family and/or any of his lineal descendants and/or (B) any trust or similar entity all of the beneficiaries of which are (x) Paxson or any of the Persons identified in the preceding clause
(A) or (y) Paxson or any entity described in this clause (B) all of the beneficiaries of which are the Persons identified in the preceding clause (A).

                 "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                 "Pledge Agreements" shall mean and include, once executed and delivered, the Parent Pledge Agreement, the Borrower Pledge Agreement, the Subsidiary Pledge Agreement and any securities pledge agreements delivered pursuant to Section 6.14 or 6.15.

                 "Pledged Collateral" shall mean all the Pledged Collateral as defined in each of the General Security Agreements.

                 "Pledged Securities" shall mean all the Pledged Collateral as defined in each of the Pledge Agreements.

                 "Preapproved Acquisition" and "Preapproved Acquisitions" shall have the meanings assigned to those terms in the recitals hereto.

                 "Preapproved Acquisition Documents" shall have the meaning assigned to that term in the recitals hereto; and "Preapproved Acquisition Document" shall mean any of them.

                 "Preapproved Station" and "Preapproved Stations" shall have the meanings assigned to those terms in the recitals hereto.

                 "Preapproved Station Subsidiary" shall mean any of the following Wholly Owned Subsidiaries of the Borrower (together with their respective License Subsidiaries): Paxson Communications of Boston-60, Inc.; Paxson Communications of Houston-49, Inc.; Paxson Communications of Los Angeles-30, Inc.; Paxson Communications of San Jose-65, Inc. (San Francisco); and Paxson Communications of Orlando-56, Inc.

                 "Prior Liens" shall mean Liens which, pursuant to the provisions of any Security Document, are or may be superior to the Lien of any Security Document.

                 "Proceeding" shall mean any claim, action, judgment, suit, hearing, governmental investigation, arbitration or proceeding, including by or before any Governmental Authority.

                 "Program" shall mean any television series or other program produced or distributed for television release (including any syndicated series or other program regardless of its medium of initial exploitation), in each case whether recorded on film, videotape, audiotape, cassette, cartridge, disc or by any other means, method, process or device, whether now known or hereafter developed.

                 "Program Contracts" shall mean all contracts for television broadcast rights of Programs, including film, music and related audio rights and syndicated series exhibition rights acquired under license agreements.

                 "Programming Amortization Expense" shall mean, for any Person, as at any date of determination, total amortization expense of the Person or any of its Subsidiaries for the most recently completed twelve consecutive month period (three consecutive month period in the case of the Borrower prior to the Multiplier Termination Date) which is directly attributable to Programs, Program Rights or Program Contracts, determined on a consolidated basis.

                 "Programming Obligations" shall mean at any date of determination, all direct or indirect liabilities, contingent or otherwise, with respect to Program Contracts, Programs, or Program Rights (including all Program Rights Costs) of the Borrower Group, to the extent reflected on the consolidated balance sheet and the notes thereto of the Borrower.

                 "Program Rights" shall mean any right whether arising under Program Contracts or otherwise, to broadcast, sell, distribute, subdistribute, exhibit, lease, sublease, license, sublicense or otherwise exploit Programs.

                 "Program Rights Costs" shall mean the maximum amount which the Borrower Group or its or their co-venturers have furnished or have contractually committed to furnish (to the extent such commitments shall be reflected as an asset or liability on the consolidated balance sheet and the notes thereto of the Borrower) toward the production or acquisition by the Borrower Group or its or their co-ventures of any Program Rights with respect to any Program.

                 "Programming Rights Payments" shall mean, as at any date of determination, for any period, the aggregate cash payments scheduled to be made by the Borrower Group for such period in respect of Programming Obligations, determined on a consolidated basis.

                 "Projected Acquisition Cash Flow" shall mean the amount of operating cash flow which, pursuant to projections of the management of the Borrower reasonably satisfactory to the Agents and the Applicable Lenders pursuant to Section 7.17, are expected to be realized from Future Acquisitions.

                 "Projected Financial Statements" shall mean, at any date, the last to be delivered of the Initial Projected Financial Statements, the most recently delivered Annual Projected Financial

Statements or the most recently delivered Revised Projected Financial
Statements.

                 "Pro Rata Share" shall mean, with respect to each of the Commitments of, or Obligations owed to, each Lender, the percentage determined by dividing such Lender's Commitment or Obligation by all of the Lenders' Commitments or all such Obligations owed to such Lenders, as such Pro Rata Share may change from time to time as a result of assignments made pursuant to
Section 11.04(b); provided, however, that with respect to any Obligations or amounts owing or potentially owing by any Lender, Pro Rata Share shall mean the percentage determined by dividing such Lender's Commitment by the Total Commitments of the Non-Defaulting Lenders.

                 "Purchase Price Adjustment Payment" shall mean any amount received by the Borrower Group or the Parent Group after the Effective Date under or pursuant to any of the Acquisition Documents or any of the acquisition documents related to the Contributed Stations (other than indemnification payments thereunder to the extent applied to replace, repair or restore any assets or properties of the Borrower Group, or satisfying any claims made against the Borrower Group).

                 "RCRA" shall mean the Resource, Conservation and Recovery Act.

                 "Real Property" shall mean all right, title and interest of the Borrower Group (including any leasehold estate) in and to a parcel of real property owned or operated by the Borrower Group together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.

                 "Regulation D" shall mean Regulation D of the Federal Reserve Board.

                 "Requisite Lenders" shall mean Non-Defaulting Lenders holding not less than a majority of the Total Commitments held by Non-Defaulting Lenders, or if the Total Commitments have been terminated, Non-Defaulting Lenders holding not less than a majority of the outstanding Loans held by Non-Defaulting Lenders.

                 "RTC" shall mean the Resolution Trust Corporation.

                 "SEC" shall mean the Securities and Exchange Commission.

                 "SEC Regulation D" shall mean Regulation D as promulgated under the Securities Act, as the same may be in effect from time to time.

                 "SEC Rule 144A" shall mean Rule 144A as promulgated under the Securities Act, as the same may be in effect from time to time.

                 "Secured Parties" shall have the meaning specified in the Security Documents.

                 "Securities" shall mean any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                 "Securities Act" shall mean the United States Securities Act of 1933 and the rules and regulations promulgated thereunder.

                 "Security Documents" shall mean each of the Mortgages, the Pledge Agreements, the General Security Agreements and any other documents utilized to pledge as Collateral for the Obligations any other property or assets of whatever kind or nature.

                 "Solvent" shall mean, with respect to any Person on a particular date, that on such date, (a) the present fair salable value of the property of such Person (valued as a going concern and pursuant to a sale conducted by a diligent business person to an interested buyer who is willing to purchase under ordinary selling conditions (to the extent such a willing buyer may exist)) is greater than (i) the total amount of liabilities (including contingent liabilities) of such Person and (ii) the amount that will be required to pay the probable liability of such Person on its debts and liabilities (including contingent liabilities) as they become absolute and matured; and (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities (including contingent liabilities) beyond such Person's ability to pay as such debts and liabilities mature; and (c) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person's property would constitute an unreasonably small capital; and "Solvency" shall have the meaning correlative to the foregoing.

                 "Station" shall mean (i) each of the Contributed Stations and each of the Initial Preapproved Stations, (ii) each other television station acquired pursuant to a Preapproved Acquisition or a Future Acquisition and (iii) each LMA Station; and "Stations" shall mean all such television stations collectively.

                 "Station Subsidiary" shall mean any Preapproved Station Subsidiary, Contributed Station Subsidiary or Future Station Subsidiary.

                 "Sublease" shall have the meaning assigned to that term in the Mortgages.

                 "Subordinated Indebtedness" shall mean, for any Person, all Indebtedness of such Person which is, pursuant to its terms, expressly subordinated in right of payment to any other Indebtedness of such Person.

                 "Subsidiary" shall mean, of any Person at any time, (a) any corporation of which a majority (by number of shares or number of votes) of any class of outstanding capital stock normally entitled to vote for the election of one or more directors (regardless of any contingency which does or may suspend or dilute the voting rights of such class) is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person; (b) any trust of which a majority of the beneficial interest is at such time owned directly or indirectly, beneficially or of record, by such Person or one or more Subsidiaries of such Person; and
(c) any partnership, joint venture or other entity of which ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at such time owned directly or indirectly, beneficially or of record, by, or which is otherwise controlled directly, indirectly or through one or more intermediaries by, such Person or one or more Subsidiaries of such Person.

                 "Subsidiary Guarantee" shall mean the Subsidiary Guarantee substantially in the form of Exhibit O, except for such changes therein as shall have been approved by the Borrower, the Agents and the Requisite Lenders.

                 "Subsidiary Guarantor" shall mean each of the Subsidiaries of the Borrower set forth on Schedule 5.14A (including all License Subsidiaries) and each other entity that becomes a Subsidiary of the Borrower.

                 "Subsidiary Pledge Agreement" shall mean the Subsidiary Securities Pledge Agreement executed by each Subsidiary of the Borrower, substantially in the form of Exhibit Q, except for such changes therein as shall have been approved by the Borrower, the Agents and the Requisite Lenders.

                 "Subsidiary Security Agreement" shall mean a Subsidiary General Security Agreement executed by each Subsidiary of the Borrower, substantially in the form of Exhibit R, except for such changes therein as shall have been approved by the Borrower, the Agents and the Requisite Lenders.

                 "Succession Event" shall be deemed to occur automatically and without action or notice of any kind on any date (a "Six-Month Date") which is six months after the date (such date being a "Vacancy Date") upon which (i) Paxson dies or become incapacitated or (ii) Paxson or any Management-Approved Successor or Independently-Approved Successor (as such terms are defined below and including successive successors) ceases for any reason to be the chief executive officer ultimately responsible for the management of the Parent ("Chief Executive Officer") if, in each case, on such Six-Month Date the board of directors of the Parent (the "Board of Directors") has not appointed a permanent successor Chief Executive Officer which is a Management-Approved Successor or an Independently-Approved Successor. A "Management-Approved Successor" means any individual who is appointed by the Board of Directors to be the permanent Chief Executive Officer on a date which is not more than 120 days after the Vacancy Date in question and who has been approved in writing by Marla Paxson and at least three individuals who are then Senior Executives (as defined below). The "Senior Executives" are James B. Bocock, Dean Goodman, John Jay Hoker and Arthur D. Tek; provided, however, that any one of them shall cease to be a "Senior Executive" if and when he is no longer employed by the Parent (and, if fewer than three of them are employed by the Parent, no individual can become a Management-Approved Successor). An "Independently-Approved Successor" means any individual who is selected by the Board of Directors from a list of the three candidates identified by an Independent Search Firm (as defined below), which three candidates may, but need not, include individuals who are then management employees of the Parent. An "Independent Search Firm" means an independent nationally recognized executive search firm which is experienced in identifying employment candidates in the field(s) of industry in which the Parent is then engaged and which has been approved by a majority (and, in any event, not less than two) of the members of the Board of Directors who are Non-Paxson Directors. "Non-Paxson Directors" means each of the members of the Board of Directors who is not an officer of the Parent or any of its Affiliates.

                 "Survey" shall mean a survey of any owned Mortgaged Real Property (and all improvements thereon): (i) prepared by a surveyor or engineer licensed to perform surveys in the state where such Mortgaged Real Property is located, (ii) dated (or redated) not earlier than three months prior to the date of delivery thereof unless there shall have occurred within three months prior to such date of delivery any exterior construction on the site of such Mortgaged Real Property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, (iii) certified by the surveyor to the Administrative Agent in a manner acceptable to the Requisite Lenders and the Administrative Agent, (iv) locating all improvements, public streets, and recorded easements appurtenant to, or affecting, such Mortgaged Property and (v) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey.

                 "Syndication Date" shall mean the date which is the fifth day after the Initial Funding Date.

                 "Taking" shall have the meaning assigned to that term in each Mortgage.

                 "Tangible Personal Property" shall mean all machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, inventory, spare parts, and other tangible personal property which is used or useful in the conduct of the business or operations of each Station, together with any additions thereto between the date of this Agreement and the applicable Funding Date.

                 "Tax Sharing Agreement" shall mean the Tax Sharing Agreement by and between the Parent and the Borrower dated as of May 17, 1995.

                 "Third-Party Consent" shall mean any material order, consent, approval, license, permit, authorization or validation of, or filing, recording or registration with, or notice to, or exemption or other action by any Person other than any Loan Party or any Governmental Authority.

                 "Title Company" shall mean Lawyers Title Insurance Corporation or such other title insurance or abstract company as shall be designated by the Requisite Lenders.

                 "Total Capitalization" shall mean, for any Person, at any time without duplication, the sum of Consolidated Total Debt of such Person at the time outstanding, plus the total stockholders' equity as shown on a consolidated balance sheet of such Person and its Subsidiaries prepared on a consolidated basis, after due allowance for minority interests; provided, however, that with respect to the Borrower, total stockholders' equity shall at all times be deemed to be not less than $26,550,000.

                 "Total Commitments" shall mean the sum of the Commitments of each of the Lenders.

                 "Total Debt Leverage Ratio" shall mean, at any Determination Date, the ratio of Consolidated Total Debt of the Borrower as of such Determination Date to Adjusted Consolidated EBITDA for the Borrower Test Period in respect of such Determination Date.

                 "Total Unutilized Commitments" shall mean the sum of the total Unutilized Commitment of each of the Lenders.

                 "Total Utilization of Commitments" shall mean, at any date of determination, the aggregate principal amount of all Loans.

                 "Transaction Documents" shall mean the Acquisition Documents, the Contribution Documents, the Credit Documents, the LMA Documents and the Parent Equity Documents; and "Transaction Document" shall mean any of them.

                 "TSCA" shall mean the Toxic Substances Control Act.

                 "Type" shall mean a Base Rate Loan or a LIBOR Loan.

                 "UCC" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

                 "Unutilized Commitment" for any Lender at any time shall mean, from the date of execution and delivery of this Agreement and to the Initial Funding Date, the Initial Commitment of such Lender and, on and after the Initial Funding Date, the unutilized Commitment of such Lender.

                 "Wholly Owned Subsidiary" of any Person shall mean any Subsidiary of such Person, but only if all of the capital stock or other ownership interests in such Subsidiary, other than directors' or nominees' qualifying shares, is owned directly or indirectly by such Person.

                 "Written" or "in writing" shall mean any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

                 (b) In addition, the following terms will have the meanings provided in the Sections set forth opposite such terms:

Defined Term                                                                           Section
------------                                                                           -------
Acquisition Funding Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4.02
Acquisition Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4.02
Additional Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.14
Additional Loan Party . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.18
Additional Loan Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6.18
Affiliate Transaction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.09(a)
Affiliate Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.09(a)
Annual Projected Financial Statements . . . . . . . . . . . . . . . . . . . . . . . .    6.01(m)
Applicable Acquisition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4.02(i)
Applicable Acquisition Documents  . . . . . . . . . . . . . . . . . . . . . . . . . .    4.02(j)
Base Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.11
Commitment Commission . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2.03
Deficiency Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.05
Environmental Authorizations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5.21(a)
Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.08
Effective Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11.10
Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Excess Cash Flow Determination Date . . . . . . . . . . . . . . . . . . . . . . . . .    7.08(iii)
Extension Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1.13
Final Order . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4.01(p)(iii)
Future Acquisition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.17(ii)
Future Acquisitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.17(ii)
GAAP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11.07
Indemnitees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11.01
Infomall Basket . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.08(ii)
Licenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5.15
LMA Exercise Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5.05(a)
Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1.01(a)
Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1.01(a)
Notice of Borrowing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1.03
Notice of Conversion/Continuation . . . . . . . . . . . . . . . . . . . . . . . . . .    1.06
Parent Projected Financial Statements . . . . . . . . . . . . . . . . . . . . . . . .    4.01(d)
PCBs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5.21(d)
Permitted Encumbrances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    7.03
Register  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11.04(f)
 Replaced Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1.14
Replacement Lender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1.14
Revised Projected Financial Statements  . . . . . . . . . . . . . . . . . . . . . . .    6.01(m)
Revolving Note  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1.05(a)
Revolving Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1.05(a)
Scheduled Maturity Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1.13
SEC Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    5.23
Section 8 Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8.04
Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3.05
Three Month Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1.08(b)
Transferee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11.04(e)

                 9.02 Rules of Construction. (a) In this Agreement and each other Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), references to (i) the plural include the singular, the singular the plural and the part the whole; (ii) Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; (iii) agreements (including this Agreement) and other contractual instruments include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments or other modifications thereto are not prohibited by their terms or the terms of any Credit Document; (iv) statutes and related regulations include any amendments of same and any successor statutes and regulations; and (v) time shall be to New York City time. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

                 (b) In this Agreement and each other Credit Document, unless the context clearly requires otherwise (or such other Credit Document clearly provides otherwise), (i) "amend" shall mean "amend, amend and restate, supplement or modify"; and "amended" and "amendment" shall have meanings correlative to the foregoing; (ii) in the computation of periods of time from a specified date to a later specified date, "from" shall mean "from and including"; "to" and "until" shall mean "to but excluding"; and "through" shall mean "to and including"; (iii) "hereof," "herein" and "hereunder" (and similar terms) in this Agreement or any other Credit Document refer to this Agreement or such other Credit Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Credit Document; (iv) "including" (and similar terms) shall mean "including without limitation" (and similarly for similar terms); (v) with respect to the Loan Parties "knowledge" or "aware" shall mean and include (A) the actual knowledge or awareness of the Loan Parties (which shall include the actual knowledge and awareness of the officers and directors of the Loan Parties) and (B) the knowledge or awareness that a prudent business person would have obtained in the conduct of his business after making reasonable inquiry and reasonable diligence with respect to the particular matter in question; (vi) "or" has the inclusive meaning represented by the phrase "and/or"; (vii) "property" and "assets" each shall include all properties and assets of any kind or nature, tangible or intangible, real, personal or mixed, now existing or hereafter acquired; (viii) "satisfactory to" any of the Agents or Lenders shall mean in form, scope and substance and on terms and conditions satisfactory to such Person; and (ix) references to "the date hereof" shall mean the date first set forth above.

                 (c) In this Agreement unless the context clearly requires otherwise, any reference to (i) an Annex, Exhibit or Schedule is to an Annex, Exhibit or Schedule, as the case may be, attached to this Agreement and constituting a part hereof, and (ii) a Section or other subdivision is to a Section or such other subdivision of this Agreement.

                 (d) No doctrine of construction of ambiguities in agreements or instruments against the interests of the party controlling the drafting thereof shall apply to any Credit Document.

                 SECTION 10.  The Agents.

                 10.01 Appointment. (a) Each Lender hereby irrevocably designates and appoints Merrill Lynch as Agent (such term to include, for purposes of this Section 10, the Agent acting in any other representative capacity under any other Credit Document (other than as Administrative Agent or Collateral Agent)) and Canadian Imperial Bank of Commerce, New York Agency, as Administrative Agent (such term to include, for purposes of this Section 10, the Administrative Agent acting as Collateral Agent) of such Lender to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes the Agents to take such action on its behalf under the provisions of the Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Agents by the terms of the Credit Documents, together with such other powers as are reasonably incidental thereto. Each Lender agrees that the rights and remedies granted to the Agents under any Credit Document shall be exercised exclusively by the Agents and that no Lender shall have any right individually to exercise any such right or remedy, except to the extent, if any, expressly provided herein or therein.

                 (b) Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Credit Document:

                   (i) None of the Agents shall have any duties or responsibilities, except those expressly set forth in the Credit Documents, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into any Credit Document or otherwise exist against any of the Agents.

                  (ii) The duties and responsibilities of the Agents under the Credit Documents shall be mechanical and administrative in nature, and none of the Agents shall have a fiduciary or trust relationship with any Lender.

                 (iii) In performing its functions and duties under the Credit Documents, each of the Agents shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Loan Party. The provisions of this Section 10 are solely for the benefit of the Agents and the Lenders, and no Loan Party shall have any rights as a third-party beneficiary of any of the provisions hereof.

                  (iv) Neither the Agent nor the Administrative Agent shall be under any obligation to take any action hereunder or under any other Credit Document if the Agent or the Administrative Agent, as the case may be, believes in good faith that taking such action may conflict with any law or any provision of any Credit Document, or may require the Agent or the Administrative Agent, as the case may be, to qualify to do business in any jurisdiction where it is not then so qualified.

                 10.02 Delegation of Duties. Each of the Agents may execute any of its duties under any Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. All fees and expenses of such agents and attorneys-in-fact shall be paid by the Borrower on demand. None of the Agents shall be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 10.03.

                 10.03 Exculpatory Provisions. None of the Agents or any of their respective officers, directors, employees, representatives, agents, attorneys-in-fact or Affiliates shall be (i) liable for any waiver, consent or approval given or any action taken or omitted to be taken by such Person under or in connection with any Credit Document or be responsible for the consequences of any oversight or error in judgment by such Person whatsoever, except to the extent that such action, omission, oversight or error in judgment is determined by a court of competent jurisdiction in a final non-appealable judgment to have resulted solely from such Person's own gross negligence or bad faith, (ii) responsible in any manner to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Agreement or any other Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by any of the Agents to the Lenders or by or on behalf of any Company or any of their respective officers to any of the Agents or Lenders or (iii) required to inspect the properties, books or records of any Company or otherwise to ascertain, inquire or give any notice as to (A) the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any Credit Document, (B) the business, operations, condition (financial or otherwise) or prospects of any Company or any other Person, (C) the use of the proceeds of the Loans or (D) except to the extent set forth in Section 10.05, the existence or possible existence of any Default or Event of Default.

                 10.04 Reliance by the Agents. Each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Loan Parties), independent accountants and other experts selected by any of the Agents. If any of the Agents requests instructions from the Lenders with respect to any act or omission in connection with any Credit Document, it shall be fully justified in failing or refusing to take any action under any Credit Document unless and until and to the extent it shall have first received instructions from the Requisite Lenders (or from the Applicable Lenders, if such Credit Document so expressly requires) or it shall first be indemnified to its satisfaction from time to time by the Lenders against any and all liability and expense which may be incurred by, imposed on or asserted against it by reason of taking or continuing to take any such action. Each of the Agents shall in all cases be fully protected in acting, or in refraining from acting, under the Credit Documents in accordance with a request (written or oral) of the Requisite Lenders (or of the Applicable Lenders if such Credit Document so expressly requires), and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                 10.05 Notice of Default. None of the Agents shall be deemed to have knowledge of the occurrence of any Default or Event of Default, other than a default in the payment of principal or interest on the Loans hereunder, unless it has actually received written notice from a Lender or any Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent or the Administrative Agent receives such a notice, the Agent or the Administrative Agent, as the case may be, shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Requisite Lenders; provided, however, that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                 10.06 Non-Reliance on the Agents and Other Lenders. Each Lender expressly acknowledges for the benefit of the Borrower and the Agents that none of the Agents or their respective officers, directors, employees, representatives, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by any of the Agents hereinafter taken, including any review of the affairs of any Company, shall be deemed to constitute any representation or warranty by any of the Agents to any Lender. Each Lender represents to each of the Agents that it has, independently and without reliance upon any of the Agents or other Lenders, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Companies and made its own decision to make its Loans hereunder and enter into this Agreement and the other agreements contemplated hereby. Each Lender also represents that it will, independently and without reliance upon any of the Agents or other Lenders, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Companies. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agents hereunder, none of the Agents shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of any Company which may come into the possession of any of the Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates, and none of the Agents shall have any responsibility for the accuracy of or the completeness of the information provided to the Lenders.

                 10.07 Indemnification. Each Lender severally agrees to indemnify each of the Agents in their respective capacities as such or in any other representative capacity under any other Credit Document ratably according to its Commitment, from and against any and all Losses of the Agents resulting from, or arising out of, or in any way related to or by reason of, the execution, delivery, performance, administration or enforcement of any Document, any documents contemplated by or referred to herein or the transactions contemplated hereby or thereby or any action taken or omitted to be taken by the Agents under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not indefeasibly paid by the Loan Parties; provided, however, that no Lender shall be liable to the Agent or the Administrative Agent for the payment of any portion of such Losses to the extent determined by a court of competent jurisdiction in a final non-appealable judgment to have resulted solely from the gross negligence or bad faith of the Agent or the Administrative Agent, as the case may be. If any indemnity furnished to either the Agent or the Administrative Agent for any purpose shall, in the opinion of the Agent or the Administrative Agent, as the case may be, be insufficient or become impaired, the Agent or the Administrative Agent, as the case may be, may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 10.07 shall survive the payment of all Obligations and shall be in addition to and not in lieu of any other indemnification agreements set forth in any Credit Document.

                 10.08 The Agents in Their Respective Individual Capacities. The Agents and their respective Affiliates may make loans to, accept deposits from and generally engage in any kind of banking, trust, financial advisory or other business with any Company or any Affiliate of any Company as though the Agents were not Agents hereunder and may accept fees and other consideration from any Loan Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders. With respect to the Loans made by it and all Obligations owing to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall, unless the context clearly indicates otherwise, include the Agent in its individual capacity.

                 10.09 Resignation by Any of the Agents. Subject to the appointment and acceptance of a successor Agent or Administrative Agent as provided below, the Agent or the Administrative Agent may resign at any time by notifying the Lenders and the Borrower and any of the Agent or the Administrative Agent may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Borrower and the Agents and signed by the Applicable Lenders. Upon any such resignation or notice of removal, the Requisite Lenders, in the case of any resignation and the Applicable Lenders, in the case of any removal, shall have the right to appoint a successor which shall be an incorporated bank or trust company or an Affiliate of any such bank or trust Company, with, so long as no Default or Event of Default shall have occurred and be continuing, the consent of the Borrower (which consent shall not be unreasonably withheld or delayed). If no successor shall have been so appointed and shall have accepted such appointment within 30 days after the retiring or removed Agent or Administrative Agent gives notice of its resignation or receives notice of its renewal, then the retiring or removed Agent or Administrative Agent may, on behalf of the Lenders, appoint a successor agent, so long as no Default or Event of Default shall have occurred and be continuing, with the consent of the Borrower (which consent shall not be unreasonably withheld), which shall be an incorporated bank or trust company or an Affiliate of any such bank or trust company. Upon the acceptance of any appointment as Agent or Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent or Administrative Agent, as the case may be, and the retiring or removed agent shall be discharged from its duties and obligations hereunder. Upon such succession, the term "Agent" or "Administrative Agent," as the case may be, shall include such successor. After any Administrative Agent's resignation or removal hereunder, the provisions of this Section and Section 11.01 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent or Administrative Agent, as the case may be.


                 10.10 Security Documents, Etc. Each Lender hereby authorizes the Collateral Agent to enter into each of the Security Documents on behalf of and for the benefit of such Lender and to take all action contemplated thereby and hereby, including the release from time to time of Collateral secured thereby. Any amendment to any Security Document shall be governed by Section
11.12. The Collateral Agent may assign its rights and obligations as Collateral Agent under any of the Security Documents to which it is a party to any direct or indirect Subsidiary of the Collateral Agent, or to any trustee, which assignee, in each such case, shall be entitled to all the rights of the Collateral Agent under the applicable Security Document and all the rights hereunder of the Agent with respect to the applicable Security Document. The provisions of this Section 10 shall apply to the Collateral Agent under each Security Document (it being understood that references to "this Agreement" or "hereunder" in this Section 10 shall be deemed to be references to the respective Security Document).

                 10.11 Determinations Pursuant to Security Documents. In each circumstance where, under any provision of the applicable Security Document, the Collateral Agent shall have the right to grant or withhold any consent, exercise any remedy, make any determination or direct any action by the Collateral Agent under such Security Document, the Collateral Agent shall act in respect of such consent, exercise of remedies, determination or action, as the case may be, only with the consent of and at the direction of the Requisite Lenders; provided, however, that no such consent of the Requisite Lenders shall be required with respect to any consent, determination or other matter that is, in the Collateral Agent's reasonable judgment, ministerial or administrative in nature; provided, further, however, that the Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any further consent from any Lender, from time to time so long as it is not actually aware of an Event of Default then in existence, to release portions of the Collateral from the security interests and Liens imposed by the applicable Security Documents in connection with any dispositions of such portions of the Collateral permitted by the terms of this Agreement. In each circumstance where any consent of or direction from the Requisite Lenders is required, the Collateral Agent shall, at the sole expense of the Borrower, send to the Lenders a notice setting forth a description in reasonable detail of the matter as to which consent or direction is requested and the Collateral Agent's proposed course of action with respect thereto. In the event the Collateral Agent shall not have received a response from any Lender within three Business Days after the date of such notice, such Lender shall be deemed to have agreed to the course of action proposed by the Collateral Agent.

                 10.12 Payee of Note Treated as Owner. Each of the Borrower and the Agents may deem and treat the payee of any Revolving Note as the owner thereof for all purposes hereof unless and until such Revolving Note has been assigned in accordance with Section 11.04(b). Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Revolving Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Revolving Note or of any Revolving Note or Revolving Notes issued in exchange therefor.

                 SECTION 11.  Miscellaneous.

                 11.01 Payment of Expenses; Indemnification, Etc. The Borrower agrees, whether or not the transactions herein contemplated are consummated:

                 (1) to pay promptly all (i) reasonable out-of-pocket costs, fees and expenses of each of the Agents in connection with the negotiation, preparation, execution, administration and delivery of the Credit Documents and the documents and instruments referred to therein and consummation of the transactions contemplated by the Credit Documents, including audit fees, syndication expenses, both inside allocable and outside counsel fees and disbursements (including the reasonable fees and disbursements of each of Cahill Gordon & Reindel, Edwards & Angell, FCC counsel to the Agents and each other special counsel to the Agents), (ii) reasonable out-of-pocket expenses accrued prior to the Initial Funding Date related to the provision of consulting services by consultants engaged by the Borrower or the Parent at the request of any Agent and approved by the Parent, (iii) reasonable out-of-pocket costs, fees and expenses (including the reasonable fees and disbursements of each of Cahill Gordon & Reindel, Edwards & Angell, FCC counsel to the Agents and each other special counsel to the Agents) of each of the Agents incurred in connection with (I) the creation and perfection of Liens in favor of the Lenders pursuant to any Credit Document, including filing and recording fees and expenses, title insurance, fees and disbursements of counsel (including local and foreign counsel) for providing such opinions as the Requisite Lenders may request and (II) any amendment, waiver or consent relating to any Credit Document, whether or not any such amendment, waiver or consent is executed or becomes effective and (iv) out-of-pocket costs, fees and expenses (including the reasonable fees of each of Cahill Gordon & Reindel, Edwards & Angell, FCC counsel to the Agents and each other special counsel to the Agents) of each of the Agents and each Lender incurred in connection with the enforcement of any Obligations of, or the collection of any payments due from, any Loan Party under the Credit Documents to which it is party by reason of any Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings, or otherwise;

                 (2) to pay, and hold each of the Lenders and Agents harmless from and against, any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each of the Lenders and Agents, harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes; and

                 (3) to indemnify each of the Lenders and Agents and their respective officers, directors, employees, representatives, agents, attorneys-in-fact and Affiliates and each other Person, if any, controlling them or any of their Affiliates within the meaning of
         Section 15 of the Securities Act or Section 20(a) of the Exchange Act (each, an "Indemnitee" and collectively, the "Indemnitees") from and hold each of them harmless against any and all Losses resulting from, arising out of, in any way related to or by reason of,
         (i) the execution, delivery, performance, administration or enforcement of any Transaction Document, (ii) the statements contained in, the financing transactions contemplated by or the use by any Company of the Commitment Letter, the Term Sheet (as defined in the Commitment Letter), the Fee Letters, the Prior Letter Agreements (as defined in the Commitment Letter) or the Prior Term Sheet (as defined in the Commitment Letter), (iii) the Lenders' agreement to make the Loans, (iv) the use or intended use of the proceeds of any Loans hereunder or the use of any Collateral (including the exercise by any of the Agents or Lenders of rights and remedies or any power of attorney with respect thereto and any action or inaction of any of the Agents or Lenders under any Security Document), (v) the consummation of any other transactions contemplated in any Transaction Document (including the Contribution or any Acquisition) or (vi) the performance by the Administrative Agent of its duties under Section 11.04(b); provided, however, that neither the Borrower nor any other Loan Party pursuant to any other Credit Document shall be liable under this Section 11.01(c) to an Indemnitee to the extent any Loss arises from the gross negligence or bad faith of such Indemnitee (treating for this purpose only, any Lender and its officers, directors, employees, representatives, agents, attorneys-in-fact and Affiliates as a single Indemnitee and either of the Agents and its officers, directors, employees, representatives, agents, attorneys-in-fact and Affiliates as a single Indemnitee). Notwithstanding anything to the contrary in the foregoing, it is expressly agreed and understood that the Prior Letter Agreements and the Prior Term Sheet, including the indemnification provisions thereof, and the indemnification provisions of Section 6 of the Commitment Letter have terminated and are null, void and without any effect whatsoever implied or express, and any and all rights to indemnification, if any, by any Indemnitee hereunder shall arise solely under the terms and conditions of this Agreement, it being the intent of the parties that any claim for indemnification by the Indemnitees with respect to any Losses arising out of or in connection with, or relating to the Commitment Letter, Prior Letter Agreements or Prior Term Sheet shall only be an indemnifiable claim under this Agreement to the extent such claim is indemnifiable solely under this Agreement without regard in any way to the existence of, or terms and conditions contained in, Section 6 of the Commitment Letter, the Prior Letter Agreements or the Prior Term Sheet.

                 To the extent that the undertaking to indemnify and hold harmless set forth in this Section 11.01 is unenforceable because it is violative of any law or public policy or otherwise, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all indemnified liabilities incurred by any of the Indemnitees.

                 The Borrower also agrees on its own behalf and on behalf of the other Loan Parties that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) for any Losses to any Loan Party or any Loan Party's security holders or creditors resulting from, arising out of, in any way related to or by reason of, any matter referred to in clauses (i)-(vi) of the first paragraph of this Section 11.01(c), except to the extent that any Loss arises from the gross negligence or bad faith of such Indemnitee.

                 In the event that any Indemnitee is requested or required to appear as a witness in any Proceeding brought by or on behalf of or against the Borrower or the Parent or any Affiliate of the Borrower or the Parent in which such Indemnitee is not named as a defendant, the Borrower agrees to reimburse each Indemnitee for all reasonable out-of-pocket expenses and all reasonable allocable costs of in-house legal counsel incurred by each Indemnitee in connection with such Indemnitee's appearing and preparing to appear as such a witness, including the reasonable fees and disbursements of each Indemnitee's legal counsel.

                 The Borrower agrees on its own behalf and on behalf of each other Loan Party that, without the prior written consent of the Agents and the Requisite Lenders (not to be unreasonably withheld), no Loan Party will settle, compromise or consent to the entry of any judgment in any pending or threatened Proceeding in respect of which indemnification could be sought under the indemnification provisions of this Section 11.01 (whether or not any Indemnitee is an actual or potential party to such Proceeding), unless such settlement, compromise or consent includes an unconditional written release reasonably satisfactory to the Agents and the Requisite Lenders of each Indemnitee from all liability arising out of such Proceeding and does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnitee and does not involve any payment of money or other value by any Indemnitee or any injunctive relief or factual findings or stipulations binding on any Indemnitee.

                 11.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized by the Borrower at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Loan Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other Indebtedness at any time held or owing by such Lender (including by branches and agencies of such Lender wherever located) to or for the credit or the account of any Loan Party against and on account of the Obligations and liabilities of such Loan Party to such Lender under this Agreement or under any other Credit Document, including all interests in Obligations of such Loan Party purchased by such Lender pursuant to Section 11.06(b), and all other claims of any nature or description arising out of or connected with any Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Notwithstanding the foregoing, any Lender exercising any right to setoff hereunder shall promptly thereafter deliver to the Agents and the Borrower a written notice thereof; provided, however, that any failure to deliver such notice shall not, in any event, limit such Lender's or any other Lender's setoff rights hereunder or otherwise.

                 11.03 Notices. (1) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing and mailed, telegraphed, telexed, telecopied, cabled, sent by a nationally recognized express courier or delivered by hand to the addresses set forth on, with respect to the Lenders, Annex II and, with respect to the Agents, Annex I; or, at such other address as shall be designated by any party in a written notice to the other parties hereto as provided in this Section
11.03. All such notices and communications shall be effective at the earliest to occur of receipt, three Business Days after deposit in the United States mail, one Business Day after delivery to a nationally recognized express courier, delivery to a telegraph or cable company and telephone confirmation of receipt of telex or telecopier communication; provided, however, that notices and communications to any of the Agents shall not be effective until actually received by such Agent or Administrative Agent.

                 (2) Any Lender giving any notice to any Loan Party shall simultaneously send a copy thereof to the Agents, and the Administrative Agent shall promptly notify the other Lenders of the receipt by it of any such notice.

                 (3) Each of the Lenders and Agents may rely on any notice (whether or not such notice is made in a manner permitted or required by this Agreement or any other Credit Document) purportedly made by or on behalf of any Loan Party, and none of the Agents or Lenders shall have any duty to verify the identity or authority of any Person giving such notice.

                 11.04  Benefit of Agreement; Assignments; Participations.

                 (1) Benefit. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, all future holders of the Revolving Notes, and their respective successors and assigns; provided, however, that no Loan Party may assign or transfer any of its rights, interests or obligations under any Credit Document without the prior written consent of each Lender except as specifically permitted by any such Credit Document; provided, further, however, that the rights of each Lender to transfer, assign or grant participations in its rights or obligations hereunder shall be limited as set forth below in this Section 11.04.

                 (2) Assignments. Any Lender may at any time assign all or any part of such Lender's Loans, Revolving Notes or Commitments, but only to
(x) its parent company, any Affiliate of such Lender or any other Lender or (y) one or more commercial banks, financial institutions, "accredited investors" or "qualified institutional buyers" (as defined in SEC Regulation D and SEC Rule 144A, respectively); provided, however, that (i) such assignment shall be made pursuant to an Assignment Agreement substantially in the form of Exhibit S and
(ii) in the case of any assignment to a Person specified in clause (y), (A) such assignment shall be made only with the prior written consents of each of the Administrative Agent and the Borrower, which consents shall not be unreasonably withheld or delayed; provided, however, that no consent of the Borrower shall be required if any Default or Event of Default has occurred and is continuing at the time of such assignment, and (B) if such assignment is for less than all of such assigning Lender's remaining rights and obligations under this Agreement and the other Credit Documents, (I) such assigning Lender shall retain, after such assignment, a minimum principal amount of $5,000,000 of the Commitments and (II) such assignment shall be in an aggregate principal amount of not less than $5,000,000 of the Commitments.

                 To effect any assignment pursuant to this Section 11.04(b), the assigning Lender shall deliver to the Administrative Agent and the Borrower, (1) a written notice of assignment in the form of Exhibit T, (2) a copy of any consents required by clause (ii)(A) above, (3) a copy of a properly executed and delivered Assignment Agreement required by clause (i) above and
(4) if the assignee was not a Lender prior to the assignment, a fee of $3,500 in connection with the Administrative Agent's processing and recording of such assignment. Within one Business Day of receiving the foregoing, the Administrative Agent shall record such assignment in the Register and give notice of effectiveness thereof to the Borrower, the Agent and each Lender. The assignment shall be deemed effective at the close of business on the date of such recordation or such later date specified in the Assignment Agreement as the Settlement Date. Upon such effectiveness, the assignee shall become a "Lender" for all purposes of this Agreement and the other Credit Documents and to the extent of such assignment, the assigning Lender shall, except with respect to Sections 10.07 and 11.01 and, with respect only to liabilities thereunder to such Lender that accrued or otherwise arose by reason of circumstances or events prior to such assignment, Sections 1.10,
1.11 and 3.05, relinquish its rights and be relieved of its obligations hereunder with respect to the Commitments, Revolving Notes or Loans being assigned. Prior to such effectiveness, all amounts owing to the assigning Lender with respect to such Loans shall remain owing by the Borrower to such assigning Lender. If requested by the assignee Lender, the Borrower shall, at the sole expense of the Borrower and in exchange for the Revolving Note being assigned, issue one or more new Revolving Notes to the assignee in accordance with the terms of the Revolving Notes being assigned.

                 (3) Participations. Any Lender may at any time transfer, grant or sell participations in all or any part of such Lender's Loans, Revolving Notes or Commitments to any Person; provided, however, that, except as provided in the next sentence, (i) such Lender shall remain a "Lender" for all purposes of this Agreement and the transferee of such participation shall not constitute a Lender hereunder; (ii) the parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Credit Documents; and (iii) no participant (unless and only to the extent such participant is itself a Lender) shall be entitled to require such Lender to take or refrain from taking action under this Agreement or any other Credit Document, except that such Lender may agree with such participant that such Lender will not, without such participant's consent, agree to any amendment or waiver of this Agreement described in
Section 11.12(i)-(ii). Notwithstanding the foregoing, any such participant shall be considered to be a "Lender" for purposes of Sections 1.10, 1.11, 3.05, 11.01, 11.02 and 11.06 with respect to its participation; provided, however, that no participant shall be entitled to receive any greater amount pursuant to
Section 1.10, 1.11 or 3.05 than the transferor Lender would have been entitled to receive in respect of the participation effected by such transferor Lender had no participation occurred.

                 (4)      Assignments to Federal Reserve Bank.  Nothing in this
Section 11.04 shall prevent or prohibit any Lender from pledging its Loans hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

                 (5) Information to Transferees. The Borrower on its own behalf and on behalf of each of its Subsidiaries authorizes each Lender to disclose to any participant or assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning any such Loan Party which has been delivered to such Lender by or on behalf of any such Loan Party pursuant to any Credit Document or which has been delivered to such Lender by any such Loan Party in connection with such Lender's credit evaluation of the Loan Parties prior to entering into this Agreement; provided, however, that any information not publicly available (i.e., through SEC filings, press releases, etc.) shall be deemed to be designated by the Borrower to be material non-public information and such Lender may so disclose such information only if such Transferee or prospective Transferee agrees to hold such information confidential in accordance with the provisions of Section 11.21. In addition, each of the Agents may furnish any information concerning any Loan Party in such Agent's possession to any Affiliate of such Agent. The Borrower shall and shall cause each of its Subsidiaries to assist any Lender in effectuating any assignment or participation pursuant to this Section 11.04 (including during syndication) in whatever manner such Lender reasonably deems necessary, including the participation in meetings with prospective Transferees.

                 (6) Register. The Administrative Agent shall maintain at its address specified in Section 11.03 a copy of each Assignment Agreement delivered to and accepted by it and a register in which it shall record the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Agents and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Loan Parties, the Agent or any Lender at any reasonable time and from to time upon reasonable prior notice.

                 11.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any of the Agents or Lenders in exercising any right, power or privilege under any Credit Document and no course of dealing between any Loan Party and any of the Agents or Lenders shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, or privilege under any Credit

Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege under such Credit Document. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any of the Agents or Lenders would otherwise have. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any of the Agents or Lenders to any other or further action in any circumstances without notice or demand.

                 11.06 Payments Pro Rata; Ratable Sharing. (1) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Loan Party in respect of any Obligations of such Loan Party, it shall distribute such payment to the Lenders based upon their respective Pro Rata Shares, if any, of the Obligations with respect to which such payment was received.

                 (2) Each Lender and each subsequent holder by acceptance of a Revolving Note agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of principal of or interest on the Revolving Notes and amounts payable in respect of Commitment Commissions, equitable adjustment will be made so that, in effect, all such amounts will be shared among the Lenders pro rata based on their respective shares of the Obligations with respect to which such payment was received, whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action or by the enforcement of any or all of the Revolving Notes, (ii) if any of them shall exercise any right of counterclaim, setoff, banker's lien or similar right with respect to amounts owed by any Loan Party hereunder or under the Revolving Notes that Lender or holder, as the case may be, shall apportion the amount recovered as a result of the exercise of such right pro rata in accordance with each Lender's Pro Rata Share, and (iii) if any of them shall thereby through the exercise of any right of counterclaim, setoff, banker's lien or otherwise or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal and interest due with respect to the Revolving Notes held by the Lender or holder, or any other amount payable hereunder which is greater than the proportion received by any other holder of the Revolving Notes in respect of the aggregate amount of principal and interest due with respect to the Revolving Notes held by it or any other amount payable hereunder that Lender or that holder of the Revolving Notes receiving such proportionately greater payments shall (y) notify each other Lender and the Agent of such receipt and (z) purchase for cash, without recourse or warranty, participations (which it shall be deemed to have done simultaneously upon the receipt of such payment) in the Revolving Notes held by the other holders so that all such recoveries of principal and interest with respect to the Revolving Notes shall be proportionate to their respective Pro Rata Shares; provided, however, that if all or part of such proportionately greater payment received by such purchasing holder is thereafter recovered from such holder, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to that holder to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement.

                 11.07 Accounting Principles; Calculations. (1) As used herein, "GAAP" shall mean generally accepted accounting principles in the United States, applied on a basis consistent with the principles used in preparing the Financial Statements of the Parent and its consolidated Subsidiaries as of December 31, 1994 and for the fiscal year then ended.

                 (2) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters shall be made, and all Financial Statements to be delivered pursuant to this Agreement shall be prepared, in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

                 (3) All computations of interest and fees hereunder shall be made on the actual number of days elapsed over a year of 365 days; provided, however, that all computations of interest on LIBOR Loans shall be made on the actual number of days elapsed over a year of 360 days.

                 11.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE. (1) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICT OF LAWS.

                 (2) ANY PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER ON ITS OWN BEHALF AND ON BEHALF OF EACH OTHER MEMBER OF THE BORROWER GROUP HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION

WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT. THE BORROWER ON ITS OWN BEHALF AND ON BEHALF OF EACH OTHER MEMBER OF THE BORROWER GROUP FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE RESPECTIVE MEMBER OF THE BORROWER GROUP AT ITS ADDRESS FOR NOTICES PURSUANT TO SECTION 11.03, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER ON ITS OWN BEHALF AND ON BEHALF OF EACH OTHER MEMBER OF THE BORROWER GROUP DESIGNATES AND APPOINTS CEA, INC. 375 PARK AVENUE, NEW YORK, NEW YORK 10152 AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY THE BORROWER IRREVOCABLY AGREEING IN WRITING TO SERVE, AS ITS AND SUCH LOAN PARTY'S AGENT TO RECEIVE ON SUCH LOAN PARTY'S BEHALF, SERVICE OF ALL PROCESS IN ANY PROCEEDINGS IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE BORROWER ON ITS OWN BEHALF AND ON BEHALF OF EACH OTHER MEMBER OF THE BORROWER GROUP TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE LOAN PARTY SO SERVED AT ITS ADDRESS PROVIDED IN SECTION 11.03 EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY THE BORROWER REFUSES TO RECEIVE AND FORWARD SUCH SERVICE, THE BORROWER HEREBY AGREES ON ITS OWN BEHALF AND ON BEHALF OF EACH OTHER MEMBER OF THE BORROWER GROUP THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY LOAN PARTY IN ANY OTHER JURISDICTION.

                 (3) THE BORROWER ON ITS OWN BEHALF AND ON BEHALF OF EACH OTHER LOAN PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                 11.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same instrument.

                 11.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which the Borrower and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Administrative Agent's Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written, telex or telecopy notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrower, the Parent and each Lender prompt written notice of the Effective Date.

                 11.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                 11.12 Amendment or Waiver. Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be amended, waived, discharged or terminated unless such amendment, waiver, discharge or termination is in writing signed by the Requisite Lenders; provided, however, that no such amendment, waiver, discharge or termination shall, without the prior written consent of each affected Non-Defaulting Lender and the Agents:
(i) extend the scheduled final maturity (which expressly shall not include the exercise of the Extension Option) of any Loan or Revolving Note, or any portion thereof, or reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees or reduce the principal amount thereof, or increase the Commitment of any Lender over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of any Commitment of any Lender); (ii) release all or substantially all of the Collateral or Guarantees (except as expressly permitted by the Credit Documents); (iii) amend or waive any provision of this Section, or
Section 1.10(e), 1.11, 3.05, 10.07, 11.01, 11.02, 11.04, 11.06 or 11.07(c);
(iv) reduce any percentage specified in, or otherwise modify, the definition of Requisite Lenders or Applicable Lenders; or (v) consent to the assignment or transfer by the Borrower or the Parent of any of its rights and obligations under any Credit Document; provided, further, however, that any provision of any Credit Document that, by its express terms, requires the agreement or consent of (A) all Lenders, shall not be amended, waived, discharged or terminated without the prior written consent of all Lenders or (B) the Applicable Lenders, shall not be amended, waived, charged or terminated without the prior written consent of the Applicable Lenders. No provision of Section 10 may be amended without the prior written consent of the Agents. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or consent on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. In the case of any waiver effected in accordance with this Section 11.12, the Loan Parties, the Lenders and the Agents shall be restored to their former position and rights under each Credit Document, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Any amendment, termination, waiver or consent effected in accordance with this Section 11.12 shall be binding upon each holder of the Revolving Notes at the time outstanding, each future holder of the Revolving Notes, and, if signed by the Borrower, on the Borrower and the other Loan Parties.

                 11.13 Survival. All representations and warranties of each Loan Party contained herein or in any other Credit Document or made in connection herewith or therewith shall survive the making of, and shall not be waived by the execution and delivery of, this Agreement or any other Credit Document, any investigation by (or on behalf of) or knowledge of any of the Agents or Lenders, the making of any Loan or any other event or condition whatsoever. All covenants and agreements of each Loan Party contained herein or in any other Credit Document shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until payment in full of all Obligations. Without limitation, all obligations of the Borrower and of the Parent under any Credit Document to make payments to or indemnify any Indemnitee including pursuant to Sections 1.10, 1.11, 3.05 and 11.01, shall survive the payment in full of all Obligations, cancellation of the Revolving Notes, termination of the Borrower's right to borrow, and all other events and conditions whatsoever. In addition, all obligations of each Lender under the Credit Documents to make payments to or indemnify the Agents shall survive the payment in full by the Loan Parties of all Obligations, termination of the Borrower's right to borrow and all other events or conditions whatsoever.

                 11.14 WAIVERS. (1) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER CREDIT DOCUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract, claims, tort claims, breach of duty claims, and all other common law and statutory claims. Each party hereto acknowledges that this waiver is a material inducement to enter into a business relationship, that each has already relied on the waiver in entering into this Agreement, and that each will continue to rely on the waiver in their related future dealings. Each party hereto further warrants and represents that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS OR REPLACEMENTS TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

                 (2) The Borrower, on behalf of itself and each of the other Loan Parties, waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages from any of the Agents or Lenders in any Proceeding in connection with, arising out of, or in any way related to the transactions contemplated herein or in any other Document.

                 (3) The Borrower, on its own behalf and on behalf of each of the other Loan Parties, hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and any requirement that any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any other Loan Party or any other Person or any collateral or other direct or indirect security for any of the Obligations.

                 11.15 Independence of Representations, Warranties and Covenants. The representations, warranties and covenants contained herein shall be independent of each other and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exception be deemed to permit any action or omission that would be in contravention of applicable law.

                 11.16 Severability; Modification to Conform to Law. It is the intention of the parties that this Agreement be enforceable to the fullest extent permissible under applicable law, but that the unenforceability (or modification to conform to such law) of any provision or provisions hereof shall not render unenforceable, or impair, the remainder hereof. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, this Agreement shall, as to such jurisdiction, be deemed amended to modify or delete, as necessary, the offending provision or provisions and to alter the bounds thereof in order to render it or them valid and enforceable to the maximum extent permitted by applicable law, without in any manner affecting the validity or enforceability of such provision or provisions in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

                 11.17 Obligations Several; Independent Nature of Lenders' Rights. The obligation of each Lender hereunder is several, and no Lender shall be responsible for the obligation or commitment of any other Lender hereunder. Nothing contained in this Agreement and no action taken by the Lenders pursuant hereto shall be deemed to constitute the Lenders to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out of this Agreement, and it shall not be necessary for any other Lender to be joined as an additional party in any Proceeding for such purpose. Notwithstanding the foregoing, each Lender agrees that no Lender shall have any right individually to seek to enforce any Security Document or to realize upon the security granted by the Security Documents, it being understood that such rights and remedies may be exercised only by the Collateral Agent for the benefit of the Secured Parties.

                 11.18 Prior Understandings. This Agreement and the other Credit Documents supersede all prior and contemporaneous understandings and agreements, whether written or oral, among the parties hereto relating to the transactions provided for herein and therein, except that the following shall continue to remain in effect: (a) the Commitment Letter (other than (A) the Term Sheet (as defined in the Commitment Letter), (B) the indemnification provisions of Section 6 of the Commitment Letter and (C) the commitments of Merrill Lynch and CIBC Inc. thereunder) and (b) each of the Fee Letters.

                 11.19 Agent's or Lender's Consent. Except in those circumstances as may otherwise be expressly provided for in this Agreement, whenever the consent of any of the Agents or Lenders is required to be obtained under any Credit Document as a condition to any action, inaction, condition or event, such Person shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

                 11.20 Distribution of Documents. Each of the Agents severally agrees (x) to inform the Borrower of all documents and other written materials distributed by it or on its behalf to Lenders (unless such were provided by any Loan Party) and to furnish the Borrower with a copy of the same (unless such were provided by any Loan Party) and (y) promptly to provide to such Lenders any supplement to any such document or other written materials provided by the Borrower to it and identified by the Borrower to it as a supplement to be provided to such Lenders; provided, however, that the foregoing shall not be applicable to any document or other written materials not provided by or on behalf of the Loan Parties and that relate to the rights or remedies of the Lenders or the Agents' and Lenders' plans or proposals with respect thereto or the exercise thereof.

                 11.21 Confidentiality. Each Lender and each Agent agrees to keep all non-public information obtained by it pursuant hereto and the other Credit Documents confidential in accordance with such Lender's or such Agent's customary practice and agrees that it will only use such information in connection with the transactions contemplated by the Credit Documents and not disclose any of such information other than (i) to such Lender's or such Agent's partners, joint venture partners, parent company, employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by the Credit Documents and who are advised of the confidential nature of such information, (ii) to the extent such information presently is or hereafter becomes available to such Lender or such Agent on a non-confidential basis from a source other than any Loan Party, (iii) to the extent disclosure is required by law, regulation or judicial order or requested or required by regulators or auditors or may be necessary in connection with any Proceeding and (iv) as permitted by Section 11.04(e).

                 IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.


                                      PAXSON COMMUNICATIONS TELEVISION, INC.


                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                      MERRILL LYNCH CAPITAL CORPORATION,
                                        as Arranger and Syndication Agent


                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                      CANADIAN IMPERIAL BANK OF COMMERCE,
                                        NEW YORK AGENCY, as Administrative
                                        Agent and Collateral Agent


                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                      MERRILL LYNCH CAPITAL CORPORATION


                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                      CIBC INC.


                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                      BANK OF MONTREAL


                                      By:
                                          -------------------------------------

                                          Name:
                                          Title:
                                      BANQUE PARIBAS


                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                                                         ANNEX I


                                    Annex I


MERRILL LYNCH CAPITAL CORPORATION

Address:      World Financial Center
              c/o Merrill Lynch & Co.
              North Tower - 7th Floor
              250 Vesey Street
              New York, New York 10281-1307

Contact:          Neil Parachini
Telephone:        (212) 449-6228
Telecopier:       (212) 449-3976



CANADIAN IMPERIAL BANK OF COMMERCE,
NEW YORK AGENCY

Address:      425 Lexington Avenue
              New York, New York  10017

Contact:          Lorain Granberg
Telephone:        (212) 856-3630
Telecopier:       (212) 856-3558

Copies to:
Contact:          Loan Syndications
Telephone:        (212) 856-3691
Telecopier:       (212) 856-3763

                                    Annex II


                                                               Commitments
                                                               -----------
MERRILL LYNCH CAPITAL CORPORATION                              $17,500,000

Address:      World Financial Center
              c/o Merrill Lynch & Co.
              North Tower - 7th Floor
              250 Vesey Street
              New York, New York 10281-1307

Contact:          Neil Parachini
Telephone:        (212) 449-6228
Telecopier:       (212) 449-3976


CIBC INC.                                                      $22,500,000

Address:      425 Lexington Avenue
              New York, New York  10017

Contact:          Lorain Granberg
Telephone:        (212) 856-3630
Telecopier:       (212) 856-3558


BANK OF MONTREAL                                               $17,500,000

Address:      430 Park Avenue
              New York, New York  10002

Contact:          Dolores Rivera
Telephone:        (212) 605-1471
Telecopier:       (212) 605-1618 or 605-1525


BANQUE PARIBAS                                                 $17,500,000

Address:      787 7th Avenue
              New York, New York  10019

Contact:          Nicole Cawley
Telephone:        (212) 841-2597
Telecopier:       (212) 841-2369

                                 SCHEDULE 7.03

                         Certain Permitted Encumbrances


                   (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by
         Section 6.04;

                  (ii) Liens in respect of property or assets of any Loan Party imposed by law which (1) were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' Liens and other similar Liens arising In the Ordinary Course, and (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of any Loan Party or (y) are being contested in good faith by appropriate proceedings that have been promptly instituted and diligently pursued, and which proceedings have the effect of staying the forfeiture or sale of the property or asset subject to such Lien or (2) do not relate to material liabilities of any Loan Party and do not in the aggregate materially detract from the value of the property and assets of the Borrower Group taken as a whole;

                 (iii) Liens in connection with any attachment or judgment not constituting an Event of Default under Section 8.07;

                  (iv) Liens (other than Liens imposed by ERISA) incurred or deposits made in the Ordinary Course in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (other than any Lien in respect of the payment for borrowed money or the equivalent);

                   (v) easements, rights of way, restrictions, minor defects or irregularities in title not interfering in any material respect with the ordinary conduct of the business of the Borrower Group incurred In the Ordinary Course and which do not materially impair for its intended purposes the real property (whether owned or leased) to which it relates;

                  (vi) leases or subleases on real property other than Mortgaged Real Property granted to others not interfering in any material respect with the business of any member of the Borrower Group; and

                 (vii) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement.